As Filed with the Securities and Exchange Commission on December 10, 2010
Registration No. 333-169701

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-1/A

REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

DESERT HAWK GOLD CORP.
(Exact name of Registrant as Specified in Its Charter)

Nevada	1040	82-0230997
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

7723 North Morton Street
Spokane, WA   99208
 (509) 434-8161
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert E. Jorgensen, CEO
8921 N. Indian Trail Road, #288
Spokane, WA   99208
 (509) 434-8161
(Name, address, including zip code, and telephone number
including area code, of agent for service)

Copies to:
Ronald N. Vance, P.C.
Attorney at Law
1656 Reunion Avenue
Suite 250
South Jordan, UT  84095
(801) 446-8802
(801) 446-8803 (fax)

Approximate date of commencement of proposed sale to the public:  From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):
Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $.001 par value	7,369,038		$0.70	$5,158,327	$367.79
Common Stock, $.001 par value	1,437,050	(2)(3)	$0.70	$1,005,935	$71.72
TOTAL	8,806,088			$6,164,262	$439.51

(1) Estimated pursuant to Rule 457 solely for the purpose of calculating the amount of the registration fee. The selling stockholders will offer to sell the shares of common stock covered by this prospectus at $0.70 per share until our shares of common stock are quoted on the OTC Bulletin Board, or listed for trading or quoted on any other exchange, and thereafter at prices determined at the time of sale by the selling stockholders.

(2) Represents the number of shares of our common stock issuable upon the conversion of Series A Preferred Stock issued to DMRJ Group I, LLC on July 14, 2010, based on a conversion price of $0.70 per share.

(3) We are registering 150% of the number of shares presently issuable upon conversion of the Series A Preferred Stock issued to DMRJ Group I, LLC on July 14, 2010, representing our good faith estimate of the number of shares that may become issuable in the future as a result of conversion price adjustments. The conversion price of the Series A Preferred Stock is subject to adjustment in the event of issuance of common stock at an issue price less than the conversion price at the time of the issuance. If the number of shares issuable upon conversion of the shares of Series A Preferred Stock exceeds the registered amount, we will not rely on Rule 416 to cover the additional shares, but will instead file a new registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus

Subject to Completion, dated December 10, 2010

Desert Hawk Gold Corp.

8,327,071 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders of up to 7,369,038 shares of our common stock, including 5,997,610 outstanding shares and up to 1,371,428 shares issuable upon conversion of outstanding promissory notes or payment of penalties on the promissory notes.  The shares being offered also include 958,033 shares reserved for issuance upon conversion of our Series A Preferred Stock. The selling stockholders, or their pledgees, donees, transferees or other successors-in-interest, may offer the shares of our common stock for resale in the over-the-counter market, in isolated transactions, or in a combination of such methods of sale.  The selling shareholders will set a price of $0.70 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  There will be no underwriter’s discounts or commissions, except for the charges to a selling stockholder for sales through a broker-dealer.  All net proceeds from a sale will go to the selling stockholder and not to us.  We will pay the expenses of registering these shares.

There is currently no public market for our common stock.   Our stock is not quoted on the Pink Sheets or the OTC Bulletin Board and is not listed on any exchange.

Investing in our stock involves risks.  You should carefully consider the Risk Factors beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus.  Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________, 2010

TABLE OF CONTENTS

Page

PROSPECTUS SUMMARY	1

RISK FACTORS	2

USE OF PROCEEDS	11

MARKET FOR OUR COMMON STOCK	12

FORWARD-LOOKING STATEMENTS	11

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	14

BUSINESS AND PROPERTIES	20

LEGAL PROCEEDINGS	36

MANAGEMENT	36

EXECUTIVE COMPENSATION	41

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	45

SELLING STOCKHOLDERS	44

DESCRIPTION OF COMMON STOCK	47

PLAN OF DISTRIBUTION	49

LEGAL MATTERS	51

EXPERTS	51

ADDITIONAL INFORMATION	52

We have not authorized anyone to provide you with information different from that contained in this prospectus.  The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

Unless otherwise indicated, any reference to Desert Hawk, or as “we”, “us”, or “our” refers to Desert Hawk Gold Corp. and/or its wholly owned subsidiary, Blue Fin Capital, Inc.

ii

PROSPECTUS SUMMARY

The following summary highlights material information contained in this prospectus.  This summary does not contain all the information you should consider before investing in the securities.  Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements.

Desert Hawk Gold Corp.

Desert Hawk Gold Corp. is an exploration stage company which holds mining claims in Utah and Arizona.  Through two lease agreements which encompass all of the Utah claims, we intend to conduct exploration and pilot activities on claims located in the Gold Hill Mining District in Tooele County, Utah.  Within this mining district we hold leasehold interests in 334 unpatented load and placer mining claims, including an unpatented mill site claim, 42 patented claims, and five Utah state mineral leases located on state trust lands, covering approximately 33 square miles.  We also hold eight unpatented lode mining claims in Yavapai County, Arizona, on which we have no current plans to conduct exploration.  Our primary focus will be in the Gold Hill Mining District and we intend to concentrate our activities on the Yellow Hammer lode claims, located on four of the patented claims, seven of the unpatented Kiewit lode claims, and the pilot mill located on the Cactus Mill unpatented mill site.  We intend to maintain our leasehold interest in the additional mining claims and leases in this district for future exploration, if warranted, but we have no current plans to conduct exploration on these additional claims and leases.  We have not identified any proven or probable reserves on any of our mining claims or leases.

We were originally incorporated in the State of Idaho on November 5, 1957, under the name of Lucky Joe Mining Company.  For several years the company bought and sold mining leases and claims, but in 1995 we ceased all principal business operations.  In 2001 control of the company was acquired by Robert E. Jorgensen, John Ryan, and Howard M. Crosby, who purchased a controlling number of shares and assumed management of the company for the purpose of reengaging in mining operations.  Mr. Jorgensen acquired principal stock and management control of the company from Messrs Ryan and Crosby in January 2006.  In 2008 we changed the domicile of the company from the State of Idaho to the State of Nevada by merging the Idaho corporation into a newly formed Nevada corporation which was incorporated on July 17, 2008.  Following the change of domicile, on April 3, 2009, we changed the name of the company to Desert Hawk Gold Corp.  We have one subsidiary, Blue Fin Capital, Inc., which is wholly owned by us and which holds the Arizona mining claims.

In April 2009, we affected a one-for-twelve reverse split of our issued and outstanding shares of common stock. Unless otherwise indicated, all references herein to shares outstanding and share issuances have been adjusted to give effect to this stock split.

On July 14, 2010, we entered into an Investment Agreement, which was amended on November 8, 2010 (which we refer to throughout this document as the Investment Agreement) with DMRJ Group I, LLC (which we refer to as DMRJ Group).  Under the terms of the Investment Agreement, we may borrow up to $6,500,000 to fund our mining activities in the Gold Hill Mining District.  We also issued 958,033 shares of our Series A Preferred Stock to the DMRJ Group as additional consideration for entering into the Investment Agreement with us.  For a discussion of the terms of the Investment Agreement, see the section heading “Business and Properties – DMRJ Group Investment Agreement” below.

In fall 2009 we completed 116 drill holes on the Yellow Hammer claims ranging in depth from 16 to 72 feet, totaling approximately 6,000 feet of drilling.  In fall of 2010 we completed the rebuild of the pilot mill on the Cactus Mill site.

Historically, we have generated no revenues from operations, have experienced losses since inception of our current exploration stage on May 1, 2009, and currently rely upon the funds from DMRJ Group to fund our planned exploration activities.  As of December 7, 2010, our cash position was approximately $260,000 and we had received loan advances from DMRJ Group of $2,000,000, plus $313,235 for prepaid interest.  Over the next 12 months we have the following principal objectives:  to continue processing activities at our pilot plant on the Cactus Mill site using mineralized material extracted from the Yellow Hammer claims; to amend our permitted activities at the Cactus Mill property to include a heap leach facility to process material from the Yellow Hammer claims; and to continue the application process for a large mining operations permit for conducting exploration activities on the Kiewit claims and for constructing and operating a heap leach facility near the claims.  We believe that through the financing with DMRJ Group we have sufficient funds available to commence the extraction and processing of mineralized material on the Yellow Hammer project, complete the amendment process for the Cactus Mill leach pad and complete the permitting process for the Kiewit project, including construction of a heap leach facility.  However, the repayment of debt and continued operations beyond this initial stage is dependent upon generating revenue from the processing of mineralized material from the Yellow Hammer claims at the Cactus Mill pilot plant.

Through this prospectus, certain selling stockholders are offering up to 8,327,071 shares of our common stock.  Approximately 1,440,000 of these shares were purchased at $0.70 per share in two non-public offerings sold in 2009 and 2010.  Another 289,584 of these shares were sold at $0.05 per share in a non-public offering in 2008.  Also, 2,713,636 of these shares were issued by us in exchange for the outstanding stock of Blue Fin Capital, Inc. in December 2009.  Approximately 1,254,390 of these shares were issued to the selling stockholders for services preformed for us.  Finally, 300,000 of the shares were issued as bonuses to two parties in connection with loans of $600,000 to us and approximately 1,071,428 shares are issuable upon conversion of these loans and 300,000 are issuable as penalty shares if we fail to repay the loan when due.  In addition, we are registering for resale 958,033 shares issuable upon conversion of our outstanding shares of Series A Preferred Stock.

Our principal executive offices are located at 7723 North Morton Street, Spokane, WA 99208.  We maintain a mailing address for our company at 8921 N. Indian Trail Road, #288, Spokane, WA   99208.  Our telephone number is (509) 434-8161.  We do not maintain a company website.

The Offering

Common stock offered by selling stockholders:
Up to 5,997,610 outstanding shares of common stock and up to 1,371,428 shares issuable upon conversion of or penalty payments under outstanding promissory notes.

Up to 958,033 shares of common stock underlying Series A Preferred Stock

Offering Price:	All shares offered by means of this prospectus will be sold at $0.70 per share until the common stock is quoted on the OTC Bulletin Board and thereafter at prevailing market prices.
Common stock outstanding: Before offering After offering

7,586,411
9,915,872 (assuming issuance of 1,371,428 shares upon conversion of our outstanding promissory notes and payment of penalty shares on the promissory notes and issuance of 958,033 shares upon conversion of the outstanding shares of preferred stock)

Use of proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

RISK FACTORS

Investment in our common stock has a high degree of risk.  Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus.  If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our common stock could go down.  This means you could lose all or a part of your investment.

Risks Related to Our Company and its Business

If we fail to repay the loan advances from DMRJ Group in a timely manner or otherwise breach our agreement with this lender, we would likely lose our interest in our mining leases and other assets.

Our loan advances from DMRJ Group under the Investment Agreement are secured by all of our assets, including our mining leases and equipment.  Each separate loan advance to us pursuant to the Investment Agreement provides for a specific repayment date of principal and, to the extent interest on the loan is not prepaid at the time of the particular loan advance, we have monthly obligations to pay interest on the amount borrowed after the first year of the loan advance.  Repayment of loan advances made for our Yellow Hammer claims commences in March 2011 and advances made for the Kiewit property must be repaid commencing seven months after the first advance.  All outstanding balances on any other advances are due upon maturity, which is July 13, 2012.  The Investment Agreement also contains numerous affirmative and negative covenants which require us to perform certain obligations or refrain from certain actions so long as any amounts are owed to DMRJ Group under the Investment Agreement.  If we fail to meet all of our covenants under the agreement or if we fail to make any required payment of principal or interest when due, it is likely that DMRJ Group would call the full amount of the outstanding balances on our loans immediately due.  If we are unable to repay the outstanding balances at this time, we anticipate that DMRJ Group would foreclose on its security interest and would likely take control of or liquidate our mining leases and other assets.  Because the Investment Agreement limits our ability to raise outside funds during the effective period of the Investment Agreement, it is unlikely that we would be able to obtain alternate financing to satisfy the obligations owed to DMRJ Group in the event of foreclosure.  If we lose our mining leases and other assets to DMRJ Group in foreclosure, we would not be able to continue our business operations as currently planned and you would lose your entire investment in our common stock.

Because of our historic losses from operations since the inception of our exploration stage on May 1, 2009, there is substantial doubt about our ability to continue as a going concern.

Our auditor’s report on our 2009 consolidated financial statements includes an additional explanatory paragraph that states that our recurring losses from operations raise substantial doubt about our ability to continue as a going concern.  These consolidated financial statements for the year ended December 31, 2009, were prepared on the basis that our company is a going concern, which contemplates the realization of its assets and the settlement of its liabilities in the normal course of operations.  Our ability to continue as a going concern is uncertain and dependent upon continuing to obtain the financing necessary to meet our financial commitments and to complete the exploration of our mining properties and/or realizing proceeds from the sale of mineralized material from the properties.  Our continuation as a going concern is primarily dependent upon the continued financing from DMRJ Group under the Investment Agreement and the attainment of profitable operations.  As at September 30, 2010, we had cash and cash equivalents of $409,700, negative working capital of ($511,245), and accumulated losses of $2,968,087 since inception of our current exploration stage.  These factors raise substantial doubt regarding our ability to continue as a going concern.  Neither our 2009 audited financial statements nor our interim unaudited financial statements for the nine months ended September 30, 2010, include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should we be unable to continue as a going concern.

If we fail to meet certain milestones in our funding agreement with DMRJ Group, we will not have access to the full amount of the funds available under this arrangement, which could materially hamper our ability to continue our planned operations.

Management anticipates that the minimum cash requirements to fund our proposed exploration program can only be met through our financing arrangement with DMRJ Group.  In order to continue to borrow funds under our Investment Agreement with DMRJ Group, we are required to meet certain milestones in our operations.  For the final two $500,000 advances related to the Yellow Hammer project, we must have commenced mining of copper from the property.  For advances on the Kiewit project we must have obtained and be in compliance with all environmental and mining permits for the project and have paid our initial Yellow Hammer advance repayment amount for the month of February 2011.  This repayment amount is $511,616.  If we fail to meet these milestones, these funds will not be available to us and we have no other source for funding to continue our planned activities.

If we are unable to generate revenue from the sale of mineralized material from the Yellow Hammer claims, we will likely not be able to continue our operations.

We have no history of producing metals from any of our properties.  Our properties are all exploration stage properties in various stages of exploration and we have no proven or probable reserves on any of these properties. The first phase of our business plan is to process mineralized material from the Yellow Hammer claims at the pilot plant and sell any concentrate produced by us from the Cactus Mill pilot plant.  We have not completed any feasibility study of the Yellow Hammer claims and there are no known or established commercially minable deposit for extraction on these claims and no known mineral deposit which could be economically extracted.  We also have no firm off-take agreements for any concentrate produced by us.  If the mineralized material from the Yellow Hammer claims fails to produce concentrate that can be sold at a profit for a sufficient period to repay our outstanding debt to DMRJ Group and others, it is unlikely that we would be able to continue any operations or explore our other mining properties and it is probable that our proposed business would fail.

We have a history of losses and are dependent upon revenue from our planned operations through our Cactus Mill pilot plant to continue our proposed operations.

In the fiscal year ended December 31, 2009, we had net losses of $518,219.  For the nine months ended September 30, 2010, we had comprehensive losses of $2,482,403.  Since the commencement of our exploration stage on May 1, 2009, we have experienced accumulated losses of $2,968,087.  We have not commenced commercial production on any of our mineral properties.  We have no revenues from operations and anticipate we will have no operating revenues until we commence mineralized material processing operations on one or more of our properties.  All of our properties are in the exploration stage, and we have no known mineral reserves on our properties. Even if we generate revenue from mineralized material on the Yellow Hammer or other claims, we may not achieve or sustain profitability in the future.  If we do not begin to generate revenues before our current cash resources expire, we will either have to suspend or cease operations, in which case you will lose your investment.

Although we intend to commence the processing of mineralized material from the Yellow Hammer claims, we do not have any proven or probable reserves on this site.  As a result we may not be able to locate mineral deposits or reserves on this site which could be economically and legally extracted or produced.

Our first phase of proposed operations includes processing mineralized material from our Yellow Hammer claims at our pilot plant on our Cactus Hill property.  Nevertheless, we have not identified any proven or probable reserves on these claims which makes these extraction operations on them very speculative.  If we are not able to quickly locate mineralized material which can be economically extracted and produced, the funds we spend on these claims may be lost which could have a material negative impact on our ability to continue operations.

Changes in the market prices of copper, gold and other metals, which in the past have fluctuated widely, will affect the profitability of our proposed operations and financial condition.

Our potential profitability and long-term viability depend, in large part, upon the market price of copper, gold and other metals and minerals which may be extracted from our mining claims and leases.  The market price of copper, gold and other metals is volatile and is impacted by numerous factors beyond our control, including:
•	expectations with respect to the rate of inflation;
•	the relative strength of the U.S. dollar and certain other currencies;
•	interest rates;
•	global or regional political or economic conditions;
•	supply and demand for jewelry and industrial products containing metals; and
•	sales by central banks and other holders, speculators and producers of gold and other metals in response to any of the above factors.

We cannot predict the effect of these factors on metal prices.  In particular, gold and copper prices have fluctuated during the last several years.  The price of copper (London Fix) has ranged from approximately $1.50 to approximately $3.25 per ounce during calendar 2009, closing at approximately $3.25 on December 30, 2009; from approximately $2.78 to approximately $3.75 per ounce during the first three calendar quarters of 2010 to close on September 30, 2010, at approximately $3.75 per ounce.  The price of gold (London Fix) has ranged from $810 to $1,212 per ounce during calendar 2009, closing at $1,087 on December 30, 2009; from $1,052 to $1,259 per ounce during the first three calendar quarters of 2010 to close on September 30, 2010, at $1,307 per ounce.  A decrease in the market price of copper, gold and other metals could affect the commercial viability of our properties and our anticipated exploration of such properties in the future.  Lower copper or gold prices could also adversely affect our ability to finance exploration of our properties.

In addition, the makeup of gold investors and users has changed significantly which has affected the price of gold in particular in recent years.  Historically, the demand for gold was driven by the needs of jewelers, dentists and electronics manufacturers who used gold in their businesses.  In 1998 investors in gold accounted for only 6.9% of demand.  During 2009 they accounted for 39% and in the second quarter of 2010, they accounted for 51%.  During the first quarter of 2009, when the stock market was at its lowest, investors accounted for 60% of the demand for gold.  This shift in demand for gold could mean that positive changes in the macro-economy could lead investors to sell gold in large quantities, which could result in dramatically decreased demand and lower prices for gold.  These lower prices could have a negative impact on our proposed business.

We have significant cash commitments under our lease agreements and if we fail to meet these obligations, we could lose our right to conduct mining activities on these claims.

Under our current lease agreements for our claims in the Gold Hill Mining District, we are obligated to commence operations of the claims within three years and pay annual maintenance costs on the claims.  The annual claim maintenance costs, including annual maintenance fees payable to the BLM for the unpatented claims, the annual state trust lands mineral lease fees, and property tax payments are substantial.  For 2010 and following years we are responsible for these costs.  If we fail to make these maintenance, tax and other payments, we may lose the right to continue mining activities on the claims.  In addition, pursuant to the terms of our lease agreements, if we fail to commence commercial scale operations on certain of the claims prior to July 2012, we will be required to pay $50,000 for an annual holding fee to retain rights to these claims.  We have paid the 2010 maintenance costs in the aggregate amount of $46,760 for the unpatented claims in the Gold Hill Mining District.  We also paid $1,053 for the 2010 mineral lease fees on two of the Utah mineral leases and anticipate paying fees of approximately $4,637 on the remaining state leases in December 2010.  We also anticipate paying approximately $6,500 for 2010 property taxes on the Utah patented claims.  We anticipate that future annual fees will be comparable, and if we are unable to pay these fees from DMRJ Group loan advances or revenue generated from our extraction activities in the future, we would lose our interest in all of our claims and leases.

We may not be able to obtain all required permits and licenses to commence exploration activities on our properties, or the permitting process could be delayed, which could cause delays in our proposed plan of operations or increase the cost of those planned operations.

Our current proposed and future operations, including the initial extraction and processing of mineralized material from our Yellow Hammer claims, require permits from governmental authorities and such operations are and will be governed by laws and regulations governing exploration, taxes, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters.  Companies engaged in exploration of mining properties and related facilities generally experience increased costs, and delays in these activities and other schedules as a result of the need to comply with applicable laws, regulations and permits.  Our current Small Mining Operations Permit for the Yellow Hammer claims is limited to operations in an area within five acres.  Management anticipates that this permit will be sufficient for planned extraction activities on the Yellow Hammer claims for only one to three years and would not permit commencement of operations on the Kiewit claims.  We do not have in place the necessary permits to commence operations on the Kiewit claims.  A Large Mining Operations Permit for the Kiewit claims will require an extensive environmental assessment or preparation of a Plan of Operation.  We have a permit to operate our proposed pilot plant on the Cactus Mill property, but do not have the required permits to add a planned heap leach facility near this property or for the Kiewit claims.  We cannot predict if all permits which may be required for continued exploration activities or construction of facilities will be obtainable on reasonable terms or within the periods planned by us.  Costs related to applying for and obtaining permits and licenses may be prohibitive and could delay our planned exploration activities.  Failure to comply with applicable laws, regulations and permitting requirements may result in enforcement actions, including orders issued by regulatory or judicial authorities causing operations to cease or be curtailed, and may include corrective measures requiring capital expenditures, installation of additional equipment, or remedial actions.

Our activities are subject to environmental laws and regulations that may increase our costs of doing business and restrict our planned mineral extraction and processing activities.

All phases of our planned mineral extraction and processing activities are subject to environmental regulation in the jurisdictions in which we operate, in particular Tooele County, Utah.  Environmental legislation is evolving in a manner which will require stricter standards and enforcement, increased fines and penalties for non-compliance, more stringent environmental assessments of proposed projects and a heightened degree of responsibility for companies and their officers, directors and employees.  These laws address emissions into the air, discharges into water, management of waste, management of hazardous substances, protection of natural resources, antiquities and endangered species and reclamation of lands disturbed by mining operations.  A Large Mining Operations Permit for our Kiewit claims will also require an extensive environmental assessment or preparation of a Plan of Operation.  Compliance with environmental laws and regulations and future changes in these laws and regulations may require significant capital outlays and may cause material changes or delays in our operations and future activities.  It is possible that future changes in these laws or regulations could have a significant adverse impact on our properties or some portion of our business, causing us to re-evaluate those activities at that time.

Land reclamation requirements for our properties may be burdensome and expensive.

In addition to the current reclamation bonds posted by us, we will likely have additional reclamation requirements associated with our Large Mining Operations Permit for which we have applied for the Kiewit claims.  Reclamation requirements by governmental authorities are generally imposed on mineral exploration companies (as well as companies with mining operations) in order to minimize long-term effects of land disturbance. Reclamation may include requirements to control dispersion of potentially deleterious effluents and reasonably re-establish pre-disturbance land forms and vegetation. In order to carry out reclamation obligations imposed on us in connection with our potential exploration activities, we must allocate financial resources that might otherwise be spent on further exploration programs.  If we are required to carry out unanticipated reclamation work, our financial position could be adversely affected.

We are dependent upon the services of our President to provide the principal mining expertise for our proposed exploration activities.  The loss of Mr. Havenstrite could delay our business plan or increase the costs associated with our plan.

Other than our President, Rick Havenstrite, our officers and directors have no professional accreditation or formal training in the business of mineral exploration.  With no direct training or experience these other members of our management team may not be fully aware of many of the specific requirements related to working within this industry.  Decisions so made without this knowledge may not take into account standard engineering management approaches that experienced exploration corporations commonly make.  Consequently, our business, earnings and ultimate financial success could suffer irreparable harm as a result of management’s lack of experience in the industry.  The loss of our President could adversely affect our business.  We have an employment agreement with Mr. Havenstrite for an initial period of four years until 2014.  However, we do not maintain key-man insurance on Mr. Havenstrite.  We may not be able to hire and retain personnel in the future, or the cost to retain replacement personnel may be excessive, in the event Mr. Havenstrite becomes unavailable for any reason.

Title to our properties may be subject to other claims, which could affect our property rights and claims.

There are risks that title to our properties may be challenged or impugned.  Our principal properties are located in Utah and may be subject to prior unrecorded transfer agreements and royalty rights and title may be affected by other undetected defects.  There may be valid challenges to the title of our properties which, if successful, could impair exploration operations on the claims.  This is particularly the case in respect of our properties through which we hold our interest solely pursuant to leases with the claim holders, as such interests are substantially based on contract as opposed to a direct interest in the property.

Several of the mineral rights to our properties consist of unpatented mining claims created and maintained in accordance with the U.S. General Mining Law.  Unpatented mining claims are unique property interests, and are generally considered to be subject to greater title risk than other real property interests because the validity of unpatented mining claims is often uncertain.  This uncertainty arises, in part, out of the complex federal and state laws and regulations under the U.S. General Mining Law, including the requirement of a proper physical discovery of valuable minerals within the boundaries of each claim and proper compliance with physical staking requirements.  Also, unpatented mining claims are always subject to possible challenges by third parties or validity contests by the federal government.  The validity of an unpatented mining or mill site claim, in terms of both its location and its maintenance, is dependent on strict compliance with a complex body of federal and state statutory and decisional law.  In addition, there are few public records that definitively determine the issues of validity and ownership of unpatented mining claims.  Should the federal government impose a royalty or additional tax burdens on the properties that lie within public lands, the resulting mining operations could be seriously impacted, depending upon the type and amount of the burden.

We do not maintain insurance with respect to certain high-risk activities, which exposes us to significant risk of loss.

Mining operations generally involve a high degree of risk.  Hazards such as unusual or unexpected formations or other conditions are often encountered.  We may become subject to liability for pollution or hazards against which we cannot insure or against which we cannot maintain insurance at commercially reasonable premiums.  Any significant claim would have a material adverse effect on our financial position and prospects.   We are not currently covered by any form of environmental liability insurance, since insurance against such risks, including liability for pollution, is prohibitively expensive.  We may have to suspend operations or take interim cost compliance measures if we are unable to fully fund the cost of remedying an environmental problem, if any of these uninsured events were to occur.

A shortage of equipment and supplies could adversely affect our ability to operate our business.

We are dependent on various supplies and equipment to carry out our exploration activities.  These include crushing services for mineralized material from our Yellow Hammer claims, road grading services, chemicals and maintenance equipment for our pilot plant, and parts and supplies for our extraction and hauling equipment.  We have no long-term agreements to provide these supplies or services.  The shortage of such supplies, equipment and parts could have a material adverse effect on our ability to carry out our operations and therefore limit or increase the cost of our exploration activities.

Increased competition could adversely affect our ability to attract necessary capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

The mining industry is intensely competitive.  Significant competition exists for the acquisition of properties producing or capable of producing gold or other metals.  We may be at a competitive disadvantage in acquiring additional mining properties even in the Gold Hill Mining District because we must compete with other individuals and companies, many of which have greater financial resources, operational experience and technical capabilities than we have.  We may also encounter increasing competition from other mining companies in our efforts to hire experienced mining professionals.  Competition for exploration resources at all levels is currently very intense, particularly affecting the availability of manpower, drill rigs, mining equipment and production equipment.  Increased competition could adversely affect our ability to attract future capital funding or acquire suitable producing properties or prospects for mineral exploration in the future.

We compete with larger, better capitalized competitors in the mining industry.

The mining industry is competitive in all of its phases, including financing, technical resources, personnel and property acquisition.  It requires significant capital, technical resources, personnel and operational experience to effectively compete in the mining industry.  Because of the high costs associated with exploration, the expertise required to analyze a project’s potential and the capital required to explore a mine, larger companies with significant resources may have a competitive advantage over us.  We face strong competition from other mining companies, in particular Rio Tinto which operates a large copper mine in the area, some with greater financial resources, operational experience and technical capabilities than we have.  As a result of this competition, we may be unable to maintain or acquire future financing, personnel, technical resources or attractive mining properties on terms we consider acceptable or at all.

Increased commodity and labor costs could affect our financial condition.

We anticipate that costs at our Gold Hill projects will frequently be subject to variation from one year to the next due to a number of factors, such as changing grades of mineralized material, metallurgy and revisions to mine plans, if any, in response to the physical shape and location of the mineral body.  In addition, costs are affected by the price of commodities such as fuel, chemicals and electricity as well as labor costs.  Such commodities are at times subject to volatile price movements, including increases that could make exploration activities at certain operations less profitable.  We do not have firm contracts or commitments for the commodities or all labor in connection with the exploration or extraction activities on the mining claims.  A material increase in these costs could have a significant effect on our cost of operations and potential profitability.

Transportation difficulties and weather interruptions may affect and delay proposed activities and could impact our proposed business.

Our mining properties are accessible by road and there are no other means of transportation available such as rail or navigable water ways.  The climate in the area is hot and dry in the summer but cold and subject to snow in the winter, which could at times hamper accessibility depending on the winter season precipitation levels.  Significant snowfall could make accessing our properties difficult or impossible by truck.  As a result, our exploration plans could be delayed for certain periods each year. These delays could affect our ability to process and transport mineralized material from the claims to the pilot plant which could have a material impact on our ability to generate revenue.

Our directors and officers may have conflicts of interest as a result of their relationships with other companies.

Certain of our officers and directors are also directors, officers or shareholders of other companies that are similarly engaged in the business of acquiring, exploring and exploiting mining properties.  For example, John Ryan, one of our directors, also serves as a director for Gold Crest Mines, Inc., Trend Mining Company, Lucky Friday Extension Mining Company, Inc., Mineral Mountain Mining and Milling Company, Tintic Standard Gold Mines, Inc., Consolidated Goldfields, Inc., and Silver Verde May Mining Company, Inc.  Consequently, there is a possibility that our directors and/or officers may be in a position of conflict in the future.  In addition, our President, Rick Havenstrite, dedicates part of his time to operating his overhead door business in Reno, Nevada, which means that he is not able to devote all of his business time to our company.

We do not have water currently available in sufficient quantity to operate our planned leaching facility near the Kiewit claims, and if we are unable to produce sufficient water, we may not be able to commence planned activities on these claims.

The Kiewit claims are located in an arid high desert climate with no other water source than may be provided through a well.  We have not tested the area near the claims for the proposed well or any other water source sufficient to operate the planned Kiewit leaching facility.  In addition, if the water table for the planned well is deeper than we estimate, the cost of constructing and maintaining the well may increase.  If we are unable to locate a suitable water source by means of the proposed well or otherwise, we may not be able to proceed with our proposed activities on the Kiewit claims, which could also affect our ability to secure necessary operating permits for the leaching facility and future loan advances from DMRJ.

Risks Related to Our Common Stock

There is currently no public trading market for our common stock which means that you may be required to hold your shares in our company for an indefinite period.

Our common stock is not quoted on either the OTC Bulletin Board or the Pink Sheets and is not listed on any exchange.  Until the common stock is quoted on an electronic quotation service or listed on an exchange, it is unlikely that any public market for the common stock will be established.  It is unlikely that our company would qualify for listing on a stock exchange in the near future, if ever.  Application for quotation on an electronic quotation service requires finding a market maker willing to make the application.  The application process entails review by FINRA, the self-regulated industry processer of these applications, and may take several months.  The application process cannot commence until the registration of which this prospectus is a part is declared effective by the Securities and Exchange Commission.  We have not identified any broker-dealers who may be willing to make application on our behalf.

Because our shares are designated as Penny Stock, broker-dealers will be less likely to trade in our stock in the future due to, among other items, the requirements for broker-dealers to disclose to investors the risks inherent in penny stocks and to make a determination that the investment is suitable for the purchaser.

Our shares are designated as “penny stock” as defined in Rule 3a51-1 promulgated under the Exchange Act and thus, if a public market for the stock develops in the future, may be more illiquid than shares not designated as penny stock.  The SEC has adopted rules which regulate broker-dealer practices in connection with transactions in “penny stocks.”  Penny stocks are defined generally as non-NASDAQ equity securities with a price of less than $5.00 per share; that are not traded on a “recognized” national exchange; or in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $10,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.  The penny stock rules require a broker-dealer to deliver a standardized risk disclosure document prepared by the SEC, to provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, monthly account statements showing the market value of each penny stock held in the customer’s account, to make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction.  These disclosure requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a stock that is subject to the penny stock rules.  Since our securities are subject to the penny stock rules, investors in the shares may find it more difficult to sell their shares in any market which may develop in the future.  Many brokers have decided not to trade in penny stocks because of the requirements of the penny stock rules and, as a result, the number of broker-dealers willing to act as market makers in such securities is limited.  The reduction in the number of available market makers and other broker-dealers willing to trade in penny stocks may limit the ability of purchasers in this offering to sell their stock in any secondary market which could develop in the future.  These penny stock regulations, and the restrictions imposed on the resale of penny stocks by these regulations, could adversely affect our stock price if a public trading market for our stock is established in the future.

Our board of directors can, without stockholder approval, cause preferred stock to be issued on terms that adversely affect common stockholders.

Under our articles of incorporation, our board of directors is authorized to issue up to 10,000,000 shares of preferred stock, only 958,033 of which are issued and outstanding as of the date of this prospectus, and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by our stockholders, except as limited by the rights under our Series A Preferred Stock.  If the board causes any additional preferred stock to be issued, the rights of the holders of our common stock could be adversely affected.  The board’s ability to determine the terms of preferred stock and to cause its issuance, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire a majority of our outstanding voting stock.  Additional preferred shares issued by the board of directors could include voting rights, or even super voting rights, which could shift the ability to control the company to the holders of the preferred stock.  These preferred shares could also have conversion rights into shares of common stock at a discount to the market price of the common stock which could negatively affect the market for our common stock.  In addition, preferred shares would have preference in the event of liquidation of the corporation, which means that the holders of preferred shares would be entitled to receive the net assets of the corporation distributed in liquidation before the common stock holders receive any distribution of the liquidated assets.

We have not paid, and do not intend to pay, dividends on our common shares and therefore, unless our common stock appreciates in value, our investors may not benefit from holding our common stock.

We have not paid any cash dividends since inception.  We do not anticipate paying any cash dividends on our common stock in the foreseeable future.  In addition, provisions in our Investment Agreement with DMRJ Group restrict our ability to declare and pay dividends on common stock as long as we have outstanding obligations to DMRJ Group.  Nevertheless, if our common stock is not quoted on the OTC Bulletin Board or listed on a senior exchange on or before July 13, 2011, and during any period we fail to maintain a quotation or listing for our common stock, the holders of the Series A Preferred Stock shares are entitled to quarterly dividends equal to 10% of our consolidated net income for each quarter commencing with the quarter beginning July 1, 2011.  In addition they are entitled to dividends or distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock. As a result, our common stock investors will not be able to benefit from owning our common stock unless a market for our common stock develops in the future and the market price of our common stock becomes greater than the price paid for the stock by these investors.

Any public trading market for our common stock which may develop in the future will likely be a volatile one and will generally result in higher spreads in stock prices.

If a public trading market for our common stock develops in the future, it would likely be in the over-the-counter market by means of the OTC Bulletin Board.  The over-the-counter market for securities has historically experienced extreme price and volume fluctuations during certain periods.  These broad market fluctuations and other factors, such as our ability to implement our business plan pertaining to the Gold Hill properties, as well as economic conditions and quarterly variations in our results of operations, may adversely affect the market price of our common stock.  In addition, the spreads on stock traded through the over-the-counter market are generally unregulated and higher than on the NASDAQ or other exchanges, which means that the difference between the price at which shares could be purchased by investors on the over-the-counter market compared to the price at which they could be subsequently sold would be greater than on these exchanges.  Significant spreads between the bid and asked prices of the stock could continue during any period in which a sufficient volume of trading is unavailable or if the stock is quoted by an insignificant number of market makers.  We cannot insure that our trading volume will be sufficient to significantly reduce this spread, or that we will have sufficient market makers to affect this spread.  These higher spreads could adversely affect investors who purchase the shares at the higher price at which the shares are sold, but subsequently sell the shares at the lower bid prices quoted by the brokers.  Unless the bid price for the stock increases and exceeds the price paid for the shares by the investor, plus brokerage commissions or charges, the investor could lose money on the sale.  For higher spreads such as those on over-the-counter stocks, this is likely a much greater percentage of the price of the stock than for exchange listed stocks.  There is no assurance that at the time the investor wishes to sell the shares, the bid price will have sufficiently increased to create a profit on the sale.

There may be conflicts of interest between our outside legal counsel who assisted us in preparation of the registration statement of which this prospectus is a part and our company because of the ownership of shares of our company by him.

The attorney who prepared the registration statement of which this prospectus is a part is also a shareholder which creates the potential for a conflict of interest in his representation of our company.  He owns 15,000 shares of our common stock which represents less than 1% of the outstanding shares.  Conflicts of interest create the risk that he may have an incentive to act adversely to the interests of the company, especially where he would have a pecuniary interest in selling his shares in the future.  Further, our attorney’s pecuniary interest may at some point compromise his fiduciary duty to our company, in which event he would likely resign and we would be required to retain new counsel.

Rule 144 will not be available for the outstanding shares acquired after 1995 for a period of at least one year after the original filing date of the registration statement of which this prospectus is a part, which means that these shareholders may not be able to sell their shares in the open market during this period.

Rule 144, as recently amended, does not permit reliance upon this rule for the resale of shares sold after the issuer first became a shell company, until the issuer meets certain requirements, including cessation as a shell company, the filing of a registration statement, and the filing for a period of one year periodic reports required under the Exchange Act.  We estimate that approximately 1,416,074 of our outstanding shares, excluding the shares included for resale in this prospectus, were purchased after the company first became a shell company in 1995.  In addition, we believe all of the issued and outstanding shares of the selling stockholders in this prospectus were acquired after 1995, which means that these persons would not be able to sell their shares during this waiting period except pursuant to this prospectus.  If for any reason we withdraw this registration statement or fail to file our periodic reports, these persons may not be able to publicly resell their shares.

FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not historical facts, including, but not limited to, statements found in the section entitled “Risk Factors,” are forward-looking statements that represent management’s beliefs and assumptions based on currently available information.  Forward-looking statements include the information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position, potential growth opportunities, potential operating performance improvements, ability to retain and recruit personnel, the effects of competition and the effects of future legislation or regulations.  Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” or comparable terminology or by discussions of strategy or trends.  Although we believe that the expectations reflected in such forward-looking statements are reasonable, we cannot give any assurances that these expectations will prove to be correct.  Such statements by their nature involve risks and uncertainties that could significantly affect expected results, and actual future results could differ materially from those described in such forward-looking statements.

Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this prospectus.  While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to, the following:
•	environmental hazards;
•	metallurgical and other processing problems;
•	unusual or unexpected geological formations;
•	global economic and political conditions;
•	disruptions in credit and financial markets;
•	global productive capacity;
•	changes in product costing; and
•
competitive technology positions and operating interruptions (including, but not limited to, labor disputes, leaks, fires, flooding, landslides, power outages, explosions, unscheduled downtime, transportation interruptions, war and terrorist activities).

Mining operations are subject to a variety of existing laws and regulations relating to exploration, permitting procedures, safety precautions, property reclamation, employee health and safety, air and water quality standards, pollution and other environmental protection controls, all of which are subject to change and are becoming more stringent and costly to comply with.  Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those expected.  We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise.

The risk factors discussed in “Risk Factors” above could cause our results to differ materially from those expressed in forward-looking statements.  There may also be other risks and uncertainties that we are unable to predict at this time or that we do not now expect to have a material adverse impact on our business.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock by the selling stockholders.

MARKET FOR OUR COMMON STOCK

Market Information

There is currently no public market for our common stock and it is not currently quoted or traded on any established public trading market.  We intend to make application for quotation of our common stock on the OTC Bulletin Board promptly following the effective date of the registration statement of which this prospectus is a part.

At December 7, 2010, we had no options or warrants outstanding, but we did have outstanding promissory notes convertible into shares of our common stock.  These three-year notes in the principal aggregated amount of $600,000 were issued on November 30, 2009, and bear interest at 15% which is payable monthly.  The principal amount of these notes and interest are convertible into our common shares at any time through November 30, 2012, at the rate of $0.70 per share.  The principal on these notes is convertible into approximately 857,143 shares as of the maturity date of the notes.  If we fail to repay the loans at maturity, we have agreed to issue additional shares to the lenders at the rate of one share for each $2.00 owed at maturity and the maturity date will be extended for one year.  We also have outstanding 958,033 shares of Series A Preferred stock which are convertible into 958,033 shares of common stock.

We have granted registration rights only to the selling stockholders herein.  We have not proposed to publicly offer any shares of our common stock in a primary offering.

Availability of Rule 144

Rule 144 was adopted by the SEC to provide shareholders a safe harbor which, if followed, would allow shareholders an opportunity to publicly resell restricted or control securities without registration.  However, Paragraph (i) of Rule 144 states that the provisions of the rule are not available for the resale of securities initially issued by a shell company, or a company which at the time of issuance had ever been a shell company, until certain conditions are met.  These conditions include the following: the issuer had ceased to be a shell company; it is subject to the reporting requirements of the Exchange Act; it has filed all reports and other materials required during the last 12 months, or for a shorter period it was required to file the reports; it has filed “Form 10 information;” and one year has elapsed from the date the “Form 10 information” was filed.  We ceased principal operations in 1995 and became a shell company.  Although management does not believe we are currently a shell company, as a former shell company, our shareholders will not be able to rely on Rule 144 until at least one year from the filing date of the registration statement of which this prospectus is a part, except for shareholders owning shares which were issued by us prior to the time we first became a shell company in 1995.  Management estimates that approximately 1,198,729 shares were issued prior to 1995 and would be eligible for resale pursuant to Rule 144.

Holders

At December 7, 2010, we had approximately 605 holders of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.  We have appointed Over the Counter Stock Transfer, 231 East 2100 South, Salt Lake City, UT 84115, to act as the transfer agent of our common stock.  We act as our own transfer agent for the Series A Preferred Stock.

Dividends

We have never declared or paid any cash dividends on our common stock.  We do not anticipate paying any cash dividends to stockholders of our common stock in the foreseeable future.  In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

So long as we have any outstanding obligations to DMRJ Group under the provisions of our Investment Agreement, we are prohibited from declaring or paying any dividends, except on our Series A Preferred Stock.  In addition, we are prohibited from declaring a dividend on our common stock if at the time any dividends on our Series A Preferred Stock are unpaid.

The holders of the Series A shares are entitled to quarterly dividends equal to 10% of our consolidated net income for each quarter commencing with the quarter beginning July 1, 2011.  Nevertheless, if our common stock is quoted on the OTC Bulletin Board or listed on a senior exchange on or before July 13, 2011, and so long as the common stock continues to be so quoted or listed, no quarterly dividends will be payable or accrue.  In addition they are entitled to dividends or distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth as of the most recent fiscal year ended December 31, 2009, certain information with respect to compensation plans (including individual compensation arrangements) under which our common stock is authorized for issuance:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) and (b)) (c)
Equity compensation plans approved by security holders[1]	-0-	—	1,175,000
Equity compensation plans not approved by security holders	-0-	-0-	-0-
Total	-0-	-0-	1,175,000
[1]
As originally adopted, our 2008 Stock Option/Stock Issuance Plan authorized the granting of up to 15,000,000 shares, either as stock options or restricted stock grants.  As a result of a stock split effective April 30, 2009, the number of shares authorized under the plan was reduced to 1,250,000, of which 75,000 had been issued as stock grants under the plan prior to December 31, 2009, leaving 1,175,000 shares available for future issuance under the plan.  No options had been granted under the plan as of December 31, 2009.

In July 2008 the Board of Directors adopted the 2008 Stock Option/Stock Issuance Plan, which was approved by our shareholders in August 2008.  The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

In February 2010 we amended the plan to increase the number of shares available from 1,250,000 to 3,000,000 shares of common stock which are authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of further stock splits, stock dividends, and other situations. So long as we have any outstanding obligations to DMRJ Group, we are restricted to granting options or issuing shares under the plan in excess of 1,100,000 shares, of which we have issued 511,667 shares as of December 7, 2010.

The plan is administered by the Board of Directors.  The persons eligible to participate in the plan are as follows: (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries.  Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until July 12, 2018, whichever is earlier.  The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Management’s Discussion and analysis of Financial Condition and Results of Operations analyzes the major elements of our balance sheets and statements of income.  This section should be read in conjunction with our Consolidated Financial Statements and accompanying notes and other detailed information included in this prospectus.

Overview

We are a mineral exploration company with proposed projects located in the Gold Hill Mining District in Tooele County, Utah.  We are currently focused on extracting mineralized material from the Yellow Hammer claims for processing at the Cactus Mill pilot plant, and completing the permitting process for our Kiewit claims and construction of a heap leach facility near these claims.  We are also in the process of seeking an amendment to our current mill site permit to allow us to construct and operate a heap leach facility near the pilot mill.  We propose to extract any copper, gold, and silver from the mineralized material and sell the concentrate in readily available markets.   We also intend to extract tungsten and to attempt to locate a market to sell any product extracted from the mineralized material.

We were originally incorporated in the State of Idaho on November 5, 1957.  For several years the company bought and sold mining leases and claims, but in 1995 we ceased all principal business operations.  In 2008 we changed the domicile of the company from the State of Idaho to the State of Nevada.  In May 2009 we raised funds to recommence mining activities.  In July 2009 we entered into agreements to commence exploration activities on mining claims in the Gold Hill Mining District located in Tooele County, Utah.  We hold leasehold interests within the Gold Hill Mining District consisting of 334 unpatented mining claims, including an unpatented mill site claim, 42 patented claims, and five Utah state mineral leases located on state trust lands, all covering approximately 33 square miles.  From these claims we have centered our activities on the Yellow Hammer project located on four of the patented claims, the Kiewit project consisting of seven of the unpatented Kiewit claims, and the Cactus Mill project consisting of an unpatented mill site.  We have no current exploration plans for the remaining claims.  We also hold eight unpatented lode mining claims in Yavapai County, Arizona, on which we have no current plans to conduct exploration.  We do not have any proven or probable reserves on any of our mineral claims or mining leases.

Currently, we have no source of revenue.  Previously we funded our exploration activities through the sale of our common stock in non-public offerings and loans from investors.  In July 2010 we entered into an investment agreement with DMRJ Group I, LLC through which we can borrow up to $6,500,000 for our Yellow Hammer and Kiewit projects.  Historically, we have incurred net losses for the years ended December 31, 2009 and 2008, and have also incurred losses for the nine months ended September 30, 2010.  If we are unable to generate sufficient cash flow from the extraction and processing of mineralized material from our Yellow Hammer claims, we will not be able to meet our obligations to repay the loan advances to DMRJ Group and will likely lose our interest in all of our assets and mining claims.

Recent Material Developments

In approximately May 2009 we began raising funds and commenced exploration activities on our Utah claims.  Since that date and during the period covered by the financial statements included herein, we have accomplished the following material activities:

•
In May 2009 we offered and sold 1,000,000 shares of our common stock in a non-public offering and raised $700,000 in gross proceeds to meet our cash obligations under the agreements by which we obtained the mining claims in the Gold Hill Mining District;

•	In July 2009 we acquired the leasehold interests in our mining claims in the Gold Hill Mining District;

•	In September 2009 we conducted another non-public offering of our common stock and sold 440,000 shares and raised gross proceeds of $308,000 to conduct a drilling program on our Yellow Hammer claims;

•	Also in September 2009 we filed an amendment to our mill site permit to allow us to construct and operate a heap leach facility near the pilot plant on the Cactus Mill site;

•	In fall 2009 we completed approximately 6,000 feet of drilling on the Yellow Hammer claims in this district;

•	In November of 2009 we borrowed an aggregate of $600,000 from two investors for operating expenses and exploration work on our Yellow Hammer claims;

•	In December 2009 we acquired all of the outstanding stock of Blue Fin Capital, Inc., a Utah corporation owning unpatented mining claims in Arizona;

•
In February 2010 we made application to the Utah Division of Oil, Gas and Mining for a Large Mining Operations Permit to commence exploration activities on the Kiewit claims located in the district and construct and operate a heap leach facility near the claims; and

•	Since May 2009 we retained the personnel to commence exploration activities on the Utah claims and commence the rebuild of the pilot mill.

Subsequent to the period covered by the financial statements included with this prospectus, we have accomplished the following material activities:

•	In July 2010 we secured the funding from DMRJ Group for the proposed exploration activities;

•	In September 2010 we completed the rebuild of the pilot mill on the Cactus Mill site and commenced the testing of the pilot mill; and

•	In October 2010 we completed the testing of the pilot mill and commenced processing mineralized material at the pilot plant; and

•	Since July 1, 2010, we have retained the additional personnel to test and operate the pilot mill and extract the mineralized material from the Yellow Hammer claims.

DMRJ Group Funding

DMRJ Group has committed to loan us up to $6,500,000 under certain terms and conditions primarily for exploration activities on the Yellow Hammer and Kiewit claims.  These loans are secured by all of our assets, including our leasehold interests in our mining claims.  Each loan advance made by DMRJ Group is evidenced by a promissory note due not later than July 14, 2012.  As of December 7, 2010, we had requested and received four loan advances from DMRJ Group for $500,000 each for a total of $2,000,000, plus a total of $352,941, in prepaid interest paid to DMRJ Group.

Each advance amount bears interest of 15% per annum from the date of borrowing.  We are required to prepay interest on any advance that would accrue during the first year following the advance, or a shorter period if the advance is less than one year prior to the maturity date of the promissory note.  This prepayment of interest is nonrefundable even if we prepay the advance.  Following this one-year period interest on the advance is payable monthly until the advance is repaid in full.  In addition, at the time we repay or prepay the advance, we are required to pay an additional amount equal to 20% of the principal amount being repaid or prepaid.  Upon an event of default, the interest rate on the outstanding principal amount increases to 25%.

Loan advances made for our Yellow Hammer and Kiewit projects are subject to mandatory prepayments by us.  Yellow Hammer advances must be repaid, together with prepayment interest and any outstanding monthly interest, commencing on or before the fifth business day of the month following February 2011 and each month thereafter through September 2011.  Kiewit advances must be repaid, together with prepayment interest and any outstanding monthly interest, beginning month seven after the initial advance on this project through month twelve.

As additional consideration for DMRJ Group we issued 958,033 shares of our Series A Preferred Stock to the lender.  These preferred shares are convertible into shares of our common stock at the rate of one common share for each preferred share converted, subject to adjustment in the event we issue common shares or instruments exercisable or convertible into common shares at a price less than $0.70 per share, or if we effect a reverse or forward split of our outstanding shares or a reclassification of our common stock.  In addition, our loans in the aggregate principal amount of $600,000 have been subordinated to the debt to DMRJ Group.

Results of Operations for the Nine Months Ended September 30, 2010 and 2009

We generated no revenues for the nine months ended September 30, 2010 or 2009.  Total operating expenses increased approximately 424%, or $1,293,052, for the nine months ended September 30, 2010, as compared to the comparable prior year period.  This increase was primarily attributable to the recommencement of exploration activities beginning in May 2009, with no similar prior period activities, and is evidenced by the following items:

•
Consulting expenses increased approximately 124%, or $88,092, for the nine months ended September 30, 2010, as compared to the comparable prior year period.  This increase was primarily attributable to consultants and contract labor for mill renovation and site preparation.

•
Officer and directors fees increased approximately 793%, or $356,960, for the nine months ended September 30, 2010, as compared to the comparable prior year period.  This increase was primarily attributable to issuing stock to a new director for accepting appointment to the board and for their services as a director, and engaging Rick Havenstrite to work on the mine site and act as President.

•
Exploration expense increased approximately 488%, or $310,581, for the nine months ended September 30, 2010, as compared to the comparable prior year period.  This increase was primarily attributable to becoming the operator of the mining properties under the agreements with Clifton Mining and the Moeller Family Trust.

•
Legal and professional expenses increased approximately 245%, or $128,339, for the nine months ended September 30, 2010 as compared to the comparable prior year period.  This increase was primarily attributable to legal fees associated with the DMRJ Group funding and expenses related to our S-1 filing.

•
General and administrative expenses increased approximately 546%, or $398,941, for the nine months ended September 30, 2010, as compared to the comparable prior year period.  This increase was primarily attributable to the overall increase in spending associated with becoming the operator of the mining properties under the agreements with Clifton Mining and the Moeller Family Trust.

•
Depreciation expense was $10,139 for the nine months ended September 30, 2010, with no comparable expense in the prior year.  This expense is attributable to the increase in property, plant and equipment associated with becoming the operator of the mining properties under the agreements with Clifton Mining and the Moeller Family Trust.

Other expense for the nine month period ended September 30, 2010, was $883,598 compared to other income of $6,619 for the comparable prior year period.  This other expense is attributable to financing expense related to the DMRJ Group funding and interest expense related to convertible notes issued in November, 2009.

Management does not believe the percentage increases in expenses is indicative of future increases.  Until the company engages in exploration activities for a sufficient time to include comparable prior year periods, management is unable to predict the anticipated increases in expenses.

Results of Operations for the Years Ended December 31, 2009 and 2008

We generated no revenues for the years ended December 31, 2009 or 2008.  Total operating expenses increased approximately 324%, or $407,405, for the year ended December 31, 2009, as compared to the comparable prior year period.  This increase was primarily attributable to the recommencement of exploration activities beginning in May 2009, with no similar prior period activities, and is reflected in the following items:

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Consulting expenses increased approximately 611%, or $77,841, for the year ended December 31, 2009, as compared to the comparable prior year period.  This increase was primarily attributable to the hiring of consultants to assist the company in identifying business opportunities for the company resulting in the lease agreements signed during the year.

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Officer and directors fees increased approximately 32%, or $21,181, for the year ended December 31, 2009, as compared to the comparable prior year period.  This increase was primarily attributable to engaging Rick Havenstrite to work on the mine site and act as President.

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Exploration expense was $120,324 for the year ended December 31, 2009, with no comparable expense in the prior year.  This expense is attributable to the recommencement of exploration activities on our Utah claims in 2009.  These activities consisted of geologist fees, equipment rental and assay costs.

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Legal and professional expenses increased approximately 291%, or $55,721, for the year ended December 31, 2009, as compared to the comparable prior year period.  This increase was primarily attributable to expenses related to the preparation and audit of our financial statements and legal fees incurred in connection with our non-public stock and note offerings.

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General and administrative expenses increased approximately 448%, or $125,234, for the year ended December 31, 2009, as compared to the comparable prior year period.  This increase was primarily attributable to the overall increase in spending associated with becoming the operator of the mining properties under the agreements with Clifton Mining and the Moeller Family Trust.

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Depreciation expense was $7,104 for the year ended December 31, 2009, with no comparable expense in the prior year.  This expense is attributable to  the increase in property, plant and equipment associated with becoming the operator of the mining properties under the joint venture agreements with Clifton Mining and the Moeller Family Trust

Other income was $14,998 for the year ended December 31, 2009, with no comparable other income in the prior year.  This increase in other income is attributable to a prior investment by the company.  Management does not anticipate that this increase would occur in the future.

Management does not believe the percentage increases in expenses is indicative of future increases.  Until the company engages in exploration activities for a sufficient time to include comparable prior year periods, management is unable to predict the anticipated increases in expenses.

Liquidity and Cash Flow

At September 30, 2010, our aggregate cash and short-term investments totaled $429,590, which included $409,700 of cash and $19,890 of marketable securities.  Our cash balance is significantly lower than the $888,434 in cash at December 31, 2009.  The decrease is primarily attributable to the increased exploration activities on our Gold Hill Mining claims, including rebuilding of the pilot mill.

During the years ended December 31, 2009 and 2008, and for the nine-month period ended September 30, 2010, our sole means of meeting our cash flow requirements was through the sale of our common stock and loans from investors. In May 2008 we generated gross proceeds of $173,750 from the sale of stock; in May 2009 we generated gross proceeds of $700,000 from the sale of stock; and in our September 2009 offering we generated gross proceeds of $308,000 from the sale of stock.  In November of 2009 we borrowed $600,000 from two outside investors.  The net proceeds from these stock offerings and borrowings was used to satisfy our initial cash obligation of $250,000 to acquire the leasehold interests in our Utah mining claims, to conduct our drilling program on the Yellow Hammer claims, to conduct pre-exploration activities on the Utah claims such as assaying portions of the claims, conduction further geological work, and rebuilding the pilot mill, and to meet our overhead and administrative expenses.

In connection with the $600,000 borrowed from outside investors, we are required to pay monthly interest on the loans of $7,500.  The promissory notes evidencing the loans are due and payable on or before November 30, 2012.

Pursuant to our agreements under which we acquired our leasehold interests in the claims located in the Gold Hill Mining District, we are obligated beginning in 2010 to pay all fees and costs to maintain our interest in the patented and unpatented mining claims and state mineral leases.  For 2010, the maintenance fees for the unpatented claims were $46,760, which were paid in August 2010.  In addition, we anticipate that the property taxes on the patented claims will be approximately $6,500 for 2010 and that fees on the state leases for 2010 will be approximately $5,690, including $1,053 already paid and $4,637 which will be payable in December 2010.  We anticipate that similar fees will be payable each year so long as we maintain our interest in the claims and leases.

In July 2010 we completed our funding agreement with DMRJ Group to provide up to $6,500,000 for exploration activities on our Yellow Hammer and certain of our Kiewit claims.  All loan advances for these projects made pursuant to this funding arrangement are due not later than July 14, 2012.

Yellow Hammer Project

The maximum amount allocable from the DMRJ Group funding for our Yellow Hammer project is $2,500,000 and is subject to meeting certain milestones on the project.  The last two advances of $500,000 each with respect to the Yellow Hammer project are conditioned upon our ability to commence the extraction of copper from the project, which we have achieved.  We have received loan advances of $2,000,000, plus $352,941 for prepayment of interest, for this project and anticipate making requests for an additional $500,000 during the next six months.  Loan advances on this project are repayable pursuant to the following schedule:

Date	Yellowhammer Advances Repayment Amount
Feb-2011	$511,616
Mar-2011	$1,011,616
Apr-2011	$818,316
May-2011	$795,704
Jun-2011	$139,604
Jul-2011	$139,604
Aug-2011	$112,954

We estimate that direct operating expenses on the Yellow Hammer project, including operation of the pilot mill and extraction and crushing of the mineralized material for the pilot mill will be approximately $1,880,000 over the next eight-month period which commenced November 2010.  We also anticipate that the capital costs of constructing the heap leach facility near the pilot plant will be approximately $437,000 and will be subject to obtaining approval for the amendment to our existing operating permit.  We believe the cost of operating this facility for the first 12 months will be approximately $776,250.  Estimated operating costs of the pilot mill are based upon the experience of our management and our outside consultants and employees, as well as actual operating costs since commencing operations at the pilot mill in October 2010.  Projected capital costs for constructing the heap leach facility are based upon initial bids solicited by management from the anticipated sources of the materials necessary to construct the facility, which bids, however, are no longer binding upon these source companies but which management believes remain accurate.  Estimated operating costs of the heap leach facility are based upon the experience of management from like projects.  Management believes that the estimated costs associated with operating the pilot mill and constructing and operating the proposed heap leach facility are accurate within 10% of these estimates.  Nevertheless, we have no firm contracts for materials or labor associated with these estimates, which means that increases or decreases in the costs of labor or materials either because of material changes in the economy or mining industry or from delays in obtaining the necessary amendment to the existing large mining operations permit for this project could affect the accuracy of these estimates.

Funds from DMRJ Group will be insufficient to meet our cash flow projections for this project.  Our Cactus Mill pilot plant commenced operations in October 2010.  We anticipate that we will generate revenue from the operation of the pilot plant commencing first quarter 2011 sufficient to provide the additional cash flow requirements.  Nevertheless, if we are unable to generate revenue sufficient, if at all, to meet the operating expenses for the project and to meet the repayment schedule to DMRJ, we will likely be unable to continue our exploration activities on this project.  In addition, since all of our assets, including our leasehold interests in the claims is pledged as security on our obligation to DMRJ Group, if we fail to generate sufficient revenue to make the repayments, it is likely that we would lose all of our assets and our leasehold interest in all of our claims.  We have no other source of funding for this project and do not anticipate being able to secure an alternative funding source until at least July 14, 2012, following the scheduled repayment by us of all loan advances from DMRJ Group.

Kiewit Project

The maximum amount allocable from the DMRJ Group funding for our Kiewit project is $2,750,000 and is subject to meeting certain milestones on the project.  Advances for operations on the Kiewit project are conditioned upon our ability to obtain and maintain all environmental and mining permits necessary to commence mining activities and our timely payment of the initial Yellow Hammer advances for the month of February 2011.  We have not applied for any loan advances on this project, but we anticipate making requests for $2,750,000 during the first six months after these milestones are met.  Loan advances on this project are repayable pursuant to the following schedule:

The number of months following month in which initial Kiewit Advance is Borrowed	Kiewit Advances Repayment Amount
Month 7	$825,934
Month 8	$825,934
Month 9	$825,934
Month 10	$825,934
Month 11	$578,618

We estimate that the capital costs to construct the heap leach facility for the Kiewit project will be approximately $3,300,000 and that the direct operating expenses on the project, including operation of the heap leach facility and extraction and crushing of the mineralized material for the facility will be approximately $7,150,716 over the 12-month period beginning with the completion of the heap leach facility.  We cannot commence construction of this heap leach facility until we receive operating permits from the BLM and the Utah Division of Oil, Gas and Mining, which we anticipate completing in approximately fourth quarter of 2010.  We anticipate that the heap leach facility will be completed in approximately six months from the date we receive the necessary permits.As with the Yellow Hammer project, funds from DMRJ Group will be insufficient to meet our cash flow projections for this project.  Prior to commencement of the construction of the facility, we anticipate generating sufficient revenue from operation of the Cactus Mill pilot plant to complete construction of the facility and to commence operations.We anticipate that we will generate revenue from the operation of the heap leach facility sufficient to provide the additional cash flow requirements for continuing operations.  Nevertheless, if we are unable to generate revenue sufficient, if at all, to meet the capital costs and the operating expenses for the project and to meet the repayment schedule to DMRJ, we will likely be unable to continue our exploration activities on this project.  In addition, since all of our assets, including our leasehold interests in the claims is pledged as security on our obligation to DMRJ Group, if we fail to generate sufficient revenue to make the repayments, it is likely that we would lose all of our assets and our leasehold interest in all of our claims.  We have no other source of funding for this project and do not anticipate being able to secure an alternative funding source until at least July 14, 2012, following scheduled repayment by us of all loan advances from DMRJ Group.

As such, our financial statements have been prepared on a going concern basis, under which an entity is considered to be able to realize its assets and satisfy its liabilities in the normal course of business.  However, the budgeted amounts described above from DMRJ Group are not sufficient to fund fully the completion of the heap leach facility near the pilot plant or operations over the next 12 months for the Yellow Hammer project.  Nor are the DMRJ funds sufficient to construct the heap leach facility and operate the Kiewit project.  In order to continue as a going concern beyond 2010 and in order to continue significant advancement of the Yellow Hammer and Kiewit projects pursuant to our long-term business strategy in 2011, we will need to generate revenues from the processing of the mineralized material from the Yellow Hammer claims at our pilot plant.  Without these revenues we would not have the resources to execute our long-term business strategy which may result in the loss of our assets, including the Yellow Hammer and the Kiewit projects.

Critical Accounting Policies

The selection and application of accounting policies is an important process that has developed as our business activities have evolved and as the accounting rules have changed.  Accounting rules generally do not involve a selection among alternatives, but involve an implementation and interpretation of existing rules, and the use of judgment, to the specific set of circumstances existing in our business.  Discussed below are the accounting policies that we believe are critical to our financial statements due to the degree of uncertainty regarding the estimates or assumptions involved and the magnitude of the asset, liability, revenue or expense being reported.  See Note 2, “Summary of Significant Accounting Policies,” in our Consolidated Financial Statements for a discussion of those policies.

Mineral Exploration and Development Costs

We account for mineral exploration costs in accordance with ASC 932 Extractive Activities Topic of the FASB Accounting Standards Codification.  All exploration expenditures are expensed as incurred, previously capitalized costs are expensed in the period the property is abandoned.  Expenditures to explore new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a units of production basis over proven and probable reserves.

Mineral Properties

We account for mineral properties in accordance with ASC 930 Extractive Activities-Mining Topic of the FASB Accounting Standards Codification.  Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims.  Mineral properties are periodically assessed for impairment of value and any diminution in value.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

BUSINESS AND PROPERTIES

Overview

Desert Hawk Gold Corp. is an exploration stage company, which means we are engaged in the search for mineral deposits or reserves which could be economically and legally extracted or produced.  None of our mining properties has any known reserves and our proposed programs on these properties are exploratory in nature.  We were originally incorporated in the State of Idaho on November 5, 1957, under the name of Lucky Joe Mining Company.  For several years the company bought and sold mining leases and claims, but in 1995 we ceased all principal business operations.  In 2001 control of the company was acquired by Robert E. Jorgensen, John Ryan, and Howard M. Crosby, who purchased a controlling number of shares and assumed management of the company for the purpose of reengaging in mining operations.  In January 2006 Mr. Jorgensen acquired sole control of the company from Messrs Ryan and Crosby.  In 2008 we changed the domicile of the company from the State of Idaho to the State of Nevada by merging the Idaho corporation into a newly formed Nevada corporation which was incorporated on July 17, 2008.  Following the change of domicile, on April 3, 2009, we changed the name of the company to Desert Hawk Gold Corp.

Effective April 3, 2009, we also reverse split the outstanding shares of our common stock at the rate of one share for each 12 shares outstanding (1:12).  Unless otherwise designated in this prospectus, all common stock amounts give effect to this reverse split.

In July 2009 we entered into joint venture agreements to commence exploration activities on mining claims in the Gold Hill Mining District located in Tooele County, Utah.  We subsequently converted these joint venture agreements into lease agreements.

In December 2009 we acquired all of the outstanding stock of Blue Fin Capital, Inc., a Utah corporation owning eight unpatented lode mining claims in Arizona.  We issued a total of 2,713,636 shares of our common stock to the shareholders of Blue Fin, which included 482,236 shares to Mr. Jorgensen, our CEO, 1,000,000 shares to Rick Havenstrite, our President, and 1,131,400 shares to Eric L. Moe, who became one of our directors subsequent to this transaction, all of whom were shareholders of Blue Fin at the time of the acquisition.  The closing of the transaction occurred on December 31, 2009, and Blue Fin became a wholly owned subsidiary of Desert Hawk.  The transaction was approved by a majority of the disinterested directors who determined that the claims would have value to the company at least equal to the par value at the time of the shares issued.  We have been unable to secure funding for exploration of these properties and do not consider these properties material at present because of the inability to raise funds for further exploration, but we plan to commence exploration activities on these claims after completion of our current activities on the Gold Hill projects.  Blue Fin Capital, Inc. is our sole subsidiary.

From 2008 through 2010 we funded our operations through the sale of our common stock and promissory notes.  In May 2008 we conducted a non-public offering of shares of our common stock.  We sold 289,584 shares and raised $173,750 in gross proceeds to recommence mining operations.  In May 2009 we offered and sold 1,000,000 shares of our common stock in a non-public offering and raised $700,000 in gross proceeds to meet our cash obligations under the joint venture agreements with Clifton Mining and Moeller Family Trust described below and to commence exploration operations on the property.  In September 2009 we conducted another non-public offering of our common stock.  We sold 440,000 shares and raised gross proceeds of $308,000 in the offering to conduct a drilling program on our mining properties.  In November of 2009 we borrowed $600,000 from two investors and issued 15% convertible promissory notes for this principal amount.  The promissory notes mature on November 30, 2012, and are convertible at $0.70 per share.  In the event we fail to repay one of these notes, or interest thereon, in full on the maturity date of the note, we have agreed to issue an additional one share of our common stock for each $2.00 of the original principal amount of the note at the maturity date and the maturity date of the Note will be extended for one year.

In July 2010, as described in more detail below, we entered into a financing arrangement with DMRJ Group I, LLC to provide up to $6,500,000 in funding for our Gold Hill mining properties.

Acquisition of Utah Mining Claims and Leases

Clifton Mining Company and Woodman Mining Company Lease Agreement

On July 24, 2009, we entered into a Joint Venture Agreement with the Clifton Mining Company and Woodman Mining Company under which Clifton Mining granted to us exclusive possession of certain patented and unpatented mining claims and an unpatented mill site claim and certain Utah state mineral leases covering lands in the Gold Hill Mining District located in Tooele County, Utah, for exploration, development and mining, and the right to occupy the properties and to explore, develop and mine the properties for minerals.  Woodman Mining also granted us the same rights in certain of these patented mining claims owned jointly with Clifton Mining.  These combined interests included 419 unpatented load and placer mining claims, including an unpatented mill site claim, 38 patented claims, and seven Utah state mineral leases located on state trust lands.  Under the terms of the Joint Venture Agreement, we paid $250,000 to Clifton Mining on or about July 15, 2009.  Additionally, we issued 500,000 shares of our common stock to Clifton Mining for the rights on the Kiewit gold property included in the Joint Venture Agreement.  These shares are subject to a six-year lockup and leak-out agreement which prevents Clifton Mining from selling shares publicly for a period of one year from the original filing date of the registration statement of which this prospectus is a part.  Thereafter, Clifton Mining may sell up to 20% of these shares during any 12-month period.

In June 2010 the parties to the Joint Venture Agreement entered into an Amended and Restated Lease and Sublease Agreement effective as of the date of the original Joint Venture Agreement.  The Amended and Restated Lease and Sublease Agreement restated and replaced the original Joint Venture Agreement.  The amended agreement provides for the lease to us of the patented and unpatented claims, including the mill site, and the sublease of the state mineral leases.  The amended agreement also grants to us the right to enter onto the land to conduct our exploration activities, the right to make reasonable use of the surface of the properties for these activities, the right to transport on and across the surface of the properties any mineralized material, and the right to destroy so much of the surface and subsurface as may be reasonably necessary to carry out the purposes of the agreement.  The term of the amended agreement is for 20 years from its effective date and for so long as we continue to produce and sell mineralized material or mineral resources from the property, unless sooner terminated as provided in the amended agreement.  We do not have the right to assign, sublease or otherwise transfer our interest in the amended agreement without the prior written consent of Clifton Mining as to those of the properties owned by it and without the prior written consent of Woodman Mining as to those of the properties owned by it.  Nevertheless we may mortgage or pledge our leasehold interest in the Kiewit Claims and the Cactus Mill Property for purposes of financing exploration, development and mining operations, but we cannot otherwise encumber the property without the written consent of Clifton Mining.

Under the terms of the amended agreement, we are obligated to pay a 4% net smelter royalty on base metals in all areas except for extraction of mineralized material from the Kiewit gold property and a net smelter royalty on gold and silver, except for extraction of mineralized material from the Kiewit gold property, based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable.  We are also obligated to pay a 6% net smelter return on any mineralized material extracted from the Kiewit gold property.  Beginning with 2010, we are required to make all property payments by submitting payment on or before July 15th of each year during the term of the agreement.  If we do not place the Kiewit property, the Clifton Shears-Smelter Tunnel property, and the Cane Springs property into commercial production within a three year period from the date of the agreement, we will be required to make annual payments to Clifton Mining of $50,000 to retain our rights to those properties.  The amended agreement also requires Clifton Mining to make available to us for our use all historical geological, engineering, and other data on the properties, as well as all buildings, equipment, existing permits, and water rights necessary for operations.  Clifton Mining has the right to terminate the Amended and Restated Lease and Sublease Agreement only if we fail to comply with the terms of the agreement and we fail to correct any breach of the agreement after 30 days’ notice from Clifton Mining.

We may surrender the lease as to all or any part of the leased property, after proper reclamation of all portions of the land to be surrendered affected by our operations.  The lease also provides that the lessors, Clifton Mining and Woodman Mining, will be responsible for any and all liability that may exist under certain encumbrances and will indemnify us and our affiliates, officers, directors, employees, shareholders and agents from and against loss of leasehold title or other actual losses that we may incur on account of the existence or enforcement of any rights under these potential encumbrances.

Prior to July 1, 2010, we notified Clifton Mining that we would surrender certain of the mining claims and leases originally obtained in our lease agreement with it.   For 2010 we paid the annual maintenance fees on 334 of the original 419 unpatented mining claims which were the subject of the original lease.  We determined that 112 of the original unpatented claims and two of the state leases would not fit within our overall plan for the district and these claims and leases reverted back to Clifton Mining.

In September 2009, we acquired all of the rights and interest of Clifton Mining in a $38,000 reclamation contract and a $3,777 cash surety deposit with the State of Utah Division of Oil, Gas and Mining for certain of the property covered by the Amended and Restated Lease and Sublease Agreement.  As consideration for Clifton Mining selling us its interest in the reclamation contract and surety deposit, we issued 60,824 shares of our common stock to Clifton Mining.  For a period of two years from the original date of the transaction, we have the right to repurchase the shares for $48,000, or during the 180-day period after this two year period, Clifton Mining will have the option to put the shares to us for $48,000.

Moeller Family Trust Lease Agreement

Also on July 24, 2009, we entered into a Joint Venture Agreement with the Jeneane C. Moeller Family Trust under which the trust granted to us exclusive possession of four patented mining claims covering lands in the Gold Hill Mining District located in Tooele County, Utah, for exploration, development and mining, and the right to occupy the properties and to explore, develop and mine the properties for minerals.  These properties are known as the Yellow Hammer claims.  Under the terms of the Joint Venture Agreement, we issued 250,000 shares of our common stock for the rights granted to us in the Joint Venture Agreement.  These shares are subject to a six-year lockup and leak-out agreement which prevents the trust from selling shares publicly for a period of one year from the original filing date of the registration statement of which this prospectus is a part.    Thereafter, the trust may sell up to 20% of these shares during any 12-month period.

In June 2010 the parties to this Joint Venture Agreement entered into an Amended and Restated Lease Agreement effective as of the date of the original Joint Venture Agreement.  The Amended and Restated Lease Agreement restated and replaced the original Joint Venture Agreement.  The amended agreement provides for the lease to us of the patented Yellow Hammer claims.  The amended agreement also grants to us the right to enter onto the land to conduct our exploration activities, the right to make reasonable use of the surface of the properties for these activities, the right to transport on and across the surface of the properties any mineralized material, and the right to destroy so much of the surface and subsurface as may be reasonably necessary to carry out the purposes of the agreement.  The term of the amended agreement is for 20 years from its effective date and for so long as we continue to produce and sell mineralized material or mineral resources from the property, unless sooner terminated as provided in the amended agreement.  We do not have the right to assign, sublease or otherwise transfer our interest in the amended agreement without the prior written consent of the trust.  Nevertheless we may mortgage or pledge our leasehold interest in the Yellow Hammer claims for purposes of financing exploration, development and mining operations, but we cannot otherwise encumber the property without the written consent of the trust.

Under the terms of the amended agreement, we are required to pay a 6% net smelter royalty on base metals and a net smelter royalty on gold and silver based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable.  Beginning with 2010, we are required to make all property payments.  If we do not place the property into commercial production within a three year period from the date of the original agreement, we will be required to make annual payments to the trust of $50,000 to retain our rights to those properties.  The amended agreement also requires the trust to make available to us for our use all historical geological, engineering, and other data on the properties.  The trust has the right to terminate the Amended and Restated Lease Agreement only if we fail to comply with the terms of the agreement and we fail to correct any breach of the agreement after 30 days’ notice from the trust.

We may surrender the lease as to all or any part of the leased property, after proper reclamation of all portions of the land to be surrendered affected by our operations.  The lease also provides that the lessor, the Moeller Family Trust, will be responsible for any and all liability that may exist under certain encumbrances and will indemnify us and our affiliates, officers, directors, employees, shareholders and agents from and against loss of leasehold title or other actual losses that we may incur on account of the existence or enforcement of any rights under these potential encumbrances.

DMRJ Group Investment Agreement

On July 14, 2010, we entered into an Investment Agreement with DMRJ Group I, LLC, a Delaware limited liability company.   Under the terms of the agreement, DMRJ Group has committed to loan us up to $6,500,000 under certain terms and conditions.  Each loan advance made by DMRJ Group is evidenced by a promissory note due not later than July 14, 2012.  These loan advances can only be used by us to pay transaction fees and expenses incurred in connection with the loan transaction, to purchase certain mining equipment, and as working capital to advance our Yellow Hammer and Kiewit mining activities.  The maximum amounts allocable to our Yellow Hammer and Kiewit projects are $2,500,000 and $2,750,000, respectively, and are subject to meeting certain milestones on the projects.  The balance of the funds borrowed from DMRJ Group may be used for capital and operating expenses.  The last two advances of $500,000 each with respect to the Yellow Hammer project are conditioned upon our ability to commence the extraction of copper from the project, which condition we have met.  Advances for operations on the Kiewit project are conditioned upon our ability to obtain and maintain all environmental and mining permits necessary to commence mining activities and our timely payment of the initial Yellow Hammer advances for the month of February 2011.  As of December 7, 2010, we had requested and received three loan advances from DMRJ Group for $500,000 each for an aggregated of $2,000,000, plus an aggregated of $352,941 in prepaid interest paid to DMRJ Group.

In November 2010 we amended the Investment Agreement to eliminate the requirement to produce 400,000 pounds of copper concentrate in order to receive the final two loan advances for the Yellow Hammer project or to avoid an event of default if this amount was not produced by mid-December 2010, and we revised the pro forma projections for the Yellow Hammer project.  At the time we entered into the original Investment Agreement in July 2010, we anticipated that the amendment to our mining permit which would authorize us to construct and operate the Cactus Mill heap leach facility would have been approved in third quarter 2010, and our projections for funding were based on this assumption.  Since the amendment to the mining permit has not been approved, we negotiated an amendment to the Investment Agreement to eliminate the requirement to produce 400,000 pounds of concentrate, which was based upon the original assumption of a combined operation of production of mineralized material from the pilot mill and from the heap leach facility.  Also, our projections furnished with the original Investment Agreement contained the projected mineral production levels, cash flows, operating expenses and debt service based upon the combined processing capabilities from the pilot mill and the heap leach facility.  While we maintained the debt service payments of the original projections commencing in February 2011, we revised the mineral production levels, cash flows, and operating expenses based solely on the estimated mineralized material to be processed at the pilot mill.  The amendment was entered into on November 8, 2010.

Each advance amount bears interest of 15% per annum from the date of borrowing.  We are required to prepay interest on any advance that would accrue during the first year following the advance, or a shorter period if the advance is less than one year prior to the maturity date of the promissory note.  This prepayment of interest is nonrefundable even if we prepay the advance.  Following this one-year period interest on the advance is payable monthly until the advance is repaid in full.  In addition, at the time we repay or prepay the advance, we are required to pay an additional amount equal to 20% of the principal amount being repaid or prepaid.  Upon an event of default, the interest rate on the outstanding principal amount increases to 25%.

Loan advances made for our Yellow Hammer and Kiewit projects are subject to mandatory prepayments by us.  Yellow Hammer advances must be repaid, together with prepayment interest and any outstanding monthly interest, commencing on or before the fifth business day of the month following February 2011 and each month thereafter through September 2011.  Kiewit advances must be repaid, together with prepayment interest and any outstanding monthly interest, beginning month seven after the initial advance on this project through month twelve.

The Investment Agreement contains certain affirmative covenants we are required to meet in order to avoid an event of default under the agreement, including the following:
•	Maintain the existence of our business and properties;
•	Keep our properties insured;
•	Pay and discharge promptly all material taxes;
•	Furnish copies of our annual and quarterly financial statements;
•	Furnish notice of any event of default under the agreement or the commencement or threat of any litigation;
•	Comply with all rules and regulations applicable to our properties, including our mining claims and leases;
•	Maintain proper books and records, including financial records;
•	Use the proceeds of the loan advances for the purposes described in the agreement;
•	Comply with all environmental laws applicable to our mining operations; and
•	Keep all mining claims and leases in full force and effect.

The Investment Agreement further contains certain negative covenants which prohibit us from the following actions or activities:
•	Incurring any indebtedness except in limited circumstances;
•	Creating any significant liens on any of our properties or assets;
•	Enter into any sale and lease-back transaction involving any of our properties;
•	Make any investments in or loans or advances to other parties;
•	Engage in any merger, consolidation, sale of assets or acquisition transaction, except for the purchase or sale of inventory or certain limited investments;
•	Declare or pay any dividends, except for dividends to DMRJ Group;
•	Engage in any business transactions with affiliates;
•	Make capital expenditures except as permitted in the agreement pertaining to our current mining business;
•	Create any lease obligations;
•	Amend, supplement or modify any existing indebtedness;
•	Enter into any swap, forward, future or derivative transaction;
•	Make any change in our accounting policies or reporting practices;
•	Form additional subsidiaries; or
•	Modify or grant a waiver or release under or terminate any principal lease agreement or other material contract.

An event of default will occur under the terms of the Investment Agreement if any representation or warranty made by us in the transaction documents with DMRJ Group proves to be false or misleading in any material respect, if we fail to make required payments under the loan documents, if we fail to observe the covenants made in the agreement, if a change of control occurs, if a voluntary or involuntary insolvency action is commenced, or if a change of control of our company occurs.  In the case of an event of default, DMRJ Group may, upon prior written notice, terminate or suspend its commitment for further loan advances, declare the outstanding loan advances to be immediately due and payable, or exercise any other remedies legally available.

Pursuant to a Security Agreement dated July 14, 2010, we have secured the repayment of any advances made by DMRJ Group with all of our assets, including our shares of Blue Fin Capital, Inc., our wholly owned subsidiary, which shares have been pledged as collateral for the advances pursuant to a Pledge Agreement dated July 14, 2010.  As the secured party, DMRJ Group is appointed as attorney in fact to foreclose on and deal with our assets in the event of default.

As additional consideration for DMRJ Group entering into the Investment Agreement with us, we issued 958,033 shares of our Series A Preferred Stock to the lender and entered into a Registration Rights Agreement dated July 14, 2010, to register, either upon demand or by piggyback, the resale of the common shares issuable upon conversion of the preferred stock.  These preferred shares are convertible into shares of our common stock at the rate of one common share for each preferred share converted, subject to adjustment in the event we issue common shares or instruments exercisable or convertible into common shares at a price less than $0.70 per share, or if we effect a reverse or forward split of our outstanding shares or a reclassification of our common stock.

In connection with the loan transaction, two of our prior lenders, West C Street LLC and Ibearhouse LLC, each of whom had loaned $300,000 to us in 2009, agreed to subordinate their debt to DMRJ Group.  In consideration for their agreement to subordinate their loans, we reduced the conversion price of the loans from $1.50 to $0.70 per share.  On July 14, 2010, we issued amended and restated promissory notes to West C Street and Ibearhouse reflecting the reduced conversion price and acknowledging the subordination to the DMRJ Group financing.

Gold Hill Projects

Overview

We hold leasehold interests within the Gold Hill Mining District in Tooele County, Utah, consisting of 334 unpatented mining claims, of which 302 are lode claims and 32 are placer claims, and including an unpatented mill site claim, 42 patented claims, and five Utah state mineral leases located on state trust lands, all covering approximately 33 square miles.  We intend to concentrate our activities on our material claims, designated as the Yellow Hammer project located on four of the patented claims, the Kiewit project consisting of seven of the unpatented Kiewit claims, and the Cactus Mill project consisting of an unpatented mill site.  We have assembled all of our claims and leases in this district to create a sizeable, contiguous property package on which to conduct regional-scale exploration.  Therefore, we intend to maintain our leasehold interest in the remaining mining claims for future exploration, if warranted.  Over the next 12 months we intend to extract mineralized material on the Yellow Hammer lode claims and process the material at the Cactus Mill pilot plant, expand our permitted activities at the Cactus Mill property to include a heap leach facility to process material from the Yellow Hammer claims, commence extraction of mineralized material from the Kiewit lode claims and construct and operate a heap leach facility nearby to process the material from the Kiewit claims.

The first phase of our activities has included the re-habilitation and redesign of the existing mills on the Cactus Mill site to create a pilot plant facility.  The rebuilt pilot mill has been completed and testing was completed in fall of 2010.  In October 2010 we commenced processing mineralized material from the Yellow Hammer claims commencing in fourth quarter 2010.  Originally a smaller mill operated on this site over several decades.  A larger mill was built many years ago but required modification to accommodate the Yellow Hammer material.  The second phase will include the leaching of oxidized copper material at the existing Cactus Mill site.  We propose constructing a four acre plastic lined leach pad along with a one acre solution pond.  Material will be leached with diluted sulfuric acid and copper will be recovered through proven copper cementation methods.  The final phase of our current operating plan will include construction of an 800,000 square foot heap leach pad and process facility to accommodate disseminated gold material from the Kiewit project.  The construction of the two heap leach facilities and the proposed extraction activities on the Kiewit claims will require additional permits which we are in the process of securing from the appropriate governmental agencies.

We do not have any current plans to conduct material exploration activities on the remaining Utah claims or the mining properties in Arizona until and unless we are able to generate revenue from planned activities on our designated Utah claims.  At this time we do not consider these additional claims to be material to our current operating plan.  Nevertheless, if our extraction and processing activities on the Yellow Hammer Claims prove successful, we intend to proceed with the completion of a final feasibility study on all of the claims in the Gold Hill District.  We anticipate that this would include detailed surface mapping, and sampling and diamond drilling of specified areas.  We are unable to predict the costs associated with completing a final feasibility study.

We have no proven or probable reserves for this project.  Management has decided rather than allocating funds and resources on a final feasibility study and developing proven or probable reserves, we intend to process mineralized material based on existing data supplemented with our own confirming work.  To this end, we commenced exploration activities on the Yellow Hammer claims in the summer of 2009 to confirm work done by numerous previous operators.  Approximately 6,000 feet of drilling was completed.  Samples were prepared and assayed at an independent laboratory in Reno, Nevada.  Composites were made of drill cuttings in several key areas and re-analyzed for gold, silver, copper, tungsten, and other elements.  Metallurgical work is ongoing at an independent laboratory in Reno, Nevada, and by us on site.  In October 2010 we commenced processing mineralized material at the Cactus Mill pilot plant.  Initial results to date from the operation of the pilot plant indicate the projections originally used on recoveries and reagent consumptions confirm that the prior data is accurate and we intend to proceed with our planned extraction and processing activities.

Project Location and Access

The Gold Hill Mining District is located in the Gold Hill and the Clifton 7½ minute quadrangles in western Utah.  The Gold Hill Mining District includes the north end of the Deep Creek Mountains, one of the nearly north-south ranges that are common in the Great Basin.  On the east and north the mountain area is separated by gravel slopes from the flat plain of the Great Salt Lake Desert, and on the west it is bounded by the Deep Creek Valley and groups of irregular low hills.  It is approximately 190 miles west-southwest of Salt Lake City, Utah, and approximately 56 miles south southeast of Wendover, Utah.  The project is reached by taking Alternate 93A south from Wendover approximately 28 miles and turning east on to the Ibapah Highway, a paved two lane road.  Approximately 17 miles east is a maintained two lane county road which provides access to the property approximately 11 miles southeast to the town of Gold Hill, Utah.  Each of the claims and the mill site are accessible by dirt roads maintained year-round by us and Tooele County.  Access to the property is maintained all year and we likewise intend to maintain roadways between the mining claims, the mill site and paved roads all year.

Mineral extraction activities on the property will be open-pit and we do not anticipate conducting any underground mining.

CACTUS MILL
PROPERTY
GOLD
HILL
TOWN
KIEWIT
PROJECT
PROPOSED KIEWIT
LEACH PAD
YELLOW
HAMMER
PROJECT
T7S
T8S

LEGEND

UNPATENTED MINING CLAIMS HELD BY DHGC

PATENTED MINING CLAIMS

0 5,000 10,000

1 Inch = 5,000 Feet

DESERT HAWK GOLD CORP.

GOLD HILL MINING AREAS

MINERAL OWNERSHIP MAP

TOOELE Co, UTAH

September 28, 2010

History

The Gold Hill area is one of the oldest mining districts in the State of Utah.  It reflects 43 known historical producing deposits mined primarily from the mid-1800s until the end of World War II.  These deposits included gold, silver, copper, bismuth, lead, zinc, tungsten, arsenic, molybdenum, cobalt, and beryllium.  Exploration and mining activities commenced in the mid-1800s as travel westward through the area to California was at its peak.  Lead mineralization first attracted the attention of travelers prompting early prospecting.  Placer gold was first discovered in the Gold Hill area in 1858.  These early prospectors were hampered by repeated attacks of local Native American tribes and the area was abandoned until 1869 when the settlements of Gold Hill and Clifton were reestablished.

A lead smelter was constructed at Clifton in 1872 and relocated to Gold Hill in 1874.  However, mining activity did not commence in earnest until 1892 when a mill and smelter were constructed at Gold Hill.  Substantial quantities of gold and silver ore were processed at this site between 1892 and 1896.  Mining activity gradually diminished until 1905 when exploration for copper revived the area.  With the outbreak of World War I and the completion of the Deep Creek Railroad between Gold Hill and Wendover, a new revival of interest in the area commenced.  Gold, silver, copper and lead were produced and approximately 3,000 residents lived in Gold Hill and Clifton at the time.

Tungsten was produced beginning in 1912.  Significant amounts of gold and bismuth were also reportedly extracted during this period.  Two mines produced tungsten in 1914 and 1917 and were operated primarily for the strategic requirement of tungsten during the two world wars.  Gold and silver mining ceased completely with the beginning of World War II since the few remaining miners focused their attention on the production of strategic metals such as arsenic and tungsten to support the war effort.

Arsenic was produced beginning with the outbreak of World War I and was used primarily for pesticides in the cotton fields of the south.  Two former copper producers also produced arsenic between 1923 and 1925.  One of the mines reopened during World War II to produce arsenic for the war effort.  None of the arsenic deposits previously mined are located on our claims.

The first large-scale geological study of the area was published in 1935 by T. B. Nolan as U.S. Geological Survey Professional Paper 177 and is referred to herein as the Nolan Report.  The Nolan Report provided the first detailed data on the mining district.

The mining district remained largely dormant during the period after World War II through the mid-1970’s.  Between this period and the mid-1990s, several mining companies began to consolidate the fragmented land holdings in the area and conducted a more regional-scale exploration operation.  In 1993 Clifton Mining Company acquired several of the mining claims in the area and subsequently purchased Woodman Mining Company which also held claims in the district.  After purchase of the claims, Clifton Mining commenced additional exploration activities and in 1997 developed road access up the Clifton Hills area.  Clifton completed construction of a 50 ton per day mill at the Cactus Mill site and started construction of a 500 ton per day gravity-flotation mill at the same location.  In 1999 Clifton Mining borrowed funds which financed upgrades to the mill.

Between 1994 and 1997 Kennecott Utah Copper, now owned by Rio Tinto, explored a large region of the district.  In December 2002 Clifton Mining and Woodman Mining entered into an option-joint venture agreement with Dumont Nickel Inc., which in 2010 changed its name to DNI Metals Inc.  The joint venture ultimately covered approximately 10.3 square miles of mineral properties but did not include the Yellow Hammer claims which were controlled by the Moeller family.  In 2003 Dumont commenced exploring the properties with the objective of identifying bulk mineable gold, copper and silver targets through regional work as well as several drill programs.  Beginning in 2004 Dumont completed a regional-scale grid and reconnaissance rock and soil sampling exploration program with detailed, targeted exploration work over the Clifton Shears Corridor, the Kiewit Zone and the prior zone owned by Kennecott.  Ultimately, Dumont determined that the scale of the project was too small and decided to sell its interest in the project.  In July 2009 Dumont completed the sale of all its mineral properties in this area to Clifton Mining Company for $255,000 cash and a 0.5% net smelter return royalty against future production proceeds from the Cane Springs Property and from portions of the Kiewit project claims.  The joint venture and the option agreement were both dissolved and terminated.  Through our lease agreement with Clifton Mining, we have access to all reports and core samples prepared by Dumont Nickel during the period of the joint venture.

Evidence of prior open pit mining activities on the Yellow Hammer claims and the Kiewit claims is evident at the site.

Climate and Vegetation

The Gold Hill area lies within the region of the interior drainage that includes western Utah and most of Nevada, and, like the remaining portions of that area, is a high desert semiarid climate.  The area is composed of a highly dissected group of hills of relatively low relief.  The elevation of Gold Hill village is 5,321 feet.  The Gold Hill area is bounded on the east by the Great Salt Lake Desert at an altitude of about 4,300 feet, on the north by Dutch Mountain with a higher elevation of 7,735 feet, on the west by Clifton Flat at an approximate elevation of 6,600 feet, and on the south by Montezuma Peak with an elevation of 7,369 feet.

Pronounced differences in temperatures between night and day are common, with the dryness of the air mitigating the high temperatures which predominate the summer days.  Annual precipitation averages approximately 12 inches with about half falling in the months from February to May.  Rainfall during summer to early fall is commonly in the form of severe thunderstorms.  Snow may be expected between October and May.  Fieldwork in the area is generally permitted throughout the year.

The higher portions of the Deep Creek Range and small areas near the summits of the adjoining mountains support a fairly heavy growth of yellow pine.  The lower slopes of these mountains have a sparse covering of juniper and piñon trees.  On the lower hills and on the gravel slopes surrounding them these trees give way to sagebrush.  The floor of the Great Salt Lake Desert in the north-east corner of the district is almost completely barren of vegetation.

Title to the Claims

Our principal focus will be on the following material properties:  the four patented mining claims known as the Yellow Hammer claims, approximately seven of the unpatented load mining claims described as the Kiewit claims, and the unpatented mill site claim, all located in the Gold Hill Mining District of Tooele County, Utah.

There are significant differences between the ownership rights associated with patented mining claims and those associated with unpatented mining claims.  The granting of a patent is a relinquishment by the United States of its ownership of the land patented, and is the origin of private ownership of such land.  Thus, the owner of a patented mining claim has a fee simple title to the mining claim so patented.  The original locator and each subsequent owner of an unpatented mining claim, on the other hand, has only “possessory” title which is dependent upon maintaining possession and is subject to a paramount title of the United States.  A mining claim locator’s possessory right is established by the physical act of “location” of an unpatented mining claim for minerals such as gold and silver on unappropriated public land that is open to mineral location, and remains valid so long as the unpatented mining claim is maintained in compliance with the Mining Law of 1872, as amended, and other federal and state laws and regulations.  Such laws and regulations require a mineral discovery, the making of the mining claim on the ground in a specific way, and the making of annual payments to the U.S. Department of the Interior, Bureau of Land Management, referred to herein as the BLM, in order to maintain the unpatented mining claim.  Because possessory title is dependent upon the factual basis of these requirements, a determination that appropriate documents have been recorded in the county in which the mining claim is located and filed with the BLM does not ensure valid possessory title.

A valid unpatented mining claim may be held indefinitely and the mineral deposit mined without obtaining a patent from the United States.  There is no requirement that royalties be paid to the United States for minerals produced from unpatented mining claims.  However, proposals repeatedly have been introduced into Congress that would substantially modify the Mining Law of 1872 which could require, among other things, the payment of royalties to the United States.

We believe that we hold valid leasehold interests in all of our Utah mining claims and state leases, in particular the patented Yellow Hammer claims, the seven unpatented lode mining claims known as the Kiewit claims, and the unpatented mill site on the Cactus Mill property.  Nevertheless, there may exist conflicting interests in these claims.  In 1996 Clifton Mining obtained possessory title to the Cactus Mill site under a quitclaim deed from American Consolidated Mining Co., which had previously quitclaimed the site to another entity which recorded the deed after Clifton Mining. Because Utah has a race notice recording statute and the Clifton Mining deed was recorded first, management believes Clifton Mining holds valid possessory title to the site which has been leased to us.  In addition, a quitclaim deed recorded in 2009 from International Minerals & Metals Inc. and IMM-Dworkin Holdings, LLC to Clifton Mining references a royalty agreement granting a 0.5% royalty in favor of the grantors over a portion of the claims including the Kiewit claims.  No royalty deed has been recorded and management has been unable to locate the royalty deed.  Nevertheless, this royalty obligation may exist in favor of the original grantors.  Management does not believe that any of the exceptions to clear possessory title to the claims raises a material risk to planned operations and Clifton Mining has agreed to indemnify and hold us harmless from certain potential encumbrances.

Glossary

Archean:  Of or belonging to the earlier of the two divisions of Precambrian time, from approximately 3.8 to 2.5 billion years ago, marked by an atmosphere with little free oxygen, the formation of the first rocks and oceans, and the development of unicellular life. Of or relating to the oldest known rocks, those of the Precambrian Eon, that are predominantly igneous in composition.

Assaying:  Laboratory examination that determines the content or proportion of a specific metal (that is, gold) contained within a sample. Technique usually involves firing/smelting.

Development:  A development project is one which is undergoing preparation of an established commercially mineable deposit for its extraction, but which is not yet in production.  This stage occurs after completion of a feasibility study.

Dike:  A tabular igneous intrusion that cuts across the bedding or foliation of the country rock.

Exploration:  An exploration prospect is one which is not in either the development or production stage.

Fault:  A break in the continuity of a body of rock. It is accompanied by a movement on one side of the break or the other so that what were once parts of one continuous rock stratum or vein are now separated.  The amount of displacement of the parts may range from a few inches to thousands of feet.

Fold:  A curve or bend of a planar structure such as rock strata, bedding planes, foliation, or cleavage.

Formation:  A distinct layer of sedimentary rock of similar composition.

Geophysicist:  One who studies the earth; in particular the physics of the solid earth, the atmosphere and the earth’s magnetosphere.

Granitic:  Pertaining to or composed of granite.

Heap Leach:  A mineral processing method involving the crushing and stacking of an ore on an impermeable liner upon which solutions are sprayed that dissolve metals such as gold and copper; the solutions containing the metals are then collected and treated to recover the metals.

Intrusions:  Masses of igneous rock that, while molten, were forced into or between other rocks.

Mapped or Geological:  The recording of geologic information such as the distribution and nature of rock.

Mapping:  Units and the occurrence of structural features, mineral deposits, and fossil localities.

Mineral:  A naturally formed chemical element or compound having a definite chemical composition and, usually, a characteristic crystal form.

Mineralization:  A natural occurrence in rocks or soil of one or more metal yielding minerals.

Mineralized Material:  The term “mineralized material” refers to material that is not included in the reserve as it does not meet all of the criteria for adequate demonstration for economic or legal extraction.

Mining:  Mining is the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product. Exploration continues during the mining process and, in many cases, mineral reserves are expanded during the life of the mine operations as the exploration potential of the deposit is realized.

Pipes:  Vertical conduits.

Production Stage:  A “production stage” project is actively engaged in the process of extraction and beneficiation of mineral reserves to produce a marketable metal or mineral product.

Sedimentary:  Formed by the deposition of sediment.

Shear:  A form of strain resulting from stresses that cause or tend to cause contiguous parts of a body of rock to slide relatively to each other in a direction parallel to their plane of contact.

Vein:  A thin, sheet like crosscutting body of hydrothermal mineralization, principally quartz.

Geology

Our Gold Hill project is underlain by Carboniferous limestone and shale units of the Ochre Mountain Limestone, Manning Canyon, and Ochre Formations. Two distinctly separate igneous plutons intrude the sediments:  a Jurassic granodiorite in the north and an Oliglocene quartz-monzonite in the south.  Intense structural preparation is exhibited in different forms throughout the property with extensive primary north south fracturing exhibited in most areas.  Considerable east west fracturing exists in the center of the project area and appears to control and/or host mineral occurrences.  Generally, economic mineralization exhibits a close special relation to the Jurassic granodiorite with economic mineralization occurring both along the sediment contacts and the fractures within the intrusive. Nevertheless, there are no proven or probable reserves which would substantiate an established commercially minable deposit for extraction.  The close special relationship of the granodiorite to many of the mineral occurrences suggest it is the primary source of the mineralization.  The Nolan Report described several separate faulting, folding, and mineralizing events in the district.

The Kiewit occurrence has been characterized as a hydrothermal disseminated gold zone in a highly fractured granodiorite intrusion.   A specific horizon or low angle fault structure manifests itself as an anomalous gold blanket within the intrusion.

The Yellow Hammer mineralized material consists of several structurally controlled tabular and pipe-like copper, gold/silver, and tungsten zones hosted in the strongly altered quartz monzonite.  Copper oxides consist mostly of azurite, malachite and chrysocolla.  Sulfide copper minerals include chalcocite, chalcopyrite, covellite, and many other minerals including native copper.  Tungsten minerals are primarily sheelite.  Copper, gold, silver, and tungsten occur side by side within the shear zones.

Prior Exploration Activities

In connection with our review and assessment of the Yellow Hammer claims, we studied drill hole results from the 1960s, 1970s, and 1990s from drilling programs conducted by earlier exploration companies.  We selected certain areas of the claims where these prior drilling programs evidenced favorable results, and in fall 2009 we completed 116 drill holes on the Yellow Hammer claims ranging in depth from 16 to 72 feet, totaling approximately 6,000 feet of drilling.  The drilling was done with a leased air-track drill, which drilled 3½ inch holes using conventional compressed air.  Samples were collected on six foot spacing, bagged by company employees, and shipped by company truck to the American Assay Lab in Reno, Nevada, where the samples were wet-assayed for copper and the results sent to the company.

Subsequently, sample intervals from 22 of the better copper-grade drill holes were composited into 12 to 66 foot intervals and re-assayed for copper, gold, silver, and 68 other elements.

On the basis of the earlier drilling and our confirmation drilling, we calculated the mineralized material and concluded that sufficient mineralized material was present to justify removing the material by open pit and processing it at our pilot mill.  Metallurgical test work on the samples from the 2009 drilling was performed by McClellan Laboratories, Inc. in Reno, Nevada.  They performed mineralogical work to confirm that the primary sulfide copper minerals were approximately evenly split between chalcocite, covellite, bornite, and chalcopyrite, all of which would be amenable to flotation techniques.  McClelland’s baseline metallurgical test work confirmed that a +62% copper recovery at a +30% concentrate grade was attainable and that gold and silver recoveries were over 65% each.  McClelland also studied tungsten separation using a Knelson bowl but was unsuccessful.  Using the data from McClelland, we commenced optimization of the copper and tungsten and our internal results demonstrate recoveries are optimal at 90% minus 200 mesh.  Although we have no proven or probable reserves, we have calculated internally a mineralogical resource study of the mineralized material on the Yellow Hammer claims based on a cross sectional method the result of which is an estimated contained resource of approximately 25,000 tons grading 3.5% copper and 1% tungsten as WO3 and containing 0.05 ounce per ton gold and 1.5 ounce per ton silver.

In the Kiewit area, based upon our calculation of mineralized material based on drill results from prior drilling performed by Dumont Nickel Inc. from 2004 to 2006 and recent metallurgical test work by McClellan Laboratories, we also concluded that sufficient mineralized material was present to justify removing the material by open pit and processing it by leaching at a facility to be constructed near the Kiewit claims.   McClellan Laboratories completed a column leach test which resulted in 70% gold recovery on minus 1/8th material and with modest reagent consumptions due to the nature of the deposit (granodiorite).

For these reasons, we decided to concentrate our exploration activities in the Yellow Hammer and Kiewit areas for the near future.  Therefore, much of the near term exploration will be centered on known mineral occurrences on the Yellow Hammer and Kiewit claims.

Mineralization in the project area is manifested as:  contact-metasomatic in and around limestone-granodiorite contacts (skarns), as fissure quartz-carbonate-adularia veins within the intrusive body itself, and as copper-gold replacement deposits within both the limestone and the intrusion.   The Nolan Report concluded that together these styles of mineralization are indicative of epithermal and related porphyry systems.  Underlying thrust faults such as the Ochre Mountain thrust fault and the North Pass thrust fault along with numerous Mesazoic cross-cutting low-angle faults would have allowed magmatic or hydrothermal fluids emanating from the intrusion to migrate far from the intrusion and deep into surrounding wall rock.  Clastic shale units within the property may have acted to form traps where migrating fluids would have deposited metals.

We believe the structural, lithological, and geochemical signature of the Gold Hill area is favorable for a porphyry copper-gold system (and related skarns) proximal to the Jurassic granodiorite, and for sediment hosted gold deposits distal to the granodiorite intrusion.

Exploration Plans

With the funding from DMRJ Group, we have commenced processing mineralized material from our Yellow Hammer claims at the pilot plant located on the Cactus Mill property and we intend to commence processing activities on the Kiewit Claims upon receipt of the necessary permits.  Set forth below is a brief discussion of the material plans relating to these projects:

Cactus Mill Pilot Plant Rebuild.  The Cactus Mill site is located approximately 1/3 mile north and west of the town site of Gold Hill and approximately four miles north of the Yellow Hammer claims.  All needed access roads are already in place.  Milling began on this site in about 1919.  Prior to our recently completed rebuild activities, the site consisted of two buildings with a concentrated storage area.  Water for the area comes from the Cane Springs, located approximately 1,000 feet southwest of the pilot mill site and is piped to the pilot mill.

We confirmed anomalous sulfide copper, gold, silver, and tungsten during the fall 2009 drilling program on the Yellow Hammer claims.  Based upon the results of current independent and internal metallurgical work, we have modified and converted the existing mill on the Cactus Mill property into a larger and newer pilot facility to accommodate the treatment of this complex mineralized material.  This pilot plant is comprised of a copper flotation circuit followed by flotation and gravity circuit for tungsten.  Although most of the prior mill equipment is between 15 and 25 years old, it has been upgraded and modernized during this reconstruction process.  A new feed system has been installed and all major electrical equipment has been rebuilt or replaced.  A 350 KVA generator has been added to power the pilot plant initially, while a 150 KVA generator has been rebuilt to maintain support when the main generator is down.  Two 60 KVA and one 70 KVA generators have been added as support for the water well and construction.  We tested the facility during September 2010 and commenced processing mineralized material in October 2010.  We spent approximately $1,000,000 on the remodel and reconstruction of the pilot plan.

Mineralized material from the Yellow Hammer claims is providing the initial material for feed to the pilot plant.  It is transported to the pilot mill on existing county roads and crushed and ground at the site.  It is then put through the gravity separation system, where a salable concentrate is produced.  The remaining materials are then extracted using a regular floatation process and the concentrates will then be sold “as is” to a smelter.  We have commenced production of a copper concentrate with credits for gold and silver but have not produced sufficient concentrate to ship to smelter.  In addition, are producing a gravity and flotation tungsten concentrate, but likewise we have not yet produced sufficient concentrate to ship to smelter.  Based on our current schedule of operations, and depending upon securing off-take contracts for the copper and tungsten concentrates, we anticipate commencing shipments of copper and tungsten concentrates in fourth quarter 2010.

Mineralized material is removed from the Yellow Hammer pit by an excavator and a loader.  It is then crushed with an impact crusher in closed circuit with a 1” x 1” screen.  The material is crushed and stockpiled on top of an apron feeder at the pilot mill and a backhoe is used to maintain the pile during operation.  The mineralized material is transferred from the pile by an electric/hydraulic variable speed apron feeder to a newly rebuilt 30” x 40’ weight-o-meter belt.  This belt feeds a 30” x 20’ feed belt which dumps into the pilot mill feed box.  Water is added to the mill feed material to achieve a density of 50%.  The slurry is fed to the mill through an eight inch pipe and elbow, and sealed on the mill feed end by a neoprene washer which has been drilled for water injection to help with sealing and lubrication.  Mineralized material is ground in a 150 horsepower six foot by seven foot steel lined mill with minus three-inch grinding balls.  Material which passes the one-inch discharge trammel falls to a sump where water is added to achieve a density of 30-35%.  This slurry is pumped back to the pilot mill feed box where an eight-inch cyclone classifies the material to achieve a 90% passing 200 mesh grind.  Oversized material returns to the mill feed box and mixes with new mineralized material and make-up water and returns to grinding.  Undersize cyclone material reports to a set of six each flotation rougher cells.  There are two stages of cleaning to produce the copper concentrate.  Rougher tailings are pumped to a bank of four spiral classifiers.   Spiral concentrates are pumped by a 2 x 2 diaphragm pump to an agitated surge tank which feeds a six-foot by twelve-foot Wiffley concentrating table.

From approximately September 27, 2010, until mid-October 2010, the pilot mill was in the startup testing phase.  Commencing October 20, 2010, the pilot mill has operated continuously processing mineralized material from the Yellow Hammer claims.  It is designed to operate at 10 tons per hour, but we have found that it operates most efficiently at approximately nine tons per hour.  During October 2010 the pilot mill was operated 75 hours per week and commencing November 1, 2010, it has been operated at a rate of approximately 96 hours per week.  We anticipate that the pilot plant will process at a rate of at least 3,600 tons per month.

We continue to adjust the specifications for the pilot mill to meet the requirements of the specific mineralized material fed into the plant.  The flotation circuit is performing approximately to plan in the oxidized horizon with copper recovery of between 50-60% depending on the exact feed, but the gravity circuit with the spiral classifiers followed by a Wiffley table is capturing more tungsten than expected and greater amounts of copper than anticipated.  As a result, we are adjusting the specifications for the mill to accommodate the unexpected volume coming off the table, which we do not anticipate will materially delay our operating schedule.  We estimate that as of December 7, 2010, we had produced approximately 50,000 pounds of copper concentrate and approximately 2,000 pounds of tungsten concentrate.

We have retained a concentrate broker with contacts to several local smelters to negotiate the selling price and terms to sell our copper and tungsten concentrates.  Although our broker has had preliminary discussions with potential smelters, we have no existing off-take agreements for our concentrates.  Based upon these preliminary discussions, we anticipate that we will be able to sell our concentrates to facilities in the Salt Lake City, Utah area, which is approximately 220 miles by good roads from our property.  We believe adequate local trucking services are readily available to transport the concentrates.

Tailings from our pilot mill are being stored in an existing and historic tailings area approximately 30 yards from the plant and adjacent to the location of the proposed heap leach facility.  Under the current terms of our existing Large Mining Operations Permit for the pilot mill, we are not limited as to the amount of tailings which we can store in this area.  We believe the operating duration of the pilot mill is not limited by the capacity of the tailings area and would permit processing of all of the mineralized material at the Yellow Hammer claims.

The milling process would also allow subsequent leaching of the tailings for oxide copper mineralized material if deemed economic. We are in the process of amending our existing permit to allow us to construct and operate a heap leach facility near the pilot mill.  In the event that gold bearing material is located in sufficient quantities on these claims, this material would be transported to the proposed Kiewit leach pad for processing.

Cactus Mill Heap Leaching Facility.  Upon receipt of necessary permits as discussed below, we intend to construct an approximately four acre heap leach facility for oxide copper mineralized materials to be built near the Cactus Mill pilot plant.  Management currently estimates that leaching would commence in mid-2011.  Management estimates that approximately 75,000 tons could be leached per year through this facility with dilute sulfuric acid.  Copper will be precipitated using the copper cementation process.  While approximately $100,000 has been spent to prepare and construct the heap leaching facility, we have budgeted an additional $500,000 from the DMRJ funds and $500,000 from the sale of copper concentrate from the pilot mill to complete the project.  Management estimates that this facility will accommodate processing of mineralized material from the Yellow Hammer claims for approximately two years, after which we anticipate constructing a larger facility near the Yellow Hammer claims, if warranted.

Kiewit Gold Claims.  Based on prior exploration work performed by Dumont Nickel between 2004 and 2006, management believes that mineralized material located on the Kiewit claims is a highly oxidized, highly fractured, highly disseminated and cyanide amenable hydrothermal gold deposit, with very minimal silver occurrences with the gold.  Independent metallurgical testing by McClelland Laboratories in Reno, Nevada, has shown recoveries of 70% of gold are achievable with very low reagent consumptions but with the need for very fine crushing to at least minus 1/8th inch.  We intend to extract mineralized material from three open pit mines and to process the material using a cyanide heap leach operation to recover gold and silver.  Mining, haulage operations, crushing and placement of the material on the leach pad is intended to be performed by outside contractors.   The claims are located approximately two miles west of the proposed leaching facility.  Removal of mineralized material from these claims is subject to obtaining the necessary permits as discussed below.

Kiewit Heap Leaching Facility.  We intend to process any mineralized material extracted from the Kiewit claims through a heap leach facility we propose to construct approximately 3,000 feet to the southwest of the Kiewit claims on patented claims we currently lease.  We estimate that the leaching facility would cover approximately 20 acres.  The project will entail the construction of an 800,000 square foot clay and plastic lined pad and ponds and a 1,500 gallons per minute carbon column recovery facility.  We have budgeted $3,500,000 to complete this project upon receipt of necessary permits as discussed below.

Permits

The Bureau of Land Management regulations stipulate that, as long as any exploration projects on federal lands are limited to an area within five acres, there are no requirements to perform an extensive environmental assessment or compose a Plan of Operation.  Larger projects would require a Plan of Operation which would consist of a reclamation plan and bond.  The BLM has shifted some of its land management and authority to state agencies, such as the Utah Division of Oil, Gas and Mining which also regulates mining activities on state and private lands.  The Utah Division of Oil, Gas, and Minerals also shares authority with the BLM to stipulate and enforce environmental protection measures which are generally regulated by the Utah Department of Environmental Quality.  Our proposed exploration activities are located in the State of Utah and therefore require various filings with the Utah Division of Oil Gas and Mining.  The Division requires all large mining operations to have an approved notice of intention and an approved reclamation contract in place and a surety bond posted.  All small mining operations must have a complete notice of intention filed with the Division.  All exploration projects must have a complete notice of intention filed with the Division.

We have retained North American Exploration, Inc. of Kaysville, Utah, to assist us in obtaining the operating permits necessary for our principal projects on the Gold Hill claims.  We have also retained JBR Environmental Consultants, Inc. of Sandy, Utah, to assist us with environmental issues relating to the permitting process.  We believe that because of the location of the mining property, obtaining the necessary regulatory permits will not be difficult or cause material delays.  The property is located in an historical mining district that has existing disturbances and mine wastes and is in a very arid, desolate area. The property is also adjacent to, and uphill from, the Dugway Proving Grounds and Air Force Gunnery Range that is deemed an environmentally insensitive area.  Existing water quality is low and relations with the few existing neighbors are good.  Management believes that through our leased patented claims we have adequate private land for process facilities.  There is no material access from any metropolitan area or community.  Management believes that no previous work by any operator has been contested by regulators or others.

Set forth below is a summary of the status of the permitting process for the various segments of the project:

Yellow Hammer Small Mining Operations Permit:  We hold a Small Mining Operations Permit from the Utah Division of Oil, Gas and Mining.  This permit was approved by the Division on October 5, 2009.  We have also posted a reclamation bond of $25,300 with the Division.  This Small Mining Operations Permit stipulates that as long as any exploration or mining operations are limited to an area within five acres, there are no requirements to perform an extensive environmental assessment or complete a Plan of Operation.

Cactus Mill Site:  We currently hold a Large Mining Operations Permit from the Utah Division of Oil, Gas and Mining for the pilot plant which allows flotation and gravity concentration.  This permit was granted in October 1995 to Ivanhoe Joint Venture and was ultimately assigned to us on April 6, 2009.  We have also entered into a Reclamation Contract with the Division which was originally effective August 9, 2002, and transferred to us on April 6, 2010.  We have also posted a reclamation bond in the amount of $48,000 for this project with the Division.  Initially, mineralized material for this pilot plant will be generated exclusively from the Yellow Hammer claims under the above–referenced Small Mining Operations Permit.

Cactus Mill Heap Leach Project:  Since September 2009 we have been working with the Utah Division of Oil, Gas and Mining and the BLM to amend our Large Mining Operations Permit for the Cactus Mill site to allow a test copper heap leach operation.  The amendment was originally filed in September 2009.  The BLM responded in February 2010 with a request for additional information, including such items as a process flow sheet, rock characterization and handling plan, spill contingency plan, and operations schedule.  In June 2009 we filed with the Utah Division of Oil, Gas and Mining our third amendment to the Notice of Intention to Amend the Large Mining Operations Permit.  We anticipate completing the amendment process in early 2011.

The BLM is requiring an environmental assessment be provided with the amended Large Mining Operations Permit, although representatives of the BLM have indicated that a single environmental assessment for both the Cactus Mill amendment and the Kiewit application would be acceptable.  We estimate that the cost of preparing the environmental assessment will be approximately $38,000 and that it will be completed in early 2011.  We believe that the amended Large Mining Operations Permit process could be completed by first quarter 2011.  However, there a number of factors which could require longer to complete the amended permitting process, including delays caused by untimely regulatory reviews.  In June 2010, we submitted a Ground Water Discharge Permit Application with the Utah Division of Water Quality within the Utah Department of Environmental Quality, which, if approved, will be included as an appendix to the Large Mining Operations Permit.

Kiewit Project:  This deposit exists entirely on BLM unpatented mining claims from which an environmental assessment was previously completed by Dumont Nickel, a predecessor operator, on the affected area.  The heap leach pad and process area will be located on patented mining claims approximately 3,000 feet to the south of the Kiewit claims.  We are in the process of transferring the exploration permit which has a completed Plan of Operation and environmental assessment from Dumont Nickel to us.  We anticipate completion of the transfer during fourth quarter 2010.

In February 2010 we filed an application for a Large Mining Operations Permit to commence large mining operations for three open pit mines and a heap leach gold facility.  In February 2010 we also submitted a Plan of Operation to the BLM and the Utah Division of Oil, Gas and Mining for exploratory drilling.  The Utah Division of Oil, Gas and Mining provided its initial review of this submittal.  We have submitted our response which is under review by the Division.  The application includes reclamation and storm water management.  A separate Groundwater DischargePermit through the Utah Department of Environmental Quality is also required and is in its final review phase.  The permit was posted by the Utah Division of Water Quality for 30-day public comment on November 2, 2010.  We anticipate completion of this process in fourth quarter 2010.

In addition to completing the notice of intent filing, we anticipate that the BLM will require an analysis of our Plan of Operation in compliance with the National Environmental Protection Act, which we anticipate will consist of our notice of intent filing with the Utah Division of Oil, Gas and Mining once it is complete, which will require an environmental analysis on the project.  JBR Environmental Consultants has likewise been engaged to prepare this analysis.  We estimate the cost to prepare this environmental analysis will be at least $47,000 and could be higher depending upon the requirements of the BLM.

Yellow Hammer Exploration:  In October 2008 the Utah Division of Oil, Gas and Mining issued an exploration permit for exploration of the Yellow Hammer claims which was used to conduct our drilling program on these claims last fall.  We have also executed a Reclamation Contract dated October 13, 2009, with the Division and have posted a reclamation bond with the Division in the amount of $12,300 for this project.

Parties engaged in mining operations may be required to compensate those suffering loss or damage by reason of the mining activities and may have civil or criminal fines or penalties imposed for violations of applicable laws or regulations.  Amendments to current laws, regulations and permits governing operations and activities of mining companies, or more stringent implementation thereof, could have a material adverse impact on our planned operations and cause increases in capital expenditures or exploration costs or reduction in levels of mineralized material from future properties, if any, or require abandonment or delays in exploitation of new mining properties.

Water and Power

Pursuant to our lease agreement with Clifton Mining, we have access to Cane Springs, a natural flowing spring approximately 1,000 feet southwest of the Cactus Mill site, as well as the Cane Springs mine shaft located approximately ¼ mile south of the Cactus Mill. We have reconstructed pipe lines from Cane Springs and the Cane Springs shaft to the Cactus Mill pilot plant.  Management believes the water from these two sources will be sufficient to operate the pilot plant and the proposed Cactus Mill leaching facility.   We have been granted a one cubic foot per second water right from the Utah Division of Water Rights to provide water to the proposed Kiewit heap leach facility, which management believes will be sufficient to operate the proposed facility.  We intend to construct a well adjacent to the facility to provide this water. Prior work on this site by Dumont Nickel has identified water at a depth of approximately 350 feet.

We believe that the generators installed with the pilot plant will be sufficient to provide the power necessary to operate the facility.  We have installed an 8,000 gallon diesel fuel tank which we estimate will permit running time of approximately five weeks before refilling is required.  We are also negotiating with a utility to provide a permanent power source by running power lines to the property for leaching facilities and pilot mill.  We believe that all necessary easements are in place for installation of the power lines and estimate that the cost to install the lines would be approximately $13,000.  We are also exploring additional alternatives for power to the property.

Competition

The precious metal exploration and mining industry is highly fragmented.  We expect to compete with many other exploration companies looking for copper, gold, silver, tungsten, and other minerals. We are among the smallest of the exploration companies in existence and are a very small participant in the precious metal industry. However, we generally expect to compete favorably with other exploration companies since the claims held by the company in the Gold Hill Mining District consolidate the principal mining areas and limit the ability of other exploration companies to commence material exploration activities in the district.  Furthermore, if we are able to successfully recover copper, gold and other by-products from our claims, it is likely that we will be able to sell all minerals that we are able to recover.

Copper mining is a significant industry in Utah.  In particular, we will be competing with Rio Tinto which operates the Kennecott Copper Mine, one of the largest open pit copper mines in the world, located in Salt Lake County, Utah.  However, management believes the market for copper is sufficiently strong to accommodate any mineralized material which we may extract.

The property is located reasonably near a populated area from which it will be able to draw manpower and supplies.  Management does not currently have customers for any copper, gold, silver, or other minerals which we may produce.  We anticipate that markets for these minerals are readily available and do not anticipate difficulty in selling any concentrates of mineralized material which we may extract.  Notwithstanding this, management will need to evaluate transportation methods and costs when it obtains potential customers to determine whether existing prices for the mineralized materials would make sales to such customers economically viable.

Government Compliance

Our operations are subject to extensive federal and state laws and regulations designed to conserve and prevent the degradation of the environment.  These laws and regulations require obtaining various permits before undertaking certain exploration or mining activities and may result in significant delays, substantial costs and the alteration of proposed operating plans.  As discussed above under Permits, we have retained North American Exploration, Inc. and JBR Environmental Consultants, Inc. to assist us in obtaining the necessary mining and environmental permits and clearances.  Meeting these regulatory requirements necessitates significant capital outlays and may result in liability to the owner and operator of the property for damages that may result from specific operations or from contamination of the environment, all of which may prevent us from continuing to operate.

Our Cactus Mill pilot plant and the Kiewit claims are located on unpatented claims located on federal land, which also requires compliance with applicable requirements administered by the BLM.  These regulations impose specific conditions on the nature and extent of surface disturbance, the manner in which exploration and mining can be conducted, the disposition of spent mineralized material, the use and containment of chemical leaching agents and other solutions, spill prevention, liquid and solid waste disposition, ground water monitoring, and a number of other matters which if violated could result in fines, penalties or attendant adverse publicity.

We are also obligated to make annual payments to the BLM for each of our unpatented mining claims on federal land and to record an affidavit in the Tooele County Recorder’s Office reflecting the payment of the annual maintenance fees to the BLM and stating our intention to hold the claims.  The 2010 annual maintenance fee payable to the BLM on our unpatented claims was $46,760 and was paid in August 2010.  The required affidavit was filed with the Tooele County Recorder on August 26, 2010.  Proposals repeatedly have been introduced in Congress that would substantially modify the Mining Law of 1872, the statute pursuant to which unpatented mining claims are located and maintained.  Bills have been introduced that would require, among other things, the payment of royalties to the United States.  Property taxes on the patented claims were $6,430 for 2009 and are anticipated to be approximately the same for 2010.  The 2010 mineral lease fees on two of the Utah state claims were $1,053 and we anticipate that the mineral lease fees on the remaining state claims payable in December 2010 will be approximately $4,637.  We do not anticipate that these taxes and fees will significantly increase in 2011.

Mining and exploration operations are also subject to both federal and state laws and regulations pertaining to employee health and safety.  We have employed a mine safety administrator to monitor our obligations under these laws and regulations.

Insurance

We maintain property and general liability insurance with coverage we believe is reasonably satisfactory to insure against potential covered events, subject to reasonable deductible amounts, through our exploration stage.

Offices and Other Facilities

We do not maintain separate offices for the company.  Mr. Jorgensen, our CEO, provides office space in his home in Spokane, Washington, for our principal executive offices.  Monthly rent for this space is $500 and commenced October 1, 2010.  Mr. Havenstrite, our President, operates primarily on site at our mining property in Tooele County, Utah.  He also works from his office in Reno, Nevada.  Monthly rent for the office space in Reno is $500 and commenced October 1, 2009.  This office space is used primarily for RMH Overhead, LLC, a business owned by him.  Agreements for the use of the office space facilities with these parties are month-to-month and can be cancelled at any time.

We rent a core-logging facility located on the Tooele County airport grounds in Wendover, Utah.  The facility includes a separate core splitting and sawing room, field supply storage rooms and sufficient floor space for logging tables and racks to hold over 21,000 feet of HQ core boxes.  Monthly rent for this space is $350 and the rental arrangement is terminable at any time.

Employees

We currently have 15 full-time employees, including our President, Rick Havenstrite who will devote approximately 90% of his time or 36 hours per week for our business.  In addition, we employ a project manager, a metallurgist, a geologist, a mine safety administrator, two mill operators, two mill helpers, an electrician/maintenance man, three mine laborers, and two tungsten processors.  All of these employees work at our Gold Hill project site.  We also employ our CEO, Robert E. Jorgensen, who will devote approximately 75% of his time or 30 hours per week for our business.  In addition, we have a part-time consulting agreement with one of our directors, Eric L. Moe.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business.  We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

MANAGEMENT

Current Management

The following table sets forth as of December 7, 2010, the name and ages of, and position or positions held by, our executive officers and directors and the employment background of these persons:

Name	Age	Positions	Director Since	Employment Background
Robert E. Jorgensen	57	Chairman, CEO, & Treasurer	2001
Mr. Jorgensen has served as our Chairman and treasurer since February 2001; as a vice-president from November 2001 until October 2004, as president from October 2004 until April 2009, and as CEO since April 2009.  He served as president of Monarch Gulf Exploration, an oil and gas exploration company, from January 2005 until late 2007.

Rick Havenstrite	52	Director & President	2009
Mr. Havenstrite has served as our President since April 2009 and has been employed by us to manage our mining operations since August 2009.  Since May 1999 he has been the co-owner and president of Overhead Door Company of Sierra/Nevada, Inc., a commercial and residential door installation company.  From 1998 until 1999 he was employed by Nevada Star Resources, a small copper mining company, as manager of the Nevada Star Milford Copper Project in Utah; from 1996 until 1998 he was employed by Centurion Mines Corp, a exploration mining company, as vice-president of operations on the Milford Copper Project; from 1992 until 1996 he was general manager of Nevada operations for Arimetco Mining Yerington Nevada, a mid-size copper mining company; from 1991 until 1992 he was employed by Nevmont Minerals, a small gold mining company, as manager of the Golden Assets Mine in Montana; from 1983 to 1990 he was employed by Silver King Mines, which subsequently changed its name to Alta Gold Corp., a Mid-sized diversified mining company,  as the mine manager and superintendent on the Alta Gold Buckskin Mine and the Robinson Mine in Utah; and from 1980 until 1983 he was employed by Utah International, a large diversified mining company, as mine engineer of the Springer Tungsten Mine in Nevada and the Navaho Coal mine in New Mexico.  Mr. Havenstrite graduated in 1980 with a Bachelor of Science degree in mining engineering from the University of Reno Mackay School of Mines.  He is a registered Professional Mining Engineer with the State of Utah and is an inactive Professional Mining Engineer in the State of Nevada.

Robert E. Knecht	59	Vice-President & Director	2007
Mr. Knecht has been retired since 2005.  From 1989 until 2001, Mr. Knecht was employed by EBI Securities Corp as compliance officer for the Spokane Washington branch.  From 2001 until 2003 he was self-employed as a business consultant and from 2003 until 2005 he worked in the collections department  for Citigroup in Meredian, Idaho.

William McAndrews	58	Director	2008
Mr. McAndrews has been employed as a marketing representative for Ron Rothert Insurance Services since April 2008.  From February 2002 until March 2008 he was employed as an insurance agent for Northtown Insurance.

John Ryan	48	Director	2009
Mr. Ryan served as a director of our company from February 2001 until 2007and as president from 2001 until 2003.  Since January 2010 he has been the management director of Sunrise Securities Corp., a boutique investment banking firm.  From January 2001 until December 2009 he served as president and director of Fontana Capital Corp., a venture capital firm.  He also serves as a director of the following reporting companies:  Gold Crest Mines, Inc.; Trend Mining Company; Independence Brewing Company; Direct Response Media, Inc.; Lucky Friday Extension Mining Company, Inc.; Mineral Mountain Mining and Milling Company; Tintic Standard Gold Mines, Inc.; Consolidated Goldfields, Inc.; and Silver Verde May Mining Company, Inc.

Eric L. Moe	46	Director	2010
Mr. Moe has been the president and a director of RMJ, Inc., a small development stage oil and gas company, since 2008.  From 2005 until 2007 he was chief executive officer of Daybreak Oil & Gas, Inc., a small oil and gas company.  Since 1998 he has also been self-employed as a business consultant to public and private companies, including Desert Hawk Gold Corp. for which he provided consulting services since 2007.

Each director is elected until the next annual meeting of shareholders and until his successor is elected and qualified, except as otherwise provided in the Bylaws or required by law.  We did not hold an annual meeting of the shareholders for the fiscal year ended December 31, 2009, and we have not scheduled an annual meeting for the current year.  Whenever the authorized number of directors is increased between annual meetings of the stockholders, a majority of the directors then in office has the power to elect such new directors for the balance of a term and until their successors are elected and qualified.

Officers are to be elected by the Board of Directors at its first meeting after every annual meeting of stockholders.  Each officer holds his office until his successor is elected and qualified or until his earlier resignation or removal.

Involvement in Certain Legal Proceedings

During the past ten years there have been no events under any bankruptcy act, no criminal proceedings and no judgments, injunctions, orders or decrees material to the evaluation of the ability and integrity of any of our directors or executive officers.

We are not aware of any legal proceedings in which any director, officer or affiliate of our company, any owner of record or beneficially of more than five percent of any class of our voting securities, or any associate of any such director, officer, or affiliate of our company, or security holder is a party adverse to us or our subsidiary or has a material interest adverse to us or our subsidiary.

Certain Relationships and Related Transactions

On July 24, 2009, we entered into a Joint Venture Agreement, which was subsequently converted into a lease agreement, with the Clifton Mining Company and Woodman Mining Company under which we received all of our Utah mining claims and leases, except for the Yellow Hammer claims.  Under the terms of the Joint Venture Agreement, we paid $250,000 and issued 500,000 shares of our commons stock to Clifton Mining.  The shares were valued at $350,000.  As a result of this transaction, Clifton Mining became a 5% shareholder of the company.  The shares are subject to a six-year lockup and leak-out agreement which prevents Clifton Mining from selling shares publicly for a period of one year from the original filing date of the registration statement of which this prospectus is a part.    Thereafter, Clifton Mining may sell up to 20% of these shares during any 12-month period.  In September 2009, we acquired all of the rights and interest of Clifton Mining in a $38,000 reclamation contract and a $3,777 cash surety deposit with the State of Utah Division of Oil, Gas and Mining for the property.  As consideration for Clifton Mining selling us its interest in the reclamation contract and surety deposit, we issued 60,824 shares of our common stock to Clifton Mining.  These shares were valued at $42,579.

On November 30, 2009, we issued promissory notes to West C Street, LLC and Ibearhouse, LLC as a result of which they each became 5% shareholders of our company.  These three-year notes were issued in the principal amount of $300,000 each and bear interest at 15% which is payable monthly.  The full amount of interest is due and payable regardless of any prepayment of the principal amount of the note.  The principal amount of these notes and interest are convertible into our common shares at any time through November 30, 2012, at the rate of $0.70 per share.  The principal on each of these notes is convertible into approximately 428,571 shares.  If we fail to repay the loans at maturity, we have agreed to issue additional shares to the lenders at the rate of one share for each $2.00 owed at maturity and the maturity date will be extended for one year.  We also issued 150,000 shares each to the lenders as a bonus for loaning us the funds.  These 150,000 shares were valued at $105,000.

In December 2009 we acquired all of the outstanding stock of Blue Fin Capital, Inc., a Utah corporation owning mining claims in Arizona, for 2,713,636 shares of our common stock which were issued pro rata to the shareholders of Blue Fin.  We exchanged our common shares on a share-for-share basis with the shareholders of Blue Fin.  The aggregated value of the transaction was recorded at $2,485.  In connection with this transaction we issued 482,236 shares to Robert E. Jorgensen and 1,000,000 shares to Rick Havenstrite, each of whom was a shareholder, officer and director of Blue Fin at the time of the acquisition.  As of the transaction date Mr. Jorgensen was the CEO, a director and principal shareholder of our company and Mr. Havenstrite was President and a director of our company.  We also issued 100,000 shares to Stuart Havenstrite, a shareholder of Blue Fin and the father of Rick Havenstrite.  Further, we issued 1,131,400 shares to Eric L. Moe, a shareholder of Blue Fin, who became a 5% shareholder as a result of the transaction.  The closing of the transaction occurred on December 31, 2009, and Blue Fin became a wholly owned subsidiary of Desert Hawk.

In December 2009 we entered into a consulting agreement with Stuart Havenstrite, the father of Rick Havenstrite, our President and a director.  Pursuant to the agreement Mr. Havenstrite has agreed to provide geological services for our mining project.  The term of the agreement is for one year and we have agreed to compensate him at his regular hourly fee, provided that the aggregate payable for any month shall not exceed $6,000.  Either party may terminate the agreement at any time for cause.  The agreement may be extended by the parties and thereafter cancelled without cause at any time.

During 2009 we paid $36,615 to Rick Havenstrite for services performed as President of our company and for the ten-month period ended October 31, 2010, we paid $82,154 for his services.  In addition, from October 2009 through October 31, 2010, we paid $6,000 to RMH Overhead, LLC, an entity co-owned and controlled by Rick Havenstrite, for office rent, and we continue to pay $500 per month for use of this office space pursuant to a Rental Agreement dated effective October 1, 2009, between us and RMH Overhead, LLC.  From April through October 31, 2010, we paid $31,700 to Overhead Door Co. of Sierra Nevada/Reno, Inc. for work performed by its employees either at the mine site for hauling equipment.  We have also purchased two Ford trucks and a ladder from Overhead Door Co. of Sierra Nevada/Reno, Inc. for an aggregate of $8,800

On July 14, 2010, we entered into an Investment Agreement with DMRJ Group under which they agreed to provide loans of up to $6,500,000 and received 958,033 Series A Preferred Shares convertible into a like number of common shares.  As a result of this transaction, DMRJ Group became a 5% shareholder.

In July 2010 we issued 25,000 shares to Marianne Havenstrite, wife of Rick Havenstrite, our President, for accounting services rendered in connection with our funding transaction with DMRJ Group.  These shares were valued at $17,500.

In July 2010 we issued 400,000 shares to John Ryan, one of our directors, for accepting appointment as a director and for his prior services as a director.  We valued these shares at $280,000.

In September 2010 we entered into an employment agreement with Mr. Havenstrite.  The term of the agreement is for four years, with automatic one-year extensions unless notice is given by either party.   Mr. Havenstrite is required under the terms of the agreement to devote a minimum of 75% of his business time to the affairs of our company.  Nevertheless, he may serve on the board of directors or serve as an officer of up to three companies not engaged in business which may reasonably compete with our business, provided that he would not be required to render any material services with respect to the operations or affairs of any other business which would exceed 25% of his entire business time.  In spite of the minimum percentage of his time required in his employment agreement, Mr. Havenstrite currently devotes 90% of his time, or approximately 36 hours per week, to our business and approximately 10%, or 4 hours per week, of his business time to Overhead Door Company of Sierra/Nevada, Inc., his overhead door business in Reno, Nevada. He does not anticipate devoting more than 10% of his time to the business of his overhead door company during the term of his employment contract with us.  The annual base salary is $120,000 plus performance compensation of between 10% and 100% of the annual base salary based upon fulfillment of annual performance goals established by the Board or the Compensation Committee.  In the event we terminate the agreement without cause or if the agreement is constructively terminated by us, we have agreed to pay Mr. Havenstrite a severance package equal to three times the initial base salary if such termination occurs on or before August 31, 2011, and one and one-half times the largest annual base salary plus the largest annual performance compensation received by Mr. Jorgensen under the Agreement if such termination occurs after August 31, 2011, payable 75% within 30 days and the balance within 30 days of the first anniversary of the termination.

For the years ended December 31, 2008 and 2009, and for the first eight months of this current calendar year, we have paid $101,730 to Eric L. Moe, one of our directors, for consulting services.  Effective September 1, 2010, we entered into a written consulting agreement with Mr. Moe which provides for a monthly payment of $10,000 and requires approximately 50% of Mr. Moe’s business time be dedicated to the business of our company.  The term of the consulting agreement is for four years but may be terminated for cause.  During the year ended December 31, 2009, Mr. Moe received $4,200 for providing us the use of office space in his home.

For the eight-month period ended August 31, 2010, we paid $7,000 to RMH Overhead, LLC, an entity owned and controlled by Mr. Havenstrite, for accounting services performed by Ms. Havenstrite during the period.  We have agreed to pay $2,000 per month for these continuing accounting services which may be terminated without cause at any time.

We rent a core-logging facility from Clifton Mining, one of our 5% shareholders, which is located at the Tooele County airport grounds in Wendover.  We began renting the space in January 2010 and pay $350 per month for this space.  For the first eight months of 2010, we paid $2,800 to Clifton Mining.

Mr. Jorgensen, our CEO and Chairman, provides office space in his home for our principal executive offices at a cost of $500 per month commencing October 1, 2010, pursuant to a Rental Agreement dated effective October 1, 2010, between us and Mr. Jorgensen.  As of December 7, 2010, we owed Mr. Jorgensen approximately $138,000 for unpaid salary accrued during the year ended December 31, 2006.  Mr. Jorgensen has deferred payment of this accrued salary until revenue is generated from operations of the company.

Independent Directors

Our securities are not listed on a national securities exchange or in an inter-dealer quotation system which has requirements that directors be independent.  As a result, we have adopted the independence standards of the NYSE Amex Equities (formerly known as the American Stock Exchange) to determine the independence of our directors and those directors serving on our committees.  These standards provide that a person will be considered an independent director if he or she is not an officer of the company and is, in the view of the company’s board of directors, free of any relationship that would interfere with the exercise of independent judgment.  Our board of directors has determined that Robert E. Knecht, Bill McAndrews, and John Ryan would meet this standard, and therefore, would be considered to be independent.

Committees

We have created a Compensation Committee of the Board of Directors, which is composed of Robert E. Jorgensen, John Ryan, and Bill McAndrews.  Mr. Jorgensen is not considered an independent member of this committee.  We have not created any other committees.

Indemnification

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

In addition to any other rights provided by Nevada law or our Bylaws, Article IX of the Amended and Restated Articles of Incorporation mandates that the expenses of officers and directors incurred in defending any civil or criminal action, suit or proceeding, involving alleged acts or omissions of the officer or director in his or her capacity as an officer or director of our company, must be paid by the company or through any insurance purchased and maintained by us, including payment of expenses incurred in advance of the final disposition of the action so long as the indemnified party undertakes to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she was not entitled to be indemnified by us.  Article VIII of our Bylaws also provides that we indemnify our directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.

Each of our employment agreements with Messrs Jorgensen and Havenstrite, and our consulting agreement with Eric L. Moe, contain mandatory indemnification provisions similar in scope and operation as described above.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by any director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the sale of the shares in this offering, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Our Amended and Restated Articles of Incorporation also provide that no director or officer will be personally liable to us or our stockholders for monetary damages to the fullest extent permitted by Nevada law.  However, a director or officer will be liable if his act or failure to act constituted a breach of his fiduciary duty and his breach of those duties involved intentional misconduct, fraud or a knowing violation of law.

EXECUTIVE COMPENSATION

Executive Compensation

The following table sets forth information concerning the annual compensation awarded to, earned by, or paid to the named executive officer for all services rendered in all capacities to our company and its subsidiaries for the years ended December 31, 2009 and 2008:

SUMMARY COMPENSATION TABLE

Name & Principal Position	Year	Salary		Total
Robert E. Jorgensen, CEO	2009	$60,000		$60,000
	2008	$60,000	(1)	$60,000
(1)	Of this amount, $37,500 was paid and the balance accrued in fiscal 2008 and paid during the year ended December 31, 2009.

During 2008 and 2009 we agreed to pay Mr. Jorgensen $5,000 per month for his services as our principal executive officer.  Effective September 1, 2010, we entered into an employment agreement with Mr. Jorgensen.  The term of the agreement is for four years, with automatic one-year extensions unless notice is given by either party.   Mr. Jorgensen is required under the terms of the agreement to devote a minimum of 75% of his business time to the affairs of our company.  Nevertheless, he may serve on the board of directors or serve as an officer of up to three companies not engaged in business which may reasonably compete with our business, provided that he would not be required to render any material services with respect to the operations or affairs of any other business which would exceed 25% of his entire business time.  He devotes not less than 30 hours per week to our business and currently has no other material business commitments to which he devotes a substantive amount of his time.  The annual base salary is $120,000 plus performance compensation of between 10% and 100% of the annual base salary based upon fulfillment of annual performance goals established by the Board or the Compensation Committee.  He is also entitled to a monthly car allowance of $500.  In the event we terminate the agreement without cause or if the agreement is constructively terminated by us, we have agreed to pay Mr. Jorgensen a severance package equal to three times the initial base salary if such termination occurs on or before August 31, 2011, and one and one-half times the largest annual base salary plus the largest annual performance compensation received by Mr. Jorgensen under the Agreement if such termination occurs after August 31, 2011, payable 75% within 30 days and the balance within 30 days of the first anniversary of the termination.

Equity Awards

As of December 31, 2009, there were no unexercised options, stock that had not vested, or equity incentive plan awards for Mr. Jorgensen.

In July 2008 the Board of Directors adopted the Stock Option/Stock Issuance Plan, which was approved by the shareholders in August 2008.  The purpose of the plan is to provide eligible persons an opportunity to acquire a proprietary interest in our company and as an incentive to remain in our service.

There are 3,000,000 shares of common stock authorized for nonstatutory and incentive stock options and stock grants under the plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.

The plan is administered by the Board of Directors.  The persons eligible to participate in the plan are as follows:  (a) employees of our company and any of its subsidiaries; (b) non-employee members of the board or non-employee members of the Board of Directors of any of its subsidiaries; and (c) consultants and other independent advisors who provide services to us or any of our subsidiaries.  Options may be granted, or shares issued, only to consultants or advisors who are natural persons and who provide bona fide services to us or one of our subsidiaries, provided that the services are not in connection with the offer or sale of securities in a capital-raising transaction, and do not directly or indirectly promote or maintain a market for our securities.

The plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until July 12, 2018, whichever is earlier.  The plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of our assets.

Compensation of Directors

The following table sets forth certain information concerning the compensation of our directors, excluding the named executive officers set forth in the Summary Compensation Table above, for the last fiscal year ended December 31, 2009:

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash	Total
Rick Havenstrite	$44,682	$44,682
Robert E. Knecht	0	0
William McAndrews	0	0
John Ryan	0	0

Of the total compensation paid to Mr. Havenstrite, $27,182 was paid for services performed for us as our President and for managing our mining operations during the year and $17,500 was paid to RMJ Overhead, an entity owned by Mr. Havenstrite, for consulting services performed for us.

Directors are permitted to receive fixed fees and other compensation for their services as directors.  The Board of Directors has the authority to fix the compensation of directors.  The Board has not adopted a policy to compensate directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information furnished by current management and others, concerning the ownership of our common stock as of December 7, 2010, of (i) each person who is known to us to be the beneficial owner of more than 5 percent of our common stock, without regard to any limitations on conversion or exercise of convertible securities or warrants; (ii) all directors and executive officers; and (iii) our directors and executive officers as a group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership[1]		Percent of Class[1]
Robert E. Jorgensen 8921 Indian Trail Road No. 288 Spokane, WA 99208	1,015,000		13.38%
Rick Havenstrite 1290 Holcomb Ave. Reno, NV 89502	1,025,000	[2]	13.51%
Robert E. Knecht 250 E. James Ct. Drive #104 Meridian, ID 83646	50,167		*
William McAndrews 922 E. Brentwood Drive Spokane, WA 99208	8,333		*
John Ryan 641 Lexington Ave. #2500 New York, NY 10022	400,000		5.27%
Eric L. Moe 8305 N. Colton Place Spokane, WA 99208	1,131,400		14.91%
Executive Officers and Directors as a Group (6 Persons)	3,629,900		47.85%
Clifton Mining Company[3] 80 West Canyon Crest Road Alpine, UT 84004	560,824		7.39%
Andrew and Karen Watling JTWROS 3567 Maidens Road Powhatan, VA 23139	391,500		5.16%
West C Street, LLC[4] Richard Meadows 21838 NE 102nd Street Redmond, WA 98053	715,714	[5]	8.81%
Ibearhouse, LLC[6] Kelley Price 7806 NE 10th Street Medina, WA 98039	715,714	[7]	8.81%
DMRJ GROUP I, LLC[8] Carnegie Hall Tower 152 West 57th Street New York, NY 10022	958,033	[9]	12.63%
* Less than 1%.
1 This table is based upon information supplied by officers, directors and principal stockholders and is believed to be accurate.  Unless otherwise indicated in the footnotes to this table, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.  Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities.  Shares of common stock subject to options, warrants, or other conversion privileges currently exercisable or convertible, or exercisable or convertible within 60 days of December 7, 2010, are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.  Where more than one person has a beneficial ownership interest in the same shares, the sharing of beneficial ownership of these shares is designated in the footnotes to this table.  At December 7, 2010, we had 7,586,411 shares outstanding.
2 Includes 25,000 shares held by Mr. Havenstrite’s wife, Marianne Havenstrite.
3 Kenneth Friedman who has sole voting and investment power over these shares.
4 Richard Meadows has sole voting and investment power over these shares.

5 Includes 428,571 shares issuable upon conversion of the principal amount of an outstanding promissory note held by West C Street, LLC and 107,143 shares issuable upon conversion of the interest amount due for the promissory note as of December 7, 2010.
6 Kelley Price has sole voting and investment power over these shares.
7 Includes 428,571 shares issuable upon conversion of the principal amount of an outstanding promissory note held by Ibearhouse, LLC and 107,143 shares issuable upon conversion of the interest amount due for the promissory note as of December 7, 2010.
8 Mark Nordlicht  has sole voting and investment power over these shares.
9 Consists of shares issuable upon conversion of outstanding shares of Series A Preferred stock.  Notwithstanding the foregoing, the shares of the Series A Preferred Stock may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.

SELLING STOCKHOLDERS

The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders.  We will not receive any proceeds from the resale of the common stock by the selling stockholders.  Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.  Except for Phillip V. Renz who is a registered representative of a broker dealer unaffiliated with us, none of the selling stockholders is a registered broker-dealer or an affiliate of a broker-dealer.

The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the percentage each person will own after the offering, assuming they sell all of the shares offered.

Name	Amount Beneficial Ownership Before Offering		Percentage of Common Stock Owned Before Offering[1]	Amount to be Offered for the Security Holder’s Account		Amount to be Beneficially Owned After Offering[1]	Percentage of Common Stock Owned After Offering[2]
Dennis R. Allen	250,000		3.29%	250,000		0	0%
Thomas E. Anderson	16,666		*	16,666		0	0%
David J. Andrews	10,000		*	10,000		0	0%
Stacie Banks	4,167		*	4,167		0	0%
Steve Besso	14,285		*	14,285		0	0%
Thomas Black	10,000		*	10,000		0	0%
Craig Bodmer	4,167		*	4,167		0	0%
Max Burdick Family Trust[3]	230,666	[3]	3.04%	230,666		0	0%
Michael Clarke	16,666		*	16,666		0	0%
David Coombs	56,017		*	56,017		0	0%
DMRJ Group[4]	958,033	[4]	12.63%	958,033		0	0%
Milt Datsopoulos	66,667		*	66,667		0	0%
Wes Delaney	9,259		*	9,259		0	0%
Dennis Erickson	63,131		*	63,131		0	0%
C. Rick Flower	20,667		*	20,667		0	0%
George D. Hansen	43,518	[5]	*	43,518		0	0%
Cindy Havenstrite[6]	15,000		*	15,000		0	0%
Rick Havenstrite[7]	1,025,000	[7]	13.51%	1,000,000		25,000	*
Stuart Havenstrite[8]	100,000		1.32%	100,000		0	0%
Mark Huber	7,000		*	7,000		0	0%
Ibearhouse, LLC[9]	715,714	[9]	8.81%	865,714	[9]	0	0%
Patrick Inglis	20,000		*	20,000		0	0%
Mike S. Jensen	25,000		*	25,000		0	0%
Robert Jorgensen[10]	1,015,000		13.38%	1,015,000		0	0%
Mark Kamitomo	66,667		*	66,667		0	0%
Robert Knecht[11]	50,167		*	50,167		0	0%
William Korum	7,000		*	7,000		0	0%
Hansen Family Trust[12]	18,518	[12]	*	18,518		0	0%
Hugh T. Lackie	28,750		*	28,750		0	0%
Mark Mackin	113,333		1.49%	113,333		0	0%
Larry Martin	4,167		*	4,167		0	0%
William McAndrews[13]	8,333		*	8,333		0	0%
Daniel R. McKinney	90,500		*	90,500		0	0%
Eric L. Moe[14]	1,131,400		14.91%	1,131,400		0	0%
Carole Morgan	24,000		*	24,000		0	0%
Mike Morgan	4,167		*	4,167		0	0%
William T. Morkill	40,000		*	40,000		0	0%
Ronald Noel	8,333		*	8,333		0	0%
Jack Ossello	8,333		*	8,333		0	0%
William L. Peterson	238,096		3.13%	238,096		0	0%
George Pimpl	10,000		*	10,000		0	0%
John A. Powell	10,000		*	10,000		0	0%
Martyn Powell	72,500	[15]	*	72,500		0	0%
Rufus, LLC[16]	15,000	[16]	*	15,000		0	0%
Otto Razzler	15,000		*	15,000		0	0%
Phillip V. Renz	8,429		*	8,429		0	0%
Jim Rhoades	4,167		*	4,167		0	0%
Jon Sandstrom	87,440		1.15%	87,440		0	0%
Richard Seefried	1,852		*	1,852		0	0%
Darrell Seigler	30,333		*	30,333		0	0%
Gary Soulsby	30,000		*	30,000		0	0%
Rory T. Spellman	30,000		*	30,000		0	0%
Ronald M. Stoddard	30,000		*	30,000		0	0%
Donna Street[17]	16,666		*	16,666		0	0%
James Topliff	16,250		*	16,250		0	0%
Ronald N. Vance[18]	15,000		*	8,333		0	0%
West C Street, LLC[19]	715,714	[19]	8.81%	865,714	[19]	0	0%
Andrew W. & Karen M. Watling, JTWROS	391,500	[20]	5.16%	391,500		0	0%
David Wilson	12,500		*	12,500		0	0%
Heather Yakelly	8,000		*	8,000		0	0%
TOTAL	8,058,738			8,327,071		25,000

* Less than 1%
1 Based upon 7,586,411 shares outstanding at December 7, 2010.
2 Based upon 9,915,872  shares outstanding after the offering.
3 Sole voting and investment power is held by Max Burdick.
4 In July 2010 we entered into an Investment Agreement with this selling stockholder pursuant to which it agreed to loan up to $6,500,000 to us to fund our mining projects.  As a bonus for entering into the financing arrangement with us, we issued 958,033 Series A Preferred Shares to the DMRJ Group.  The shares in this table designated as being beneficially owned by this entity represent common shares issuable upon conversion of these Series A Preferred Shares.  The shares of the Series A Preferred Stock may not be converted or exercised if the holder of the security, together with its affiliates, after such conversion or exercise would hold 4.9% of the then issued and outstanding shares of our common stock.  Mark Nordlicht has sole voting and investment power over these shares.
5 Includes 18,518 shares in the name of Hansen Family Trust with sole voting and investment power held by George D. Hansen.
6 Ms. Havenstrite is the sister of Rick Havenstrite, our President and a director.
7 Mr. Havenstrite has served as a director and President of our Company since 2009.  He has been employed by us since August 2009.  We have entered into an employment agreement effective September 1, 2010, with him to serve as our President.  Mr. Havenstrite was a shareholder of Blue Fin Capital, Inc. and received 1,000,000 shares in our company in exchange for his shares in Blue Fin in December 2009.  The number of shares beneficially owned by Mr. Havenstrite Includes 25,000 shares held by his wife, Marianne Havenstrite.
8 We have entered into a consulting agreement with Mr. Havenstrite to provide geological services on a part-time basis.  Mr. Havenstrite was a shareholder of Blue Fin Capital, Inc. and received 100,000 shares in our company in exchange for his shares in Blue Fin in December 2010.  Stu Havenstrite is the father of Rick Havenstrite, a director and President of our company.
9 In November 2009 we borrowed $300,000 from this selling stockholder and issued a promissory note evidencing the loan.  In connection with the loan transaction we also issued 150,000 as a bonus for loaning the funds to us.  The amount of shares beneficially owned by this selling stockholder includes 535,714 shares issuable upon conversion of the principal amount and the current outstanding interest due on a promissory note dated November 30, 2009.  Sole voting and investment power is held by Mr. Kelly Price. The amount being offered for this security’s holder’s account includes 150,000 penalty shares issuable in the event we default in the repayment of the promissory note dated November 30, 2009.
10 Mr. Jorgensen has served as a director of our company since 2001 and as our chief executive officer since 2004.  Mr. Jorgensen was a shareholder of Blue Fin Capital, Inc. and received 482,236 shares in our company in exchange for his shares in Blue Fin in December 2009.  He also received 449,431 shares for services in our management.
11 Mr. Knecht has served as a director of our company since 2007.
12 George D. Hansen also holds 43,518 in his name.  Sole voting and investment power is held by George D. Hansen.
13 Mr. McAndrews has served as a director of our company since 2008.
14 Mr. Moe was a shareholder of Blue Fin Capital, Inc. and received 1,131,400 shares in our company in exchange for his shares in Blue Fin in December 2009.  He has provided consulting services for us since 2007 and entered into a written consulting agreement with us effective September 1, 2010.
15 12,200 Shares held by Equity Trust Company FBO of Martyn Powell, of which sole voting and investment power is held by Martyn Powell.
16 Sole voting and investment power are held by James Christopherson.
17 Ms. Street has provided outside accounting services for us on an as-needed basis since 2006.
18 Mr. Vance has served as outside legal counsel since 2008.  In September 2010, we issued 6,667 shares to Mr. Vance as a bonus.
19 In November 2009 we borrowed $300,000 from this selling stockholder and issued a promissory note evidencing the loan.  In connection with the loan transaction we also issued 150,000 as a bonus for loaning the funds to us.  The amount of shares beneficially owned by this selling stockholder includes 535,714 shares issuable upon conversion of the principal amount and the current outstanding interest due on a promissory note dated November 30, 2009.  Sole voting and investment power are held by Richard Meadows.  The amount being offered for this security’s holder’s account includes 150,000 penalty shares issuable in the event we default in the repayment of the promissory note dated November 30, 2009.
20 Voting and investment power are held jointly by Andrew and Karen Watling.

Except as provided in the footnotes above, each of the selling stockholders received his, her, or its shares, or part of the shares owned by the selling stockholder, in one of the prior non-public cash offerings of our common stock.  In addition, several of the selling stockholders received shares for services rendered for us or as settlement of an abandoned merger transaction in 2002.  The following table sets forth the number of shares beneficially owned by the selling stockholders which were received by the selling stockholders for services or for settlement of the abandoned merger:

Name	No. of Shares	Consideration
Thomas E. Anderson	16,666	Services (8,333 shares) Merger settlement (8,333 shares)
Stacie Banks	4,167	Services
Craig Bodmer	4,167	Merger settlement
Michael Clarke	16,666	Services (8,333 shares) Merger settlement (8,333 shares)
David Coombs	8,333	Services
Milt Datsopoulos	666,667	Services
Wes Delaney	9,259	Services
George D. Hansen	18,518	Services
Mike S. Jensen	25,000	Services
Mark Kamitomo	66,667	Services
Robert Knecht	50,167	Services
Hansen Family Trust	18,518	Services
Hugh T. Lackie	8,333	Merger settlement
Larry Martin	4,167	Merger settlement
William McAndrews	8,333	Services
Mike Morgan	4,167	Merger settlement
Jim Rhoades	4,167	Merger settlement
Jon Sandstrom	10,417	Merger settlement
Richard Seefried	1,852	Services
Donna Street	16,666	Services
James Topliff	6,250	Merger settlement
Ronald N. Vance	15,000	Services
David Wilson	12,500	Merger settlement

The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose.  Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power and also any shares, which the selling stockholder has the right to acquire within 60 days.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 100,000,000 shares of common stock, par value $.001 per share.  All common shares are equal to each other with respect to voting, and dividend rights, and, are equal to each other with respect to liquidation rights.  Special meetings of the shareholders may be called by the Chairman or the CEO and by the Secretary upon the request of a majority of the Board of Directors or the holders of not less than one-tenth of all the shares entitled to vote at the meeting.  Holders of shares of common stock are entitled to one vote at any meeting of the shareholders for each share of common stock they own as of the record date fixed by the Board of Directors.  At any meeting of shareholders, one-third of the outstanding shares of capital stock entitled to vote, represented in person or by proxy, constitutes a quorum.  A vote of the majority of the shares represented at a meeting will govern, even if this is substantially less than a majority of the shares outstanding.  Subject to the rights granted to the holders of our preferred stock, holders of common shares are entitled to receive such dividends as may be declared by the Board of Directors out of funds legally available therefor, and upon liquidation are entitled to participate pro rata in a distribution of assets available for such a distribution to shareholders.  There are no conversion, sinking fund, redemption, preemptive or other subscription rights or privileges with respect to any common shares.

Directors are elected by a plurality of votes, which means that the persons receiving the greatest number of votes as directors for the number of directors to be elected at the meeting are elected to serve as directors, whether or not the number of votes cast represents a majority of the votes present at the meeting.  Our common shares do not have cumulative voting rights, which would permit a shareholder to multiply the number of shares he owns by the number of directors to be elected and to distribute those votes among the candidates in any manner he wishes.

We refer you to our Amended and Restated Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Series A Preferred Stock

We are authorized to issue 10,000,000 preferred shares and have outstanding 958,033 preferred shares designated as Series A Preferred Stock, par value $0.001 per share.  The Series A shares have the following rights and preferences:

•
The holders of the Series A shares are entitled to quarterly dividends equal to 10% of our consolidated net income for each quarter commencing with the quarter beginning July 1, 2011.  Nevertheless, if our common stock is quoted on the OTC Bulletin Board or listed on a senior exchange on or before July 13, 2011, and so long as the common stock continues to be so quoted or listed, no quarterly dividends will be payable or accrue.  In addition they are entitled to dividends or distributions made to the holders of our common stock to the same extent as if such holders of the Series A shares had converted their preferred shares into common stock.

•
In the event of any voluntary or involuntary liquidation, dissolution or winding up of our company, or a change of control transaction or the sale or lease of all or substantially all of our assets without the majority consent of the holders of the Series A shares, the holders of the Series A shares will be entitled to receive ratably an amount of the funds available for liquidation equal to the issue price of the Series A shares plus any accrued and unpaid dividends.  Any remaining funds available for distribution will be distributed pro rata among the holders of the common stock and the Series A shares assuming conversion of the Series A shares.

•
The holders of the Series A shares are entitled to the number of votes equal to the number of whole shares of common stock into which the Series A shares are convertible.  The Series A shares vote together with the holders of the common stock, except as provided by law.  In addition, so long as the principal or accrued interest on any DMRJ Group loan is outstanding, we are prohibited from taking the following actions without the separate consent of persons owning a majority of the Series A preferred shares:

o	Amending our Articles of Incorporation or Bylaws, or the articles of incorporation or bylaws of our subsidiary;
o	Entering into another business;
o	Adopting a new equity compensation plan or amend our current plan;
o	Redeeming, retiring or acquiring our own securities;
o	Entering into any merger transaction, selling, licensing or transferring any of our assets, or pledging or granting a security interest in our assets;
o	Entering into any agreement or arrangement for the purchase of capital stock or a substantial portion of the assets of another entity or any type of joint venture or strategic alliance;
o	Declaring or paying any dividends on our equity securities, except the Series A shares;
o	Issuing any debt or equity securities, except in certain limited circumstances;
o
Entering into any insider transactions, except for transactions in the normal course of our business, the payment of customary salaries or other standard employee benefit programs available to all employees;

o	Creating any subsidiaries;
o	Dissolving, liquidating, or reorganizing the Company;
o	Creating any new indebtedness in excess of $1,000,000 other than trade payables and the indebtedness created under the DMRJ Group Investment Agreement;

o	Making any loans or advances to any person other than ordinary business expenses not to exceed in the aggregate $15,000;
o	Granting any registration, preemptive, anti-dilution, or redemption or repurchase rights with respect to any securities; and
o	Borrowing against, pledging, assigning, modifying, cancelling or surrendering any key man insurance policy maintained by or for us.
•
The Series A shares are convertible into shares of our common stock at any time.  We have the right to mandate conversion if our stock has traded on the OTC Bulletin Board or on an exchange at a volume weighted average price per share of not less than $1.40 for each day over a period of 30 consecutive days with average trading volume per day of not less than 50,000 shares.  The conversion ratio of the Series A Convertible Preferred Stock is determined according to a formula computed by dividing the stated value of the preferred stock, which is designated as $0.70 per share, by the conversion price of the preferred stock, which is $0.70 per share, subject to the following limitations and conditions:

o
If we issue or sell shares of our common stock, or grant options or other convertible securities which are exercisable or convertible into our common shares, at prices less than the conversion price of our Series A shares, then the conversion price of the Series A shares will be reduced to this lower sale or conversion price.

o	The Series A shares may not be converted into common shares if the beneficial owner of such shares would thereafter exceed 4.9% of the outstanding common shares.
•
We have the right to create and issue additional classes or series of preferred shares so long as the new class or series does not have preferences, limitations, or relative rights which are superior or senior to the preferences, limitations and relative rights granted the holders of the Series A shares.

•	The holders of the Series A shares have preemptive rights to purchase shares of our common stock in any offering by us.
•	There are no redemption or sinking fund provisions applicable to the Series A shares.

PLAN OF DISTRIBUTION

 We are registering outstanding shares of our common stock to permit the resale of such shares of common stock by the selling stockholders, from time to time after the date of this prospectus.  We have agreed to maintain the effectiveness of the registration statement of which this prospectus is a part for DMRJ Group until the earlier of (i) the date on which all of the shares included for it in the registration statement may be sold pursuant to Rule 144 without volume restrictions or public information requirements and any and all restrictive legends have been removed from the shares and (ii) when all of the shares have been disposed of pursuant to the registration statement.  For all other selling stockholders we have agreed to maintain the effectiveness of the registration statement for a period not to exceed two years.  We will not receive any of the proceeds from the sale by the selling stockholders of such shares of our common stock.  We will bear all fees and expenses incident to our obligation to register these shares of common stock.

The selling shareholders will set a price of $0.70 per share until our shares are quoted on the OTC Bulletin Board and thereafter at prevailing market prices or privately negotiated prices.  These sales may be effected in transactions, which may involve crosses or block transactions, in any one or more of the following methods:

•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in the over-the-counter market;

•	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

•	through the writing of options, whether such options are listed on an options exchange or otherwise;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales;

•	sales pursuant to Rule 144;

•	broker-dealers which have agreed with the selling security holders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of our common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).  In connection with sales of the shares of our common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume.  The selling stockholders may also sell shares of our common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales.  To the knowledge of management, no selling shareholder has taken, or plans to take, a short position in our stock prior to the effectiveness of the registration statement of which this prospectus is a part.  The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of our common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus.  The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act.  At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or reallowed or paid to broker-dealers.

Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers.  In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person.  Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock.  All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights provisions contained in the registration rights agreements between us and the selling stockholders; provided, however, that a selling stockholder will pay all underwriting discounts and selling commissions, if any.  We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or the selling stockholders will be entitled to contribution.  We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights provisions, or we may be entitled to contribution.

The selling stockholders have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of the shares, nor is there an underwriter or coordinating broker acting in connection with the proposed sale of the shares by the selling stockholders.  If we are notified by any one or more selling stockholders that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, we will file, or cause to be filed, a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such shares were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

The selling stockholders are not restricted as to the price or prices at which they may sell their shares once our common stock is quoted on the OTC Bulletin Board.  Sales of the shares may have an adverse effect on the market price of the common stock.

LEGAL MATTERS

The validity of the shares of common stock offered under this prospectus is being passed upon for us by Ronald N. Vance, Attorney at Law.  Mr. Vance beneficially owns 15,000 shares of our common stock.

EXPERTS

Our financial statements for the years ended December 31, 2009 and 2008, appearing in this prospectus have been audited by Child, Van Wagoner & Bradshaw, PLLC, and are included in reliance upon such reports given upon the authority of Child, Van Wagoner & Bradshaw, PLLC, as experts in accounting and auditing.

Certain information with respect to the metallurgy of our Yellow Hammer claims incorporated in this prospectus is derived from a report by McClelland Laboratories, Inc. and has been incorporated in this prospectus upon the authority of McClelland Laboratories, Inc. as an expert with respect to the matters covered by the report.

ADDITIONAL INFORMATION

We have filed a registration statement on Form S-1 under the Securities Act of 1933, as amended, (SEC File No. 333-169701) relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement.  This prospectus constitutes the prospectus of Desert Hawk Gold Corp., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

Upon the effective date of the registration statement of which this prospectus is a part, we will be required to file reports and other documents with the SEC.  We do not presently intend to voluntarily furnish you with a copy of our annual report.  You may read and copy any materials we file with the Securities and Exchange Commission at the public reference room of the Commission at 100 F Street, NE., Washington, DC 20549, between the hours of 10:00 a.m. and 3:00 p.m., except federal holidays and official closings, at the Public Reference Room.  You may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Our SEC filings are also available to you on the Internet website for the Securities and Exchange Commission at http://www.sec.gov.

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)

Unaudited Consolidated Financial Statements
September 30, 2010 and 2009

DESERT HAWK GOLD CORP
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2010	2009
	(unaudited)	(restated)
ASSETS

CURRENT ASSETS
Cash	$409,700	$888,434
Deposits	500	500
Accounts receivable	21	12,334
Prepaid expense	21,117	-
Note receivable	-	-
Other receivable - Bouyan stock	-	40,000
Marketable securities	19,890	-
Total Current Assets	451,228	941,268

MINERAL LEASE	775,000	775,000

PROPERTY AND EQUIPMENT, net of depreciation of $17,243 and
$9,585, respectively	243,562	16,607

OTHER ASSETS
Reclamation bonds	80,302	80,302
Mining claims	2,485	2,485
Water rights	250	-
Mill renovation	120,855	-
Total Other Assets	203,892	82,787

TOTAL ASSETS	$1,673,682	$1,815,662

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
Accounts payable	$133,795	$30,681
Accrued liabilities - officer wages	131,259	141,259
Accrued expenses	-	1,079
Accrued interest	-	10,500
Accrued payroll	-	8,349
Payroll liabilities	1,379	6,721
Derivative liability	696,040	26,396
Note payable	11,995	-
DMRJ note payable, net of debt discount of $585,938 and
$0, respectively	1,178,767	-
Total Current Liabilities	2,153,235	224,985

LONG-TERM DEBT CONVERTIBLE DEBT, net of debt discount
of $151,375 and $201,833, respectively	448,625	398,167

TOTAL LIABILITIES	2,601,860	623,152

STOCKHOLDERS' EQUITY(DEFICIT)
Preferred Stock, $0.001 par value, 10,000,000 shares authorized
958,033 and 0 shares issued and outstanding respectively	958	-

Common stock, $0.001 par value, 100,000,000 shares authorized;
7,586,411 and 7,071,044 shares issued and outstanding,
respectively	7,587	7,071
Additional paid-in capital	3,048,465	2,688,224
Accumulated other comprehensive income	(510)	-
Accumulated deficit prior to exploration stage	(1,016,591)	(1,016,591)
Accumulated deficit during exploration stage	(2,968,087)	(486,194)
Total Stockholders' Equity (Deficit)	(928,178)	1,192,510

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,673,682	$1,815,662

The accompanying notes are an integral part of these unaudited consolidated financial statements.

1

DESERT HAWK GOLD CORP
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

					Period from
					May 1, 2009
					(Re-entry into
	Three Months	Three Months	Nine Months	Nine Months	Exploration
	Ended	Ended	Ended	Ended	Stage) to
	September 30,	September 30,	September 30,	September 30,	September 30,
	2010	2009	2010	2009	2010

REVENUES	$-	$-	$-	$-	$-

EXPENSES
Consulting	89,716	48,524	159,036	70,944	246,128
Officers and directors fees	332,295	15,000	401,960	45,000	469,142
Exploration expense	274,227	53,257	374,278	63,697	493,402
Legal and professional	81,355	56,604	180,815	52,476	253,359
General and administrative	306,695	56,201	472,067	73,126	617,167
Depreciation	7,658	-	10,139	-	17,243
Total Expenses	1,091,946	229,586	1,598,295	305,243	2,096,441

OPERATING LOSS	(1,091,946)	(229,586)	(1,598,295)	(305,243)	(2,096,441)

OTHER INCOME (EXPENSE)
Interest income	-	-	-	-	40,000
Other income	-	-	3,962	-	16,296
Gain (loss) on investment sales	(181)	825	(310)	6,721	3,365
Financing expense	(383,281)	-	(416,281)	-	(441,281)
Interest expense	(392,307)	-	(470,969)	(102)	(490,026)
Total Other Income (Expense)	(775,769)	825	(883,598)	6,619	(871,646)

LOSS BEFORE INCOME TAXES	(1,867,715)	(228,761)	(2,481,893)	(298,624)	(2,968,087)

INCOME TAXES	-	-	-	-	-

NET LOSS	(1,867,715)	(228,761)	(2,481,893)	(298,624)	(2,968,087)

OTHER COMPREHENSIVE INCOME (LOSS)
Unrealized gain on available for sale securities	(1,910)	1,650	(510)	-	(510)

COMPREHENSIVE LOSS	$(1,869,625)	$(227,111)	$(2,482,403)	$(298,624)	$(2,968,597)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.25)	$(0.12)	$(0.35)	$(0.16)

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	7,408,422	1,850,687	7,187,002	1,850,687

The accompanying notes are an integral part of these unaudited consolidated financial statements.

2

DESERT HAWK GOLD CORP
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
CONSOLIDATED STATEMENTS OF CASH FLOWS

			Period from
			May 1, 2009
			(Re-entry into
			Exploration
	Period Ended	Period Ended	Stage) to
	September 30,	September 30,	September 30,
	2010	2009	2010

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(2,481,893)	$(298,624)	$(2,968,087)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	10,139	-	17,243
Common stock issued for services	358,167	-	403,167
Cancelled common stock issued for services	-	(42,397)	(42,397)
Accrued interest income	-	-	(40,000)
Loss (gain) on sale of securities	310	(5,896)	(3,365)
Amortization of debt discount	134,164	-	142,331

Changes in assets and liabilities:
Prepaid expenses	(21,117)	32,397	11,280
Deposits	-	-	(500)
Accounts receivable	12,313	-	(21)
Accrued liabilities - officer wages	(10,000)	-	(40,691)
Accrued payroll	(8,349)	(15,541)	(8,349)
Accounts payable	103,114	2,946	130,621
Accrued expenses	(1,079)	-	15,070
Accrued interest	(10,500)	-	-
Payroll liability	(5,342)	-	(5,342)
Net cash used by operating activities	(1,920,073)	(327,115)	(2,389,040)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(237,094)	-	(260,805)
Purchase of mineral lease	-	-	(250,000)
Mill renovation	(120,855)	-	(120,855)
Reclamation bond	-	-	(37,500)
Purchase of water rights	(250)	-	(250)
Note receivable	-	12,500	27,500
Proceeds from marketable securities	19,290	2,596	29,345
Net cash provided (used) by investing activities	(338,909)	15,096	(612,565)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	1,776,700	-	2,376,700
Proceeds from sale of common stock	2,590	393,500	1,008,000
Proceeds from sale of preferred stock	958	-	958
Net cash provided by financing activities	1,780,248	393,500	3,385,658

NET INCREASE (DECREASE) IN CASH	(478,734)	81,481	384,053

CASH, BEGINNING OF PERIOD	888,434	53,693	25,647

CASH, END OF PERIOD	$409,700	$135,174	$409,700

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$48,750	$-	$56,250
Income taxes paid	$-	$-	$-

NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock cancelled for prepaid expense	$-	$-	$32,397
Common stock issued for mineral lease	$-	$-	$525,000
Common stock issued for reclamation bond	$-	$-	$37,500
Treasury stock cancelled	$-	$-	$10,000
Stock received in satisfaction of note receivable	$40,000	$-	$40,000

The accompanying notes are an integral part of these unaudited consolidated financial statements.

3

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

NOTE 1 – ORGANIZATION AND DESCRIPTION OF BUSINESS

Desert Hawk Gold Corp. (the “Company”) was incorporated on November 5, 1957 in the State of Idaho as Lucky Joe Mining Company.  On July 17, 2008 the Company merged with its wholly-owned subsidiary, Lucky Joe Mining Company, a Nevada corporation, for the sole purpose of effecting a change in domicile from the State of Idaho to the State of Nevada.  Lucky Joe Mining Company (Nevada) was the continuing and surviving corporation, each outstanding share of Lucky Joe Mining Company (Idaho) was converted into one outstanding share of Lucky Joe Mining Company (Nevada). On April 3, 2009, the Company filed a Certificate of Amendment with the State of Nevada changing the name of the Company to Desert Hawk Gold Corp.

The Company was originally incorporated to pursue the mining business through the acquisition of prospective mining claims in the Wallace and Kellogg mining districts of Northern Idaho.  The Company never successfully generated any revenue, or joint ventures from any of the activities it pursued and abandoned the mining business in 1995 as a viable business model when the commodity prices cycled downward. Until it recommenced its mining activities in 2009, the Company was dormant. The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in ASC Topic 915.   The Company entered the exploration stage on May 1, 2009.

On December 31, 2009 the Company acquired all of the outstanding stock of Blue Fin Capital, Inc. (“Blue Fin”), a Utah corporation owning mining claims in Arizona.  The Company issued a total of 2,713,636 shares of its common stock to the shareholders of Blue Fin for all of the outstanding shares of Blue Fin.  Blue Fin was acquired from a related party, so the acquisition was recorded at the historical cost of Blue Fin.  Blue Fin became a wholly-owned subsidiary of the Company and all inter-company accounts have been eliminated.

These unaudited interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information. Accordingly, these financial statements do not include all of the disclosures required by generally accepted accounting principles in the United States of America for complete financial statements.  These unaudited interim financial statements should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2009.  In the opinion of management, these unaudited interim financial statements include all adjustments, all of which are of a normal recurring nature, necessary for a fair statement of the results for the interim period presented.  Operating results for the nine month period ended September 30, 2010 are not necessarily indicative of the results that may be expected for the year ending December 31, 2010.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In February 2010, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements.  This Update amends to Subtopic 855-10, Subsequent Events – Overall, to require entities to evaluate subsequent events through the date that the financial statements are issued.

4

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820).  This Update provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures – Overall, that require new disclosures and clarify existing disclosures. The amendments in this Update are effective for interim and annual periods beginning after December 15, 2010.

Concentration of Credit Risk
The Company maintains its cash in two commercial accounts at two major financial institutions. The financial institutions are considered creditworthy and have not experienced any losses on their deposits.  At September 30, 2010 and September 30, 2009 the Company’s cash balances exceeded Federal Deposit Insurance Corporation (FDIC) limits by $8,113 and $0, respectively.

Fair Value of Financial Instruments
The Company’s financial instruments as defined by FASB ASC 825-10-50, include cash, receivables, accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at September 30, 2010.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2. Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company measures its investments at fair value on a recurring basis.

Marketable Securities
The Company accounts for marketable securities as required by ASC Topic 320 Investments – Debt & Equity.  At acquisition, an entity is required to classify debt securities and equity securities into one of the following three categories:

Held to Maturity – the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

Trading Securities – bought principally for purpose of selling them in the near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

Available for Sale – not classified in one of the above categories. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

Mineral Exploration and Development Costs
The Company accounts for mineral exploration costs in accordance with ASC 932 Extractive Activities Topic of the FASB Accounting Standards Codification.  All exploration expenditures are expensed as incurred, previously capitalized costs are expensed in the period the property is abandoned.  Expenditures to explore new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on a units of production basis over proven and probable reserves.

5

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

Mineral Properties
The Company accounts for mineral properties in accordance with ASC 930 Extractive Activities-Mining Topic of the FASB Accounting Standards Codification.  Costs of acquiring mineral properties are capitalized by project area upon purchase of the associated claims.  Mineral properties are periodically assessed for impairment of value and any diminution in value.

Property and Equipment
Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.  See Note 7.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to ASC Topic 740-10-25 Income Taxes – Recognition.  Under the approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC Topic 740-10-25-5 to allow recognition of such an asset.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the deferred tax assets for the nine months ended September 30, 2010 and the year ended December 31, 2009 are as follows:

	September 30, 2010	December 31, 2009
Stock based compensation	$393,167	$35,000
Net operating loss carryforward	3,591,511	1,467,785
Deferred tax asset	1,354,791	510,947
Deferred tax asset valuation allowance	$(1,354,791)	$(510,947)

At September 30, 2010, the Company had net operating loss carryforwards of approximately $3,591,511, which expire in the years 2015 through 2030.  The change in the allowance account from September 30, 2010 to December 31, 2009 was $843,844.

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit incurred through September 30, 2010, which raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

An estimated $500,000 is believed necessary to continue operations and increase development through the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for expansion through affiliations and other business relationships.  Management intends to seek new capital from equity securities issuances and private lenders to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

6

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

If the going concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 3 - CAPITAL STOCK

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock.  All shares have equal voting rights and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

In February 2010, the Board of Directors and shareholders owning a majority of the outstanding shares of common stock approved amendments to the Company’s Articles of Incorporation.  On March 1, 2010, the Company filed Amended and Restated Articles of Incorporation with the State of Nevada.  These Amended and Restated Articles decreased the par value of the common shares to $0.001 per share and authorized 10,000,000 preferred shares, par value $0.001 per share.  All references to par value have been updated to reflect this change in par value.

Effective April 3, 2009, the Company reverse split the outstanding shares of its common stock at the rate of one share for each 12 shares outstanding (1:12).  Unless otherwise designated in these financial statements, all common stock amounts give effect to this reverse split.

During the second quarter ended June 30, 2010, the Company closed its common stock private offering and issued 3,700 shares of common stock at $0.70 per share for a total of $2,590 in cash.  The shares offered were sold pursuant to Rule 506 of Regulation D.

During the period ended September 30, 2010, the Company issued 511,667 shares of common stock for services valued at $358,167.

Preferred Stock
In July 2010 the Company filed a Certificate of Designations with the State of Nevada to create 958,033 shares of Series A Preferred Stock.  The Series A Preferred Shares have voting rights with the common stock equal to the conversion value of the preferred shares into common shares.

In July 2010 the Company issued 958,033 shares of its Series A Preferred Stock to a lender and entered into a Registration Rights Agreement dated July 14, 2010, to register, either upon demand or by piggyback, the resale of the common shares issuable upon conversion of the preferred stock.  These preferred shares are convertible into shares of the Company’s common stock at the rate of one common share for each preferred share converted, subject to adjustment in the event the Company issues common shares or instruments exercisable or convertible into common shares at a price less than $0.70 per share, or if the Company effects a reverse or forward split of its outstanding shares or a reclassification of our common stock.

In connection with the issuance of the preferred stock, the company has also recorded a discount to the loan proceeds in the amount of $669,644.  At September 30, 2010, $585,938 remains as a discount which is charged to interest expense over the life of the loans received in connection with the preferred stock. The discount is considered a derivative liability as there is uncertainty as to the number of shares of common stock that may eventually be issued.

NOTE 4 - STOCK PLAN

The Company’s board of directors approved the adoption of the “2008 Stock Option/Stock Issuance Plan” on July 12, 2008, pursuant to which the Company may grant incentive and non-qualified stock options or shares of common stock to employees and consultants, including directors and officers, from time to time. The Plan authorizes the issuance of 3,000,000 shares of the Company’s common stock for grants of shares or the exercise of stock options granted under the Plan.  The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until July 12, 2018, whichever is earlier.  The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of the Company’s assets.

7

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

The exercise price of each option is established by the plan administrator.  Additionally, the plan administrator will fix the terms of each option, but no option will be granted for a term in excess of ten years.  Stock issued under the Plan may be granted for cash or other consideration determined by the plan administrator.  Options and stock granted under the Plan may vest immediately or upon terms established by the plan administrator.

There were initially 15,000,000 shares of common stock authorized for non-statutory and incentive stock option and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.  On April 3, 2009, the outstanding shares of common stock were reverse split at the rate of one-for-twelve, which reduced the number of shares authorized under the Plan to 1,250,000.  In February 2010 the Company amended the Plan to increase the number of common shares available from 1,250,000 to 3,000,000.

During the year ended December 31, 2009, the Company granted 50,000 shares under the Plan and during the year ended December 31, 2008, the Company granted 24,999 shares under the Plan.  Of the shares granted in 2008, 16,666 were granted for legal and accounting services rendered and 8,333 were granted to a director for accepting appointment to the Board of Directors.  The shares granted in 2009 were for mining services.  All of the shares are fully vested.  During the quarter ended September 30, 2010, the Company issued 511,667 shares of its common stock as bonuses and for services under the Plan, including 400,000 shares to a director, and 111,667 shares as bonuses to employees and consultants.

NOTE 5 – MINERAL PROPERTIES

The Company holds leasehold interests within the Gold Hill Mining District in Tooele County, Utah, consisting originally of 419 unpatented mining claims, including an unpatented mill site claim, 42 patented claims, and seven Utah state mineral leases located on state trust lands, all covering approximately 33 square miles.  In August 2010 the Company paid the maintenance fees and other costs of maintaining the mining claims and leases held by it.  As a result of further evaluation, the Company allowed certain of the claims and leases to lapse back to Clifton Mining.  The Company has retained 334 unpatented mining claims, including the unpatented mill site claim, 42 patented claims, and five Utah state mineral leases located on state trust lands.  All but four of these mining claims and leases were obtained under the terms of the Amended and Restated Lease Agreement effective July 24, 2009, with Clifton Mining Company and Woodman Mining Company as lessors.  The four Yellow Hammer patented claims were obtained under the terms of the Amended and Restated Lease Agreement effective July 24, 2009, with the Jeneane C. Moeller Family Trust.  The properties are located approximately 190 miles west-southwest of Salt Lake City, Utah, and 56 miles south southeast of Wendover, Utah.  The Company intends to concentrate its exploration activities on the four patented Yellow Hammer claims, the Kiewit project consisting of seven of the unpatented Kiewit claims, and the Cactus Mill project consisting of an unpatented mill site.  Mineral extraction activities on the property will be open-pit and the Company does not anticipate conducting any underground mining activities.

Additionally, the Company, through its wholly owned subsidiary, Blue Fin Capital, Inc., holds eight unpatented mining claims in Yavapai County, Arizona.  The Company has no current plans to explore these claims.

There are no proven or probable reserves for any of the claims or leases held by the Company.

Kiewit Project

In January 2010 the Company submitted a notice of intent to commence large mining operations for three surface mines and a heap leach gold operation on the Kiewit unpatented claims.  In February 2010 the Company submitted a Plan of Operation to the Bureau of Land Management and the Utah Division of Oil, Gas and Mining for exploratory drilling on the claims.

8

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

The Company, through its lease agreement with Clifton Mining, has purchased all data, core samples and related reports from Dumont associated with the aforementioned properties.  In addition the Company has access to all data and related information available and held by Clifton Mining. Desert Hawk has made application for a Large Mining Operations Permit to construct a heap leach facility and commence exploration activities on these claims.

Cactus Mill Pilot Plant
Located on the Cactus Mill site are two process facilities, a 150 ton per day mill built by Woodman Mining and operated until the 1980’s.  The mill has equipment used to process copper, gold, silver, and tungsten ores from the district.  In addition there is a second facility constructed in the 1990’s for custom milling precious metals concentrates.  Equipment from both mills was used to construct a 240 ton per day pilot mill capable of recovering copper, gold, silver and tungsten ores initially extracted from the Yellow Hammer claims.  In September the Company completed its rebuild of the pilot mill and testing of the pilot plan was conducted in September and commencement of processing activities is scheduled to begin in fourth quarter 2010.  Pursuant to the Company’s lease agreement with Clifton Mining, it has access to Cane Springs, a natural flowing spring approximately 1,000 feet above the Cactus Mill site, as well as the Cane Springs mine shaft located approximately one-quarter mile south of the Cactus Mill property.  The Company holds a permit from the Utah Division of Oil, Gas and Mining for the pilot plant which allows flotation and gravity concentration.  The Company has filed an application to amend its permit to operate the pilot mill to allow construction of a heap leach facility near the mill to process mineralized material from the Yellow Hammer claims.

Yellow Hammer Claims
The Company completed approximately 6,000 feet of drilling on the Yellow Hammer claims in fourth quarter of 2009.  Composites were made of several key areas and re-analyzed for gold, silver, copper and tungsten.  Metallurgical work is ongoing at independent labs for evaluation.  The Company holds a Small Mine Permit from the Utah Division of Oil, Gas and Mining and has posted a reclamation bond of $25,000.  This permit stipulates that the Company may conduct exploration or mining operations on these claims so long as such activities are limited to an area within five acres.

Exploration Expenditures
Exploration expenditures incurred by the Company during the nine-month period ended September 30, 2010 and the year ended December 31, 2009 were as follows:

	September 30, 2010	December 31, 2009

Assaying	$9,260	$12,307
Drilling	32,600	5,527
Equipment rental	83,592	12,298
Geological consulting fees	168,794	27,250
Maps and miscellaneous	5,854	1,674
Metallurgy	11,734	5,918
Site costs	39,031	44,209
Transportation	23,413	11,141

Exploration expenditures for period	$374,278	$120,324

9

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

NOTE 6 – CONVERTIBLE NOTE PAYABLE

The Company issued two convertible promissory notes for a total of $600,000 on November 18, 2009.  The notes bear interest at 15% per annum.  Interest only is payable in equal monthly installments of $7,500.  The notes are convertible at any time at a rate of $1.50 per share, and are due November 18, 2012 or 36 months from the date of issuance.  In addition, the holders of the notes were issued 300,000 bonus shares of the Company’s common stock at a rate of one share for each $2.00 loaned.  Also, in the event the Company fails to repay the loan or interest thereon, the Company will be required to issue an additional 300,000 shares. As of September 30, 2010, the Company had incurred $78,000 in interest.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years. The following is a summary of property, equipment, and accumulated depreciation:

	September 30, 2010	December 31, 2009
Equipment	$227,283	$23,711
Furniture and fixtures	10,005	-
Vehicles	23,517	-
Less accumulated depreciation	(17,243)	(7,104)
	$243,562	$16,607

Depreciation and amortization expense for the period ended September 30, 2010 was $10,139.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.

Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 8 – MARKETABLE SECURITIES

In March 2010, the Company received 20,000 shares of restricted common stock of Boyuan Construction Company.  These shares were valued at $40,000 and had originally been recorded as a receivable at December 31, 2009 for this same value.  During the period ended September 30, 2010, the Company sold 9,800 of these shares for gross proceeds of $19,973, with selling commissions and fees of $683, for net proceeds to the Company of $19,290.

NOTE 9 – COMMITMENTS

During the year ended December 31, 2009 the Company entered into a Joint Venture Agreement with the Moeller Family Trust for the leasing of the Trust’s Yellow Hammer property in the Gold Hill Mining District of Utah.  In June 2010 the parties entered into an Amended and Restated Lease Agreement effective as of the date of the original Joint Venture Agreement.  The Amended and Restated Lease Agreement restated and replaced the original Joint Venture Agreement.  Under the restated agreement the Family Trust granted the Company exclusive leasehold interests in the mining claims covered by the original agreement.  Pursuant to the original agreement, Moeller Family Trust received 250,000 shares of the Company’s restricted common stock.  Under the terms of the amended agreement, the Company will be required to pay a 6% net smelter royalty on the production of base metals and a net smelter royalty on gold and silver based on a sliding scale of between 2% and 15% based on the price of gold and silver, as applicable.  Additionally, if the Company does not place the Yellow Hammer property into commercial production within a three year period it will be required to make annual payments to the Trust of $50,000.

10

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

Also during the year ended December 31, 2009, the Company entered into a Joint Venture Agreement with the Clifton Mining Company and the Woodman Mining Company for the leasing of their property interests in the Gold Hill Mining District of Utah.  In June 2010 the parties entered into an Amended and Restated Lease and Sublease Agreement effective as of the date of the original Joint Venture Agreement.  The Amended and Restated Lease and Sublease Agreement restated and replaced the original Joint Venture Agreement.  Under the restated agreement Clifton Mining and Woodman Mining granted the Company exclusive leasehold interests in the mining claims covered by the original agreement.  Pursuant to the original agreement, Clifton received 500,000 shares of the Company’s restricted stock.  Under the terms of the amended agreement, the Company will be required to pay a 4% net smelter royalty on base metals in all other areas except for production from the Kiewit gold property and a net smelter royalty on gold and silver, except for production from the Kiewit gold property, based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable.  The Company will also be required to pay a 6% net smelter return on any production from the Kiewit gold property.  Additionally, if the Company does not place the Kiewit, Clifton Shears/smelter tunnel deposit, and the Cane Springs deposit into commercial production within a three year period, it will be required to make annual payments to Clifton in the amount of $50,000 per location.

In September 2009, the Company acquired all of the rights and interests of Clifton Mining in a $38,000 reclamation contract and a $3,777 cash surety deposit with the State of Utah Division of Oil, Gas and Mining for the property covered by the joint venture.  As consideration for Clifton Mining selling its interest in the reclamation contract and surety deposit, the Company issued 60,824 shares to Clifton Mining.  For a period of two years the Company has the right to repurchase the shares for $48,000, or during the 180-day period after this two year period, Clifton Mining will have the option to put the shares to the Company for $48,000.

In connection with the issuance of this put option, management concluded that the 60,824 shares should be recorded as a derivative liability, and not as equity. The Company has used the Black-Scholls pricing model to value the put option. The following assumptions were used: stock price of $0.70, strike price of $0.79, volatility of 117% (based on similar companies volatility), and risk free interest rate of 4.35%. This resulted in the Company recording a derivative liability of $26,396.

The amended and restated agreements with Clifton Mining Company and Woodman Mining Company and with the Moeller Family Trust are effective as of the date of the original agreements and the term of the restated agreements is for 20 years from the date of the original agreements.  The restated agreements also permit the Company to mortgage or pledge the leasehold interests acquired under the agreements for the purpose of financing exploration, development, and mining operations on the properties.  The leasing parties also agreed to be responsible for any liability arising under certain potential encumbrances to the mining claims and to indemnify the Company and its affiliates against the loss of leasehold title or other actual losses or expenses from the potential encumbrances.  All other material terms of the original agreements are preserved in the restated agreements.

In September 2010, the Company entered into employment agreements with its Chief Executive Officer and its President and entered into a consulting agreement with one of its directors.  Each agreement is for an initial term of four years and provides for a base salary or fees of $120,000 per year.

NOTE 10 – DMRJ GROUP FUNDING

On July 14, 2010, the Company entered into an Investment Agreement with DMRJ Group I, LLC, a Delaware limited liability company.   Under the terms of the agreement, DMRJ Group has committed to loan the Company up to $6,500,000 under certain terms and conditions.  Each loan advance made by DMRJ Group is evidenced by a promissory note due not later than July 14, 2012.  These loan advances can only be used by the Company to pay transaction fees and expenses incurred in connection with the loan transaction, to purchase certain mining equipment, and as working capital to advance our Yellow Hammer and Kiewit mining activities.  The maximum amounts allocable to the Yellow Hammer and Kiewit projects are $2,500,000 and $2,750,000, respectively, and are subject to meeting certain milestones on the projects.  The last two advances of $500,000 each with respect to the Yellow Hammer project are conditioned upon the Company’s ability to commence the mining of copper from the project and production of at least 400,000 pounds of copper concentrate from our ore processing operations at the Cactus Mill site.  Advances for operations on the Kiewit project are conditioned upon the Company’s ability to obtain and maintain all environmental and mining permits necessary to commence mining activities and the timely payment of the initial Yellow Hammer advances for the month of February 2011.  The Company has requested and received two loan advances from DMRJ Group for $500,000 each, plus $88,235 each in prepaid interest paid to DMRJ Group.

11

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Notes to Unaudited Consolidated Financial Statements
For the Nine Months Ended September 30, 2010 and 2009

Each advance amount bears interest of 15% per annum from the date of borrowing.  The Company is required to prepay interest on any advance that would accrue during the first year following the advance, or a shorter period if the advance is less than one year prior to the maturity date of the promissory note.  This prepayment of interest is nonrefundable even if the Company prepays the advance.  Following this one-year period interest on the advance is payable monthly until the advance is repaid in full.  In addition, at the time the Company repays or prepays the advance, it is required to pay an additional amount equal to 20% of the principal amount being repaid or prepaid.  Upon an event of default, the interest rate on the outstanding principal amount increases to 25%.

Loan advances made for the Yellow Hammer and Kiewit projects are subject to mandatory prepayments by the Company.  Yellow Hammer advances must be repaid, together with prepayment interest and any outstanding monthly interest, commencing on or before the fifth business day of the month beginning February 2011 and each month thereafter through September 2011.  Kiewit advances must be repaid, together with prepayment interest and any outstanding monthly interest, beginning month seven after the initial advance on this project through month twelve.

Pursuant to a Security Agreement dated July 14, 2010, the Company has secured repayment of any advances made by DMRJ Group with all of its assets, including its shares of Blue Fin Capital, Inc., the Company’s wholly owned subsidiary, which shares have been pledged as collateral for the advances pursuant to a Pledge Agreement dated July 14, 2010.  As the secured party, DMRJ Group is appointed as attorney in fact to foreclose on and deal with the Company’s assets in the event of default.

In connection with the loan transaction, two of the Company’s prior lenders, each of whom had loaned $300,000 to the Company on November 18, 2009, agreed to subordinate their debt to DMRJ Group.  In consideration for their agreement to subordinate their loans, the Company reduced the conversion price of the loans from $1.50 to $0.70 per share.  All other material terms of the loans remain unchanged.  On July 14, 2010, the Company issued amended and restated promissory notes to the lenders reflecting the reduced conversion price and acknowledging the subordination to the DMRJ Group financing.

NOTE 11 – SUBSEQUENT EVENTS

On November 4, 2010, the Company received an additional loan advance from DMRJ Group I, LLC in the amount of $588,236.

In November 2010 the Company and DMRJ Group I, LLC amended the Investment Agreement to eliminate the requirement to produce 400,000 pounds of copper concentrate in order to receive the final two loan advances for the Yellow Hammer project or to avoid an event of default if this amount was not produced by mid-December 2010.

The Company commenced operation of the Cactus Mill pilot plant in November 2010.

The Company has evaluated subsequent events from the balance sheet date, September 30, 2010, through the date these financial statements were issued and has determined that there are no additional events that would require disclosure in these financial statements.

12

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)

December 31, 2009 and 2008

Salt Lake Office: 5296 South Commerce Drive, Suite 300 Salt Lake City, Utah 84107-5370 Telephone: (801)281-4700	Kaysville Office: 1284 Flint Meadow Drive, Suite D Kaysville, Utah 84037-9590 Telephone: (801)927-1337
Hong Kong Office: Max Share Centre, 373 King’s Road North Point, Hong Kong Telephone: 852-21-555-333

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)

Consolidated Financial Statements
December 31, 2009 and 2008

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)

Audited Consolidated Financial Statements

For the Years Ended
December 31, 2009 and 2008

Table of Contents

Page
Report of Independent Registered Public Accounting Firm	2

Consolidated Financial Statements
Consolidated Balance Sheets	3
Consolidated Statements of Operations	4
Consolidated Statement of Changes in Stockholders' Equity (Deficit)	5
Consolidated Statements of Cash Flows	6
Notes to Audited Consolidated Financial Statements	7 - 15

Report of Independent Registered Public Accounting Firm

To the Board of Directors  Desert Hawk Gold Corp. 2719 W. Strong Way Spokane, WA 99208

We have audited the consolidated balance sheets of Desert Hawk Gold Corp. (the Company) as of December 31, 2009 and 2008, and the related consolidated statements of operations, changes in stockholders’ equity (deficit) and cash flows for the years ended December 31, 2009 and 2008 and for the period from May 1, 2009 (re-entry to exploration stage) to December 31, 2009.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to expressed an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years ended December 31, 2009 and 2008 and for the period from May 1, 2009 (re-entry to exploration stage) to December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the consolidated financial statements, the Company has suffered net losses since inception arising from its planned principal operations.  These factors raise substantial doubt about the Company’s ability to meet its obligations and to continue as a going concern. Management’s plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Since our previous report dated June 21, 2010, it was determined that the consolidated financial statements needed restatement to make corrections as described in Note 10.

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, Utah
June 21, 2010, except for Notes 5 and 10, which are dated November 9, 2010

2

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)
 (An Exploration Stage Company)
Consolidated Balance Sheets
As of December 31, 2009 and 2008

	December 31,	December 31,
	2009	2008
	(Restated)
ASSETS
CURRENT ASSETS
Cash	$888,434	$53,693
Accounts receivable	12,334	-
Other receivable - Boyuan stock	40,000	-
Note receivable	-	40,000
Deposits	500	-
Prepaid expense	-	32,398
Total Current Assets	941,268	126,091

Property and equipment, net of depreciation of $7,104 and $0, respectively	16,607	-
Mineral leases	775,000	-

OTHER ASSETS
Reclamation bonds	80,302	-
Mining claims	2,485	-
Total Other Assets	82,787
TOTAL ASSETS	$1,815,662	$126,091

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable	$30,681	$4,315
Accrued expense	16,149	-
Accrued liabilities - officer wages	141,259	172,950
Derivative liability	26,396	-
Accrued interest	10,500	-
Total Current Liabilities	224,985	177,265

Convertible notes payable, net of debt discount of $201,833 and $0, respectively	398,167	-
TOTAL LIABILITIES	623,152	177,265

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock, $0.001 par value, 10,000,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.001 par value, 100,000,000 shares authorized; 7,071,044 and 1,867,348 shares issued and outstanding, respectively	7,071	1,867
Additional paid-in capital	2,688,224	931,525
Accumulated deficit prior to exploration stage	(1,016,591)	(984,566)
Accumulated deficit during exploration stage	(486,194)	-
Total Stockholders' Equity (Deficit)	1,192,510	(51,174)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,789,266	$126,091

See accompanying notes to consolidated financial statements.

3

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)
 (An Exploration Stage Company)
Consolidated Statements of Operations

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from May 1, 2009 (Inception of Exploration Stage) to December 31, 2009
	(Restated)

REVENUES	$-	$-	$-

EXPENSES
Consulting	90,591	12,750	87,092
Officers and directors fees	87,181	66,000	67,182
Exploration expense	120,324	-	119,124
Legal and professional	74,847	19,126	72,544
General and administrative	153,170	27,936	145,100
Depreciation	7,104	-	7,104
Total Expenses	533,217	125,812	498,146

OPERATING LOSS	(533,217)	(125,812)	(498,146)

OTHER INCOME (EXPENSE)
Interest income	40,000	-	40,000
Other income	12,334	-	12,334
Gain on marketable securities	6,721	-	3,675
Financing expense	(25,000)	-	(25,000)
Interest expense	(19,057)	-	(19,057)
Total Other Income (Expense)	14,998	-	11,952

LOSS BEFORE INCOME TAXES	(518,219)	(125,812)	(486,194)

INCOME TAXES	-	-	-

NET LOSS	$(518,219)	$(125,812)	$(486,194)

BASIC AND DILUTED NET LOSS PER SHARE	$(0.19)	$(0.07)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,781,359	1,743,564

See accompanying notes to consolidated financial statements.

4

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)
 (An Exploration Stage Company)
Consolidated Statement of Changes in Stockholders’ Equity (Deficit)
For the Years Ended December 31, 2009 (Restated) and 2008

	Common Stock		Additional	Accumulated Deficit prior to Exploration	Accumulated Deficit during Exploration	Total Stockholders' Equity
	Shares	Amount	Paid-in Capital	Stage	Stage	(Deficit)

Balance, December 31, 2007	1,544,433	$1,544	$741,498	$(858,754)	$-	$(115,712)
Common stock issued for services at $0.033 per share	16,666	17	6,583	-	-	6,600
Common stock issued for cash at $0.05 per share	289,583	289	173,461	-	-	173,750
Common stock issued for services at $0.05 per share	16,666	17	9,983	-	-	10,000
Net loss for the year	-	-	-	(125,812)	-	(125,812)

Balance, December 31, 2008	1,867,348	1,867	931,525	(984,566)	-	(51,174)
Common stock issued for cash at $0.70 per share	1,436,300	1,436	1,003,974	-	-	1,005,410
Common stock cancelled for services not performed	(107,064)	(107)	(32,291)	-	-	(32,398)
Common stock issued for mineral leases at $0.70 per share	750,000	750	524,250	-	-	525,000
Common stock issued to acquire reclamation bond at $0.70 per share	60,824	61	16,345	-	-	16,406
Common stock issued with convertible notes as financing incentive at $0.70 per share	300,000	300	209,700	-	-	210,000
Common stock issued for wages at $0.70 per share	50,000	50	34,950	-	-	35,000
Common stock issued to acquire subsidiary	2,713,636	2,714	(229)	-	-	2,485
Net loss for the year	-	-	-	(32,025)	(486,194)	(518,219)
Balance, December 31, 2009	7,071,044	$7,071	$2,688,224	$(1,016,591)	$(486,194)	$1,192,510

See accompanying notes to consolidated financial statements.

5

Desert Hawk Gold Corp.
(Formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
Consolidated Statements of Cash Flows

	Year Ended December 31, 2009	Year Ended December 31, 2008	Period from May 1, 2009 (Inception of Exploration Stage) to December 31, 2009
	(Restated)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(518,219)	$(125,812)	$(486,194)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	7,104	-	7,104
Cancelation of common stock for services not performed	(32,397)	-	-
Common stock issued for services and wages	35,000	16,600	35,000
Accretion of debt discount	8,167	-	8,167
Accrued interest income	(40,000)	-	(40,000)
Gain on sale of marketable securities	(6,721)	-	(3,675)
Changes in assets and liabilities:
Deposits	(500)	-	(500)
Accounts receivable	(12,334)	-	(12,334)
Prepaid expenses	32,397	-	-
Accounts payable	26,366	4,314	27,507
Accrued liabilities - officer wages	(31,691)	22,500	(30,691)
Accrued liabilities	16,149	-	16,149
Accrued interest	10,500	-	10,500
Net cash used by operating activities	(506,179)	(82,398)	(468,967)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of fixed assets	(23,711)	-	(23,711)
Purchase of mineral leases	(250,000)	-	(250,000)
Reclamation bond	(37,500)	-	(37,500)
Note receivable	40,000	(40,000)	27,500
Investment in marketable securities	(10,000)	-	-
Proceeds from sale of marketable securities	16,721	-	10,055
Net cash provided (used) by investing activities	(264,490)	(40,000)	(273,656)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from convertible notes payable	600,000	-	600,000
Proceeds from sale of common stock	1,005,410	173,750	1,005,410
Net cash provided by financing activities	1,605,410	173,750	1,605,410

NET INCREASE (DECREASE) IN CASH	834,741	51,352	862,787
CASH, BEGINNING OF PERIOD	53,693	2,341	25,647
CASH, END OF PERIOD	$888,434	$53,693	$888,434

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest paid	$-	$-	$-
Income taxes paid	$-	$-	$-
NON-CASH FINANCING AND INVESTING ACTIVITIES:
Common stock issued for mineral lease	$525,000	$-	$525,000
Common stock issued as incentive with convertible notes	$210,000	$-	$210,000
Common stock issued for reclamation bond	$42,802	$-	$42,802

See accompanying notes to consolidated financial statements.

6

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008
NOTE 1 – DESCRIPTION OF BUSINESS

Desert Hawk Gold Corp was incorporated on November 5, 1957 in the State of Idaho as Lucky Joe Mining Company.  On July 17, 2008 the Company merged with its wholly-owned subsidiary, Lucky Joe Mining Company, a Nevada corporation, for the sole purpose of effecting a change in domicile from the State of Idaho to the State of Nevada.  Lucky Joe Mining Company (Nevada) was the continuing and surviving corporation, each outstanding share of Lucky Joe Mining Company (Idaho) was converted into one outstanding share of Lucky Joe Mining Company (Nevada). On April 3, 2009, the Company filed a Certificate of Amendment with the State of Nevada changing the name of the Company to Desert Hawk Gold Corp.

The Company was originally incorporated to pursue the Mining business through the acquisition of prospective mining claims in the Wallace and Kellogg mining districts of Northern Idaho.  The Company never successfully generated any revenue, or joint ventures from any of the activities it pursued and abandoned the mining business as a viable business model when the commodity prices cycled downward. Until it recommenced its mining activities, the Company was dormant. The Company is considered an exploration stage company and its financial statements are presented in a manner similar to a development stage company as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7.   The Company entered the exploration stage on May 1, 2009.

On December 31, 2009 the Company acquired all of the outstanding stock of Blue Fin Capital, Inc. (“Blue Fin”), a Utah corporation owning mining claims in Arizona.  The Company issued a total of 2,713,636 shares of its common stock to the shareholders of Blue Fin for all of the outstanding shares of Blue Fin.  Blue Fin was acquired from a related party, so the acquisition was recorded at the historical cost of Blue Fin.  Blue Fin became a wholly-owned subsidiary of the Company and all inter-company accounts have been eliminated.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING PRINCIPLES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company’s financial statements.  The financial statements and notes are representations of the Company’s management, which is responsible for their integrity and objectivity.  These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company’s consolidated financial statements are prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

Accounting Pronouncements
In January 2010, the FASB issued Accounting Standards Update 2010-06, Fair Value Measurements and Disclosures (Topic 820).  This Update provides amendments to, Subtopic 820-10, Fair Value Measurements and Disclosures – Overall, that require new disclosures and clarify existing disclosures. The amendments in this Update are effective for interim and annual periods beginning after December 15, 2010.

In September 2009, the FASB issued Accounting Standards Update 2009-12, Fair Value Measurements and Disclosures (Topic 820): Investments in Certain Entities That Calculate Net Asset Value per Share (or Its Equivalent).  This Update provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of investments in certain entities that calculate net asset value per share (or its equivalent).  The amendments in this Update are effective for interim and annual periods ending after December 15, 2009.  Early application is permitted in financial statements for earlier interim and annual periods that have not been issued. The adoption of this Update will have no material effect on the Company’s financial condition or results of operations.

In August 2009, the FASB issued Accounting Standards Update 2009-05, Fair Value Measurements and Disclosures (Topic 820): Measuring Liabilities at Fair Value. This update provides amendments to Subtopic 820-10, Fair Value Measurements and Disclosures – Overall, for the fair value measurement of liabilities.  The guidance provided in this Update is effective for the first reporting period beginning after issuance. The adoption of this statement will have no material effect on the Company’s financial condition or results of operations

7

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

In June 2009, the FASB issued SFAS No. 168, The FASB Accounting Standards CodificationTM and the Hierarchy of Generally Accepted Accounting Principles—a replacement of FASB Statement No. 162, which is codified in FASB ASC 105, Generally Accepted Accounting Principles (“ASC 105”). ASC 105 establishes the Codification as the source of authoritative GAAP in the United States (the “GAAP hierarchy”) recognized by the FASB to be applied by nongovernmental entities. Rules and interpretive releases of the Securities and Exchange Commission (“SEC”) under authority of federal securities laws are also sources of authoritative GAAP for SEC registrants. Once the Codification is in effect, all of its content will carry the same level of authority and the GAAP hierarchy will be modified to include only two levels of GAAP, authoritative and non-authoritative. ASC 105 is effective for financial statements issued for interim and annual periods ending after September 15, 2009. We adopted the requirements of ASC 105 in the third quarter of 2009; the adoption had no material effect on the Company’s financial condition or results of operation.

In June 2009, the FASB issued SFAS No. 167, Amendments to FASB Interpretation No. 46(R) (“SFAS No. 167”), which amends the consolidation guidance applicable to variable interest entities. The amendments will significantly affect the overall consolidation analysis under FASB ASC 810, Consolidation and require an enterprise to perform an analysis to determine whether the enterprise’s variable interest or interests give it a controlling financial interest in a variable interest entity.

SFAS No. 167 has not yet been codified and in accordance with ASC 105, remains authoritative guidance until such time that it is integrated in the FASB ASC. SFAS No. 167 is effective as of the beginning of the first fiscal year that begins after November 15, 2009, early adoption is prohibited. The adoption of this Update will have no material effect on the Company’s financial condition or results of operations.

In June, 2009, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No 166, Accounting for Transfers of Financial Assets—an amendment of FASB Statement No. 140” (“SFAS 166”). This Statement removes the concept of a qualifying special-purpose entity from Statement 140 and removes the exception from applying FASB Interpretation No. 46 (revised December 2003), Consolidation of Variable Interest Entities, to qualifying special-purpose entities.

SFAS No. 166 has not yet been codified and in accordance with ASC 105, remains authoritative guidance until such time that it is integrated in the FASB ASC. SFAS No. 166 is effective for financial asset transfers occurring after the beginning of an entity’s first fiscal year that begins after November 15, 2009 and early adoption is prohibited. The adoption of this statement will have no material effect on the financial statements. The adoption of this statement will have no material effect on the Company’s financial condition or results of operations.

In May, 2009, FASB issued ASC Topic 855 Subsequent Events which establishes principles and requirements for subsequent events. In accordance with the provisions of ASC 855, the Company currently evaluates subsequent events through the date the financial statements are available to be issued.  In February 2010, the FASB issued Accounting Standards Update 2010-09, Subsequent Events (Topic 855): Amendments to Certain Recognition and Disclosure Requirements. This provides amendments to Subtopic 855-10 concerning when a company is required to evaluate subsequent events.  The amendments in this update are effective upon final issuance.

Accounting for Stock Options and Warrants and Stock Awards Granted to Employees and Nonemployees
The Company accounts for stock based compensation to employees as required by ASC Topic 718 Compensation-Stock Compensation of the FASB Accounting Standards Codification, and stock based compensation to nonemployees as required by ASC Topic 505-50 Equity-Based Payments to Non-Employees.  Stock awards have been valued at fair value using recent share issuance prices for cash, in arms length transactions ($0.70 per share). Options and warrants are valued using the Black-Scholls pricing model.  See Note 4.

8

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

Cash and Cash Equivalents
For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents.

Concentration of Credit Risk
The Company maintains its cash in two commercial accounts at two major financial institutions. Although the financial institutions are considered creditworthy and have not experienced any losses on their deposits, at December 31, 2009 and December 31, 2008 the Company’s cash balance exceeded Federal Deposit Insurance Corporation (FDIC) limits by $612,590 and $0 respectively.

Revenue Recognition
Revenue is recognized when all of the following criteria are met: a) the Company has entered into a legally binding agreement with the customer; b) the products or services have been delivered; c) the Company's fee for providing the products and services is fixed and determinable; and d) collection of the Company’s fee is probable.  The Company’s policy is to record revenue net of any applicable sales, use, or excise taxes.

Allowance for Doubtful Accounts
The allowance for doubtful accounts is the Company's best estimate of the amount of probable credit losses in the Company's existing receivables. The Company determines the allowance based on factors such as historical collection experience, customer's current creditworthiness, customer concentration, age of accounts receivable balance and general economic conditions that may affect a customer's ability to pay. Actual customer collections could differ from estimates. Account balances are charged to the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. Provisions to the allowance for doubtful accounts are charged to expense. The Company does not have any off-balance sheet credit exposure related to its customers.

Earnings Per Share
Basic earnings per share includes no dilution and is computed by dividing net income (loss) available to common shareholders by the weighted average common shares outstanding for the period.  Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity similar to fully diluted earnings per share.  Common stock equivalents outstanding are 400,000 shares of common stock that the convertible notes can be converted into.  However, the diluted earnings per share is not presented because its effect would be anti-dilutive.

Fair Value of Financial Instruments
The Company's financial instruments as defined by FASB ASC 825-10-50, include cash, receivables, accounts payable and accrued expenses.  All instruments are accounted for on a historical cost basis, which, due to the short maturity of these financial instruments, approximates fair value at December 31, 2009.

FASB ASC 820 defines fair value, establishes a framework for measuring fair value in accordance with generally accepted accounting principles, and expands disclosures about fair value measurements.  FASB ASC 820 establishes a three-tier fair value hierarchy which prioritizes the inputs used in measuring fair value as follows:

Level 1.  Observable inputs such as quoted prices in active markets;

Level 2.  Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and

Level 3.  Unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The Company measures its investments at fair value on a recurring basis.

Loan Receivable
Loans are carried at the unpaid principal plus accrued interest. Loans considered uncollectible are written-off. Recoveries on loans previously written-off are recorded in income in the period of recovery.

9

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

Marketable Securities
The Company accounts for marketable securities as required by ASC Topic 320 Investments – Debt & Equity.  At acquisition, an entity shall classify debt securities and equity securities into one of the following three categories:

Held to Maturity – the positive intent and ability to hold to maturity. Amounts are reported at amortized cost, adjusted for amortization of premiums and accretion of discounts.

Trading Securities – bought principally for purpose of selling them in the near term. Amounts are reported at fair value, with unrealized gains and losses included in earnings.

Available for Sale – not classified in one of the above categories. Amounts are reported at fair value, with unrealized gains and losses excluded from earnings and reported separately as a component of stockholders’ equity.

Mineral Exploration and Development Costs
The Company accounts for mineral exploration and development costs in accordance with ASC Topic 932 Extractive Activities.  All exploration expenditures are expensed as incurred, previously capitalized costs are expensed in the period the property is abandoned.  Expenditures to develop new mines, to define further mineralization in existing ore bodies, and to expand the capacity of operating mines, are capitalized and amortized on units of production basis over proven and probable reserves.

Mineral Properties and Leases
The Company accounts for mineral properties in accordance with ASC Topic 930 Extractive Activities-Mining.  Costs of acquiring mineral properties and leases are capitalized by project area upon purchase of the associated claims (see Note 5).  Mineral properties are periodically assessed for impairment of value and any diminution in value.

Property and Equipment
Property and equipment are stated at cost.  Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets, which range from five to seven years.  See Note 7.

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to ASC Topic 740-10-25 Income Taxes – Recognition.  Under the approach, deferred income taxes are recorded to reflect the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end.  A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the “more likely than not” standard imposed by ASC Topic 740-10-25-5 to allow recognition of such an asset.

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amount used for income tax purposes.

Significant components of the deferred tax assets for the years ended December 31, 2009 and 2008 are as follows:

	December 31, 2009	December 31 2008
Net operating loss carryforward	$1,502,785	$984,566

Deferred tax asset	510,947	334,072
Deferred tax asset valuation allowance	$(510,947)	$(334,072)

10

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

At December 31, 2009, the Company has net operating loss carryforwards of approximately $1,503,000, which expire in the years 2015 through 2029. The change in the allowance account from December 31, 2009 to December 31, 2008 was $176,875.

Reverse Stock Split
Effective April 3, 2009, the Company reverse split the outstanding shares of its common stock at the rate of one share for each 12 shares outstanding (1:12).   All references in the accompanying financial statements to the number of common shares outstanding and per share amounts have been restated to reflect the reverse stock split.

Use of Estimates
The process of preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses.  Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements.  Accordingly, upon settlement, actual results may differ from estimated amounts.

Going Concern
As shown in the accompanying financial statements, the Company had an accumulated deficit incurred through December 31, 2009, which raises substantial doubt about the Company’s ability to continue as a going concern.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

An estimated $500,000 is believed necessary to continue operations and increase development through the next fiscal year.  The timing and amount of capital requirements will depend on a number of factors, including demand for products and services and the availability of opportunities for expansion through affiliations and other business relationships.  Management intends to seek new capital from equity securities issuances to provide funds needed to increase liquidity, fund internal growth, and fully implement its business plan.

If the going concern assumption were not appropriate for these consolidated financial statements, then adjustments would be necessary to the carrying values of the assets and liabilities, the reported revenues and expenses, and the balance sheet classifications used.

NOTE 3 - CAPITAL STOCK

Common Stock
The Company is authorized to issue 100,000,000 shares of common stock.  All shares have equal voting rights and have one vote per share.  Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

During the year ended December 31, 2008, the Company issued 289,583 shares of its common stock for cash of $173,750, and 33,333 shares of common stock for services valued at $16,600.

During the year ended December 31, 2009, the Company issued 750,000 shares of its common stock for mineral leases valued at $525,000, 60,824 shares of its common stock for reclamation bonds valued at $42,802, 300,000 shares of its common stock as an incentive for investors to enter a convertible note agreement valued at $210,000, 50,000 shares of its common stock for wages valued at $35,000, 2,713,636 shares of its common stock for an investment in a wholly-owned subsidiary valued at $2,485 from related parties.  Additionally, in two private placements the Company issued 1,436,300 shares of common stock at $0.70 per share for a total of $1,005,410 in cash.  The shares offered were sold pursuant to Rule 506 of Regulation D.

NOTE 4 - STOCK PLAN

The Company’s board of directors approved the adoption of the “2008 Stock Option/Stock Issuance Plan” on July 12, 2008, pursuant to which the Company may grant incentive and non-qualified stock options or shares of common stock to employees and consultants, including directors and officers, from time to time. The Plan authorizes the issuance of 1,250,000 shares of the Company’s common stock for grants of shares or the exercise of stock options granted under the Plan.  The Plan will continue in effect until all of the stock available for grant or issuance has been acquired through exercise of options or grants of shares, or until July 12, 2018, whichever is earlier.  The Plan may also be terminated in the event of certain corporate transactions such as a merger or consolidation or the sale, transfer or other disposition of all or substantially all of the Company’s assets.

11

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

The exercise price of each option is established by the plan administrator.  Additionally, the plan administrator will fix the terms of each option, but no option will be granted for a term in excess of ten years.  Stock issued under the
Plan may be granted for cash or other consideration determined by the plan administrator.  Options and stock granted under the Plan may vest immediately or upon terms established by the plan administrator.

There were initially 15,000,000 shares of common stock authorized for non-statutory and incentive stock option and stock grants under the Plan, which are subject to adjustment in the event of stock splits, stock dividends, and other situations.  On April 3, 2009, the outstanding shares of common stock were reverse split at the rate of one-for-twelve, which reduced the number of shares authorized under the Plan to 1,250,000.

During the year ended December 31, 2009, the Company granted 50,000 shares under the Plan and during the year ended December 31, 2008, the Company granted 24,999 shares under the Plan.  Of the shares granted in 2008, 16,666 were granted for legal and accounting services rendered and 8,333 where granted to a director for accepting appointment to the Board of Directors.  The shares granted in 2009 were for mining services.  All of the shares are fully vested.

NOTE 5 – MINERAL PROPERTIES

The Company holds operating interests within the Gold Hill Mining District in Tooele County, Utah, consisting of 419 unpatented mining claims, including an unpatented mill site claim, 42 patented claims, and seven Utah state mineral leases located on state trust lands, all covering approximately 33 square miles.  Rights to all but four of these mining claims and leases were obtained under the terms of the Joint Venture Agreement dated July 24, 2009, with Clifton Mining Company and Woodman Mining Company as lessors.  Rights to the four Yellow Hammer patented claims were obtained under the terms of the Joint Venture Agreement dated July 24, 2009, with the Jeneane C. Moeller Family Trust.  The properties are located approximately 190 miles west-southwest of Salt Lake City, Utah, and 56 miles south southeast of Wendover, Utah.  The Company intends to concentrate its exploration activities on the four patented Yellow Hammer claims, the Kiewit project consisting of seven of the unpatented Kiewit claims, and the Cactus Mill project consisting of an unpatented mill site.  Mineral extraction activities on the property will be open-pit and the Company does not anticipate conducting any underground mining activities.

Additionally, the Company, through its wholly owned subsidiary, Blue Fin Capital, Inc., holds eight unpatented mining claims in Yavapai County, Arizona.  The Company has no current plans to explore these claims.

There are no proven or probable reserves for any of the claims or leases held by the Company.

Kiewit Project

The Company intends to commence large mining operations for three surface mines and a heap leach gold operation on the Kiewit unpatented claims.

The Company, through its joint venture agreement with Clifton Mining, has access to all data, core samples and related reports associated with the aforementioned properties.  Desert Hawk has made application for a Large Mining Operations Permit to construct a heap leach facility and commence exploration activities on these claims.

12

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

Cactus Mill Pilot Plant

Located on the Cactus Mill site are two process facilities, a 150 ton per day mill built by Woodman Mining and operated until the 1980s.  The mill has equipment used to process copper, gold, silver, and tungsten ores from the district.  In addition there is a second facility constructed in the 1990s for custom milling precious metals

13

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 5 – MINERAL PROPERTIES (Continued)

concentrates.  Equipment from both mills will be used to construct a 240 ton per day pilot mill capable of recovering copper, gold, silver and tungsten mineralized material initially extracted from the Yellow Hammer claims.  Pursuant to the Company’s joint venture agreement with Clifton Mining, it has access to Cane Springs, a natural flowing spring approximately 1,000 feet southwest of the Cactus Mill site, as well as the Cane Springs mine shaft located approximately one-quarter mile south of the Cactus Mill property.  The Company holds a permit from the Utah Division of Oil Gas and Mining for the pilot plant which allows flotation and gravity concentration.  The Company has filed an application to amend its permit to operate the pilot mill to allow construction of a heap leach facility near the mill to process mineralized material from the Yellow Hammer claims.

Yellow Hammer Claims
The Company completed approximately 6,000 feet of drilling on the Yellow Hammer claims in fourth quarter of 2009.  Composites were made of several key areas and re-analyzed for gold, silver, copper and tungsten.  Metallurgical work is ongoing at independent labs for evaluation.  The Company holds a Small Mining Operations Permit from the Utah Division of Oil, Gas and Mining and has posted a reclamation bond of $25,300.  This permit stipulates that the Company may conduct exploration or mining operations on these claims so long as such activities are limited to an area within five acres.

Exploration Expenditures
Exploration expenditures incurred by the Company during the years ended December 31, 2009 and 2008 were as follows:

	2009	2008

Assaying	$12,307	$-
Drilling	5,527	-
Equipment rental	12,298	-
Geological consulting fees	27,250	-
Maps and miscellaneous	1,674	-
Metallurgy	5,918	-
Site costs	44,209	-
Transportation	11,141	-

Exploration expenditures for year	$120,324	$-

NOTE 6 – CONVERTIBLE NOTE PAYABLE

The Company issued two convertible promissory notes, for a total of $600,000 on November 18, 2009.  The notes bear interest at 15% per annum.  Interest only is payable in equal monthly installments of $7,500.  The notes are convertible at any time at a rate of $1.50 per share, and are due November 18, 2012 or 36 months from the date of issuance.  In addition, the holders of the notes were issued 300,000 bonus shares at a rate of one share for each $2.00 loaned.  Also, in the event the Company fails to repay the loan or interest thereon in full on the maturity date, the Company will be required to issue an additional 300,000 shares.

NOTE 7 - PROPERTY AND EQUIPMENT

Property and equipment are stated at cost.  Depreciation is provided using the straight-line method over the estimated useful lives of the assets.  The useful lives of property, plant and equipment for purposes of computing depreciation are five to seven years. The following is a summary of property, equipment, and accumulated depreciation:

14

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 7 - PROPERTY AND EQUIPMENT (Continued)

	December 31, 2009	December 31, 2008
Equipment	$23,711	$-
Less accumulated depreciation	(7,104)	$-
	$16,607	$-

Depreciation and amortization expense for the year ended December 31, 2009 was $7,104.  The Company evaluates the recoverability of property and equipment when events and circumstances indicate that such assets might be impaired.  The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by these assets to their respective carrying amounts.  Maintenance and repairs are expensed as incurred.  Replacements and betterments are capitalized.  The cost and related reserves of assets sold or retired are removed from the accounts, and any resulting gain or loss is reflected in results of operations.

NOTE 8 – NOTE RECEIVABLE

On October 21, 2008, the Company entered into a Bridge Loan Agreement/ Senior Promissory Note with S3 Investment Company, Inc in the amount of $40,000. The note is due within 30 days of the closing of the Company’s RTP/PIPE transaction.  The note carries a guaranteed minimum return of $40,000 in cash and $40,000 in stock.  The cash portion of this note was fully repaid during the year ended December 31, 2009.

NOTE 9 – COMMITMENTS

During the year ended December 31, 2009 the Company entered into a Joint Venture Agreement with the Moeller Family Trust for the leasing of the Trust’s Yellow Hammer property in the Gold Hill Mining District of Utah.  Pursuant to the agreement, Moeller Family Trust received 250,000 shares of the Company’s restricted common stock.  Under the terms of the Joint Venture agreement, the Company will be required to pay a 6% net smelter royalty on the production of base metals and a net smelter royalty on gold and silver based on a sliding scale of between 2% and 15% based on the price of gold and silver, as applicable.  Additionally, if the Company does not place the Yellow Hammer property into commercial production within a three year period it will be required to make annual payments to the Trust of $50,000.  The Company is designated as the operator of the property.

Also during the year ended December 31, 2009, the Company entered into a Joint Venture Agreement with the Clifton Mining Company and the Woodman Mining Company for the leasing of their property interests in the Gold Hill Mining District of Utah. Pursuant to the agreement, Clifton received 500,000 shares of the Company’s restricted stock.  Under the terms of the Joint Venture agreement, the Company will be required to pay a 4% net smelter royalty on base metals in all other areas except for production from the Kiewit gold property and a net smelter royalty on gold and silver, except for production from the Kiewit gold property,  based on a sliding scale of between 2% and 15% based on the price of gold or silver, as applicable.  The Company will also be required to pay a 6% net smelter return on any production from the Kiewit gold property.  Additionally, if the Company does not place the Kiewit, Clifton Shears/smelter tunnel deposit, and the Cane Springs deposit into commercial production within a three year period, it will be required to make annual payments to Clifton in the amount of $50,000 per location. The Company is designated as the operator of the property.

In September 2009, the Company acquired all of the rights and interests of Clifton Mining in a $38,000 reclamation contract and a $3,777 cash surety deposit with the State of Utah Division of Oil, Gas and Mining for the property covered by the joint venture.  As consideration for Clifton Mining selling its interest in the reclamation contract and surety deposit, the Company issued 60,824 shares to Clifton Mining.  For a period of two years the Company has the right to repurchase the shares for $48,000, or during the 180-day period after this two year period, Clifton Mining will have the option to put the shares to the Company for $48,000.

15

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 10 - RESTATEMENT

On September 20, 2010, the management of Desert Hawk Gold Corp. concluded that the information provided in Note 5 of the December 31, 2009 financial statements was inappropriate for financial based notes. Management decided to scale back the note, in which the narrative was modified to remove all technical and non finance-based information. There were no changes to the financial statements.

In addition, on November 3, 2010, the management of Desert Hawk Gold Corp. concluded that the original equity classification of the put option discussed in Note 9 of the December 31, 2009 consolidated financial statements was incorrect.  Management has subsequently determined that the put option in connection with the issuance of 60,824 shares should have recorded as a derivative liability, and not as equity under ASC Topic 480-10-25-8.  As a result, the previously issued consolidated financial statements for the year ended December 31, 2009 have been amended to restate the financial statements for the derivative liability classification.  . The Company has used the Black-Scholls pricing model to value the put option. The following assumptions were used: stock price of $0.70, strike price of $0.79, volatility of 117% (based on similar companies volatility), and risk free interest rate of 4.35%. This resulted in the Company recording a derivative liability of $26,396.

Accordingly, the accompanying consolidated balance sheet for the period described in the preceding sentence has been retroactively adjusted as summarized below. There has been no change to the statement of operations as a result of the change.

Effect of Correction of Derivative Liability	As Previously Reported	As Restated	Adjustment

At December 31, 2009
LIABILITIES
- Derivative liability	$-	$26,396	$26,396	(1)
- Total current liabilities	$198,589	$224,985	$26,396	(1)
- Total liabilities	$596,756	$623,152	$26,396	(1)

RETAINED EARNINGS/EQUITY
- Additional paid in capital	$2,714,620	$2,688,224	$(26,396	)(2)
- Total stockholders' equity	$1,218,906	$1,192,510	$(26,396	)(1)
- Total liabilities/stockholders' equity	$1,815,662	$1,789,266	$(26,396	)(1)

(1) Cumulative effect of change in derivative liability as of the period ended
(2) Cumulative effect of reclassifying the derivative from equity to liabilities

16

Desert Hawk Gold Corp.
(formerly Lucky Joe Mining Company)
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
YEARS ENDED DECEMBER 31, 2009 AND 2008

NOTE 11 - SUBSEQUENT EVENTS

In February 2010, the Board of Directors and shareholders owning a majority of the outstanding shares of common stock approved an increase in the number of shares authorized in the Company’s 2008 Stock Option/Stock Issuance Plan to 3,000,000.

Also in February 2010, the Board of Directors and shareholders owning a majority of the outstanding shares of common stock approved amendments to the Company’s Articles of Incorporation.  On March 1, 2010, the Company filed Amended and Restated Articles of Incorporation with the State of Nevada.  These Amended and Restated Articles decreased the par value of the common shares to $0.001 per share and authorized 10,000,000 preferred shares, par value $0.001 per share.  All references to par values have been changed in the consolidated financial statements presented.

In February 2010, the Company entered into a Term Sheet with an investor to provide up to $6,500,000 in loans to the Company.  Under the proposed terms of the funding, the credit facility would provide for minimum traunches of $500,000, would bear interest at 15% per annum, and would mature in two years from the closing date of the transaction.  At the maturity date the Company would be required to repay 120% of the principal amount borrowed.  All funds loaned to the Company would be senior to existing or future debt and would be secured by all assets of the Company.  In addition, at closing the Company would issue preferred shares to the investor convertible into common stock of the Company representing 9.99% of the equity of the Company on a fully diluted basis at closing.  The preferred shares would be entitled to preemptive rights, would be entitled to full ratchet anti-dilution protection and would be convertible at the option of the holder.  The Company is responsible for all legal and due diligence costs incurred by the investor.

On March 31, 2010, the company received 20,000 shares of stock valued at $40,000 in payment of its outstanding Loan Receivable. See Note 8.

In June 2010, the Company entered into amended and restated agreements with Clifton Mining Company and Woodman Mining Company and with the Moeller Family Trust.  The Amended and Restated and Sublease Agreements restate and replace the prior Mining Venture Agreements between the Company and these parties.  Under the restated agreements Clifton Mining and Woodman Mining and Moeller Family Trust granted the Company exclusive leasehold interests in the mining claims covered by the original agreements.  The restated agreements are effective as of the date of the original agreements and the term of the restated agreements is for 20 years from the date of the original agreements.  The restated agreements also permit the Company to mortgage or pledge the leasehold interests acquired under the agreements for the purpose of financing exploration, development, and mining operations on the properties.  The leasing parties also agreed to be responsible for any liability arising under certain potential encumbrances to the mining claims and to indemnify the Company and its affiliates against the loss of leasehold title or other actual losses or expenses from the potential encumbrances.  All other material terms of the original agreements are preserved in the restated agreements.

The Company has evaluated subsequent events from the balance sheet date, December 31, 2009, through the date these financial statements were issued and has determined that there are no additional events that would require disclosure in these financial statements.

17

[OUTSIDE BACK COVER]

Desert Hawk Gold Corp.
[A Nevada Corporation]

8,327,071  Shares

Common Stock

PROSPECTUS

DESERT HAWK GOLD CORP.

8921 N. Indian Trail Road, #288
Spokane, WA   99208

Telephone (509) 434-8161

_______________, 2010

Until                            , 2011, all dealers that effect transactions in our shares, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution

The following is an itemized statement of the estimated amounts of all expenses payable by us in connection with the registration of the common stock, other than underwriting discounts and commissions.  All amounts are estimates except the SEC registration fee.

Securities and Exchange Commission - Registration Fee	$440
State filing Fees	$2,500
Printing and Engraving Expenses	$1,000
Edgarizing Costs	$10,000
Accounting Fees and Expenses	$15,000
Legal Fees and Expenses	$35,000
Miscellaneous	$6,060
Total	$70,000

None of the expenses of the offering will be paid by the selling security holders.

Item 14.  Indemnification of Directors and Officers

Nevada law expressly authorizes a Nevada corporation to indemnify its directors, officers, employees, and agents against liabilities arising out of such persons’ conduct as directors, officers, employees, or agents if they acted in good faith, in a manner they reasonably believed to be in or not opposed to the best interests of the company, and, in the case of criminal proceedings, if they had no reasonable cause to believe their conduct was unlawful.  Generally, indemnification for such persons is mandatory if such person was successful, on the merits or otherwise, in the defense of any such proceeding, or in the defense of any claim, issue, or matter in the proceeding.  In addition, as provided in the articles of incorporation, bylaws, or an agreement, the corporation may pay for or reimburse the reasonable expenses incurred by such a person who is a party to a proceeding in advance of final disposition if such person furnishes to the corporation an undertaking to repay such expenses if it is ultimately determined that he did not meet the requirements.  In order to provide indemnification, unless ordered by a court, the corporation must determine that the person meets the requirements for indemnification.  Such determination must be made by a majority of disinterested directors; by independent legal counsel; or by a majority of the shareholders.

Article IX of our Amended and Restated Articles of Incorporation and VIII of our Bylaws provide that the corporation shall indemnify its directors, officers, and agents to the full extent permitted by the laws of the State of Nevada.  Our employment agreements with Robert E. Jorgensen, our Chief Executive Officer, and Rick Havenstrite, our President, also provide for mandatory indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 15.  Recent Sales of Unregistered Securities

In May 2008 we commenced an offering of 5,000,000 pre-reverse split shares of our common stock at $0.05 per share.  We completed the offering in September 2008 and sold 289,583 shares (3,475,008 pre-reverse split shares) for gross proceeds of $173,750.  These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on May 30, 2008, for this offering.  Sales were made to a total of 10 investors, each of whom was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In July 2008, we issued 8,333 shares of common stock each to Ronald N. Vance, our outside legal counsel, Donna Street, our outside accountant, and William McAndrews, one of our directors, for services rendered.  All of the shares were issued under our 2008 Stock Option/Stock Issuance Plan without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission.   Each participant in the plan who received the shares was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities.  No underwriting discounts or commissions were paid in connection with the stock award.

In May 2009 we commenced an offering of 1,000,000 shares our common stock at $0.70 per share.  We completed the offering in August 2009 and sold 1,000,000 shares for gross proceeds of $700,000.  These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on May 12, 2009 for this offering.  Sales were made to a total of 28 investors, each of whom was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In July 2009 we entered into joint venture agreements with Clifton Mining and Moeller Family Trust for the rights to certain mining claims and issued 500,000 shares to Clifton Mining and 250,000 shares to Moeller Family Trust as consideration for entering into the mining ventures.  In September 2009 we also issued 60,824 to Clifton Mining for the transfer of surety bonds on the mining claims.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on September 14, 2009 for this transaction.   Both Clifton Mining and Moeller Family Trust were accredited investors as defined in Regulation D.  Each party delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each party represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Representatives of each party were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock issuance.

In September 2009 we commenced an offering of 440,000 shares our common stock at $0.70 per share.  We completed the offering in January 2010 and sold 436,300 shares for gross proceeds of $305,410.  These shares were sold without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on September 17, 2009 for this offering.  Sales were made to a total of eight investors, each of whom was an accredited investor as defined in Regulation D.  Each investor delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each investor represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each investor was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock sale.

In November 2009 we issued 15% convertible promissory notes to Ibearhouse, LLC and West C Street, LLC in the principal amounts of $300,000 each.  Each note is due and payable on November 30, 2012.   Interest on each note is payable in monthly installments of $3,750.  Each note was originally convertible at $1.50 per share and on July 14, 2010, the conversion price was reduced to $0.70 per share.  The notes are convertible at any time prior to maturity.  In consideration of each loan, we issued 150,000 shares each to lenders.  The notes and shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on November 30, 2009 for the original transaction to reflect a reduction in the conversion price to from $1.50 to $0.70 per share.  Each of the parties was an accredited investors as defined in Regulation D.  Each party delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the promissory notes and the stock certificates representing the shares.  Each party represented that it had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Representatives of each party were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the issuances of the notes and stock.

In November 2009 we awarded 25,000 shares each to Dave Jensen and Stan Kendall, two of our employees, as bonuses for their services.  These shares were issued under our 2008 Stock Option/Stock Issuance Plan without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission.   Each participant in the plan who received the shares was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities.  No underwriting discounts or commissions were paid in connection with the stock award.

In December 2009 we completed the purchase of Blue Fin Capital, Inc. through the exchange of 2,713,636 shares of our common stock for all of the outstanding shares of Blue Fin.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on January 21, 2010.  Issuances were made to a total of 5 shareholders of Blue Fin, each of whom was an accredited investor as defined in Regulation D.  Each shareholder of Blue Fin delivered appropriate investment representations with respect to these issuances and consented to the imposition of restrictive legends upon the stock certificates representing the shares.  Each shareholder of Blue Fin represented that he or she had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Each shareholder of Blue Fin was afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the stock exchange transaction.

In July 2010 we issued 958,033 shares of our Series A Preferred Stock to DMRJ Group I, LLC under the terms of our Investment Agreement dated July 14, 2010.  These preferred shares are convertible into an equal number of common shares.  These shares were issued without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Section 4(6) and/or Section 4(2) thereof, and Rule 506 promulgated thereunder, as a transaction by an issuer not involving any public offering.  We filed a Form D with the Commission on July 19, 2010 for this transaction and filed an amended Form D on July 28, 2010, to correct a typographical error.  DMRJ Group was an accredited investor as defined in Regulation D at the time of the transaction.  DMRJ Group delivered appropriate investment representations with respect to the shares and consented to the imposition of restrictive legends upon the stock certificate representing the shares.  It had not entered into the transaction with us as a result of or subsequent to any advertisement, article, notice, or other communication published in any newspaper, magazine, or similar media or broadcast on television or radio, or presented at any seminar or meeting.  Representatives of DMRJ Group were afforded the opportunity to ask questions of our management and to receive answers concerning the terms and conditions of the transaction.  No underwriting discounts or commissions were paid in connection with the preferred stock transaction.

In July 2010 we issued 25,000 shares to Marianne Havenstrite, wife of Rick Havenstrite, our president, for accounting services.  We also issued 15,000 shares to Linda Miller as a bonus for services performed on our Gold Hill project.  Further, we issued 60,000 shares to O. Jay Gatten, Brian G. Vinton, Oren S. Gatten, and Douglas D. Jensen, principals and employees of North American Exploration as incentive to perform permitting services for us on our Gold Hill project.  We further issued 400,000 shares to John Ryan, one of our directors, for accepting appointment as a director and for his prior services as a director.  All of the shares were issued under our 2008 Stock Option/Stock Issuance Plan without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission.   Each participant in the plan who received the shares was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities.  No underwriting discounts or commissions were paid in connection with the stock awards.

In September 2010 we issued 5,000 shares to Jamie Lloyd, legal assistant to Ronald N. Vance, our outside legal counsel, and 6,667 shares to Mr. Vance as bonuses for assisting management of the company with maintaining its corporate books and records.  All of the shares were issued under our 2008 Stock Option/Stock Issuance Plan without registration under the Securities Act by reason of the exemption from registration afforded by the provisions of Rule 701 promulgated by the Securities and Exchange Commission.   Each participant in the plan who received the shares was a natural person who provided bona fide services to the company, which services were not in connection with the offer or sale of securities in a capital raising transaction and not directly or indirectly used to promote or maintain a market for the company’s securities.  No underwriting discounts or commissions were paid in connection with the stock awards.

Item 16.  Exhibits and Financial Statement Schedules

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here-with
2.1 & 10.1	Agreement and Plan of Merger dated December 30, 2009, with Blue Fin Capital, Inc.	S-1	333-169701	2.1 &10.1	9/30/10
3.1	Amended and Restated Articles of Incorporation	S-1	333-169701	3.1	9/30/10
3.2	Certificate of Designations for Series A Preferred Stock	S-1	333-169701	3.2	9/30/10
3.3	Current Bylaws	S-1	333-169701	3.3	9/30/10
4.1	Form of Common Stock Certificate	S-1	333-169701	4.1	9/30/10
4.2	Form of Registration Rights Agreements, including list of selling shareholders	S-1	333-169701	4.2	9/30/10
4.3 & 10.2	2008 Stock Option/Stock Issuance Plan, including grant forms	S-1	333-169701	4.3 &10.2	9/30/10
4.4	Series A Preferred Stock Certificate	S-1	333-169701	4.4	9/30/10
4.5	Registration Rights Agreement dated July 14, 2010, with DMRJ Group I, LLC	S-1	333-169701	4.5	9/30/10
4.6	Lockup and Leak-Out Agreement dated July 24, 2009, with Clifton Mining Company	S-1	333-169701	5.6	9/30/10
4.7	Lockup and Leak-Out Agreement dated July 24, 2009, with Moeller Family Trust	S-1	333-169701	4.7	9/30/10
5.1	Opinion re Legality of Shares	S-1	333-169701	5.1	9/30/10

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Here-with
10.3	Amended and Restated Lease and Sublease Agreement effective July 24, 2009, with Clifton Mining Company and Woodman Mining Company	S-1	333-169701	10.3	9/30/10
10.4	Contract Assignment and Surety Transfer Agreement dated September 30, 2009, with Clifton Mining Company	S-1	333-169701	10.4	9/30/10
10.5	Amended and Restated Lease Agreement effective July 24, 2009, with Moeller Family Trust	S-1	333-169701	10.5	9/30/10
10.6	Investment Agreement dated July 14, 2010, with DMRJ Group I, LLC	S-1/A	333-169701	10.6	11/12/10
10.7	Form of Promissory Note dated July 14, 2010, to DMRJ Group I, LLC	S-1	333-169701	10.7	9/30/10
10.8	Security Agreement dated July 14, 2010, with DMRJ Group I, LLC	S-1	333-169701	10.8	9/30/10
10.9	Pledge Agreement dated July 14, 2010, with DMRJ Group I, LLC	S-1	333-169701	10.9	9/30/10
10.10	Loan Agreement dated November 18, 2009, with West C Street LLC and Ibearhouse LLC	S-1	333-169701	10.10	9/30/10
10.11	Amended Loan Agreement dated July 14, 2010, with West C Street LLC and Ibearhouse LLC	S-1	333-169701	10.11	9/30/10
10.12	Amended and Restated 15% Convertible Promissory Note dated July 14, 2010 with West C Street LLC	S-1	333-169701	10.12	9/30/10
10.13	Amended and Restated 15% Convertible Promissory Note dated July 14, 2010 with Ibearhouse LLC	S-1	333-169701	10.13	9/30/10
10.14	Employment Agreement dated September 1, 2010, with Robert E. Jorgensen*	S-1	333-169701	10.14	9/30/10
10.15	Employment Agreement dated September 1, 2010, with Rick Havenstrite*	S-1	333-169701	10.15	9/30/10
10.16	Consulting Agreement dated September 1, 2010, with Eric L. Moe*	S-1	333-169701	10.16	9/30/10
10.17	Consulting Agreement dated December 28, 2009 with Stuart Havenstrite	S-1	333-169701	10.17	9/30/10
10.18	Rental Agreement effective October 1, 2010, with Robert E. Jorgensen	S-1/A	333-169701	10.18	11/12/10
10.19	Rental Agreement effective October 1, 2009, with RMH Overhead, LLC	S-1/A	333-169701	10.19	11/12/10
10.20	Amendment dated November 8, 2010 to Investment Agreement dated July 14, 2010, with DMRJ Group I, LLC	S-1/A	333-169701	10.20	11/12/10
21.1	List of Subsidiaries	S-1	333-169701	21.1	9/30/10
23.1	Consent of Child, Van Wagoner & Bradshaw, PLLC, independent registered public accounting firm					X
23.2	Consent of Attorney (included in Exhibit 5.1)					--
23.3	Consent of McClelland Laboratories	S-1/A	333-169701	23.3	11/12/10

*Management contract, or compensatory plan or arrangement, required to be filed as an exhibit.

Item 17.  Undertakings

The undersigned registrant hereby undertakes:

 (1)         To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i)           Include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)          Reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)         Include any material or changed information with respect to the plan of distribution not previously disclosed in the registration statement or an material change to such information in the registration statement.

 (2)         That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)         To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)         That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)           Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 of Regulation C of the Securities Act;

(ii)          Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)        Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

[SIGNATURE PAGE TO FOLLOW]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Spokane, Washington, on December 9, 2010.

Desert Hawk Gold Corp.

By:	/s/ Robert E. Jorgensen
Robert E. Jorgensen, CEO

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Name	Title	Date

/s/ Robert E. Jorgensen	Chairman & CEO (Principal	December 9, 2010
Robert E. Jorgensen	Executive, Financial, and Accounting
Officer)

/s/ Rick Havenstrite	President & Director	December 9, 2010
Rick Havenstrite

/s/ Robert E. Knecht	Director	December 9, 2010
Robert E. Knecht

/s/ William McAndrews	Director	December 9, 2010
William McAndrews

/s/ John Ryan	Director	December 9, 2010
John Ryan

/s/ Eric L. Moe	Director	December 9, 2010
Eric L. Moe